UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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Gates Industrial Corporation plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy

April    , 2019

Dear Gates Shareholders:

You are cordially invited to attend the 2019 Annual General Meeting of Shareholders of Gates Industrial Corporation plc (the “AGM” or the “Meeting”)). The AGM will be held on May 23, 2019, at 10:00 am Mountain Time at the Company’s headquarters, 1144 Fifteenth Street, Denver, CO 80202. The attached Notice of Annual General Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Meeting.

In accordance with the Securities and Exchange Commission’s (the “SEC”) rule allowing companies to furnish proxy materials to their shareholders over the internet, the Company is primarily furnishing proxy materials to our shareholders of ordinary shares on the internet, rather than mailing paper copies of the materials (including our Annual Report on Form 10-K for the fiscal year ended December 29, 2018 (the “2018 Annual Report”)) to those shareholders. You may read, print and download our 2018 Annual Report and our Proxy Statement at www.proxydocs.com/GTES. On or about April    , 2019, we mailed shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access these materials and how to vote their shares. The Notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the internet.

Attached to this letter are a Notice of Annual General Meeting of Shareholders and the Proxy Statement, which describe the business to be conducted at the AGM. As a shareholder of Gates, you play an important role in our company by considering and taking action on these matters. We appreciate the time and attention you invest in making thoughtful decisions.

While most of our shareholders are unlikely to be able to attend the AGM in person, it is important that your shares be represented and voted at the Meeting. We encourage you to vote your shares as promptly as possible.

Thank you for your continued interest in our company.

Sincerely,

Ivo Jurek

Chief Executive Officer

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GATES INDUSTRIAL CORPORATION PLC

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 23, 2019

Notice is hereby given that the 2019 Annual General Meeting of Shareholders (the “AGM” or the “Meeting”) of Gates Industrial Corporation plc (“Gates” or the “Company”) will be held on May 23, 2019, at 10:00 am Mountain Time at the Company’s headquarters, 1144 Fifteenth Street, Denver, CO 80202. The AGM will be held for the following purposes:

1.	To elect the eight director nominees identified in this Proxy Statement.

2.	To conduct an advisory vote to approve named executive officer compensation.

3.	To conduct an advisory vote on the frequency of future advisory votes to approve named executive officer compensation.

4.

To conduct an advisory vote on the Company’s directors’ remuneration report (the “Directors’ Remuneration Report”) for the year ended December 29, 2018 (excluding the Directors’ Remuneration Policy (as defined below)) contained in Appendix A of this Proxy Statement in accordance with the requirements of the United Kingdom (the “U.K.”) Companies Act 2006 (the “Companies Act”).

5.

To approve the Company’s directors’ remuneration policy (the “Directors’ Remuneration Policy”) for the year ended December 29, 2018 contained in Appendix A of this Proxy Statement in accordance with the requirements of the Companies Act.

6.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 28, 2019.

7.

To re-appoint Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company’s shareholders).

8.

To authorize the Audit Committee of the Board of Directors of the Company (the “Board” or “Board of Directors”) to determine the remuneration of Deloitte LLP in its capacity as the Company’s U.K. statutory auditor.

9.

To authorize the Board of Directors, in accordance with section 551 of the Companies Act, to exercise all the powers of the Company to allot deferred shares in the Company (the “Deferred Shares”) up to an aggregate nominal amount equal to the amount standing to the credit of the Company’s merger reserve.

10.

To authorize, conditional on resolution 9 above being passed, the Board of Directors to capitalize a sum not exceeding the amount standing to the credit of the Company’s merger reserve, and to apply such sum in paying up in full the Deferred Shares and to allot such number of Deferred Shares as shall have an aggregate nominal value equal to such amount.

11.	To approve the reduction of the share capital of the Company by the cancelling and extinguishing of all of the Deferred Shares.

12.	To approve, for the purpose of creating distributable reserves, the cancellation of the balance standing to the credit of the Company’s share premium account.

13.	To approve an amendment to the Company’s Articles of Association to allow for general meetings to be held virtually.

14.	To authorize the Company and its subsidiaries, in accordance with sections 366 and 367 of the Companies Act, to make political donations and expenditures.

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15.	To transact such other business as may properly come before the AGM or any adjournment thereof.

The above proposals are more fully described in the Proxy Statement following this Notice, which shall be deemed to form a part of this Notice.

Our 2018 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, accompanies the Proxy Statement following this Notice.

You can vote and attend the AGM if you were a shareholder of record at the close of business on April 1, 2019.

It is important that your shares be represented and voted at the AGM. We encourage you to vote by internet or telephone, or complete, sign and return your proxy prior to the Meeting even if you plan to attend the AGM. If you later choose to revoke your proxy, you may do so at any time before it is exercised at the Meeting by following the procedures described under “Can I change my vote after I return my proxy card?” under the “Questions and Answers About the Meeting and Voting” section in the attached Proxy Statement.

By Order of the Board of Directors,

Jamey Seely

Executive Vice President, General Counsel, and

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 23, 2019:

The Notice of Internet Availability of Proxy Materials, Notice of Annual General Meeting of Shareholders,

Proxy Statement and 2018 Annual Report are available at www.proxydocs.com/GTES.

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PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 23, 2019

10:00 am Mountain Time

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the AGM?

At the AGM, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement. These matters include: the election of eight directors, an advisory vote to approve named executive officer compensation, an advisory vote on the frequency of future advisory votes to approve named executive officer compensation, an advisory vote on the Directors’ Remuneration Report, a proposal to approve the Directors’ Remuneration Policy, ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ended December 28, 2019, re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act, a proposal to authorize the Audit Committee of the Board to determine the remuneration of Deloitte LLP in its capacity as the Company’s U.K. statutory auditor, a proposal to allot Deferred Shares in the Company, a proposal to capitalize the Company’s merger reserve to pay up in full the Deferred Shares, a proposal to reduce the share capital of the Company by the cancellation of the Deferred Shares, a proposal to cancel the balance standing to the credit of the Company’s share premium account, a proposal to amend the Company’s Articles of Association to allow for general meetings to be held virtually and a proposal to allow the Company to make political donations and expenditures in accordance with the Companies Act. Management will be available to respond to questions from shareholders.

Who is entitled to vote at the AGM?

Only our shareholders of record at the close of business on April 1, 2019 (the “record date” for the Meeting), are entitled to receive notice of and to participate in the AGM. If you were a shareholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Meeting, or any postponement(s) or adjournment(s) of the Meeting. As of the record date, there were                 ordinary shares in the capital of the Company in issue, all of which are entitled to be voted at the Meeting.

Any corporation that is a shareholder of record may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at the AGM and the person so authorized shall (on production of a certified copy of such resolution at the Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of the Company. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote or votes of the other joint holder or holders, and seniority shall be determined by the order in which the names of the holders stand in the register.

What are the voting rights of the holders of our ordinary shares?

Holders of ordinary shares are entitled to one vote per share on each matter that is submitted to shareholders for approval.

Who can attend the Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the AGM. Please note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), in order to vote your shares at the AGM you must obtain a “legal proxy” from the bank, brokerage firm or other nominee that holds your shares. Directions to the AGM can be found at www.investors.gates.com/GTES.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Beneficial owners. If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in “street name” and you are considered the “beneficial owner”. As such, these proxy materials are being made available or forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares in accordance with the voting instruction form provided by your bank, broker, or other nominee.

Shareholders of record. If you are registered on the register of members of the Company in respect of ordinary shares, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company.

What constitutes a quorum?

The presence at the Meeting, in person or by proxy, of the holders of ordinary shares representing at least the majority of the voting rights of all shareholders entitled to vote at the Meeting will constitute a quorum, permitting the Meeting to conduct its business. If a quorum is not present at the Meeting, the director(s) present may adjourn the Meeting to a specified time and place not less than one day after the original date.

What vote is required to approve each item?

Subject to disenfranchisement in accordance with applicable law and/or the Company’s Articles of Association, each of resolutions shall be decided on a poll in accordance with the Company’s Articles of Association whereby each shareholder present in person or by proxy or by representative (in the case of a corporate shareholder) is entitled to one vote for every ordinary share held. The resolutions proposed in proposals 1 through 10 and 14 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such resolution will be approved by a simple majority of the votes cast in favor thereof.

With respect to the non-binding advisory resolutions in proposal 2 (regarding the advisory approval of named executive officer compensation), proposal 3 (regarding the frequency of future advisory votes to approve named executive officer compensation) and proposal 4 (regarding approval of the Directors’ Remuneration Report), the results of the vote are advisory and will not be legally binding on the Board or any committee thereof to take any or refrain from taking any action. However, our Board values the opinions of the shareholders as expressed through advisory votes and will carefully consider the outcome of the advisory votes.

The resolutions proposed in proposals 11 through 13 will be proposed as special resolutions, which means that, assuming a quorum is present, the resolutions will be approved if shareholders representing at least 75% of the votes cast in favor thereof.

Certain proposals on which you are being asked to vote are customary or required for public limited companies incorporated in England and Wales to present to shareholders at each annual general meeting. These proposals may be unfamiliar to shareholders accustomed to proxy statements for companies organized in other jurisdictions. Specifically, proposals 4, 5, 7, 8 and 14 are customary proposals, and may be mandated by English law.

The inspector of election for the AGM shall determine the number of ordinary shares represented at the Meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining a quorum. A “broker non-vote” occurs when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker lacks the authority to vote uninstructed shares at its discretion. Abstentions and “broker non-votes” will have no effect on any of the proposals as abstentions and broker non-votes are not considered votes cast and will not be counted as a vote either for or against these proposals.

What are the Board’s recommendations?

Our Board of Directors recommends a vote FOR the each of the proposals submitted for shareholder vote, and ONE YEAR with respect to the frequency of future advisory votes to approve named executive officer compensation.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted FOR proposals 1 and 2 and proposals 4 through 14, ONE YEAR with respect to proposal 3, and in accordance with the recommendation of our Board of Directors, FOR or AGAINST all other matters that may properly come before the AGM. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

If you are a shareholder of record, you may use any of the following methods to vote:

By Written Proxy. All shareholders of record who received proxy materials by mail can vote by returning the proxy card. If you received a Notice of Internet Availability or the proxy materials electronically, you may request a proxy card at any time by following the instructions on the Notice of Internet Availability or on the voting website.

By Telephone or Internet. All shareholders of record can vote by telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or through the internet using the procedures and instructions described on the Notice of Internet Availability or proxy card.

In Person. All shareholders of record may vote in person at the AGM. Street-name holders may vote in person at the AGM if they have a legal proxy, as described below.

If you are a street-name holder (that is, if you hold your shares through a bank, broker, or other holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker, or other holder of record. The availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process. If you are a street-name holder and wish to vote at the Meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote in person at the AGM.

All votes must be received by 10:00 a.m., Mountain Time on May 21, 2019. The return of a completed proxy card, or the submission of proxy instructions via the internet or by telephone, will not prevent a shareholder of record from attending and voting at the AGM. If you are a shareholder of record and have appointed a proxy and attend the AGM and vote in person, your proxy appointment will automatically be terminated.

Except as set out in the Notice of Internet Availability and Proxy Statement, all communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues should be sent to our transfer agent, Computershare Trust Company, N.A. at (800) 942-5909 or in writing at 250 Royall Street, Canton, MA 02021. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in the Notice of Internet Availability, Proxy Statement or in any related documents to communicate with the Company for any purpose other than those expressly stated.

Are my shares voted if I do not provide a proxy?

If you are a shareholder of record and do not provide a proxy, you must attend the AGM in order to vote. If you hold ordinary shares through an account with a bank or broker, your shares may be voted by the bank or broker on some matters if you do not provide voting instructions. Under New York Stock Exchange (“NYSE”) rules governing broker non-votes, proposals 1, 2, 3, 4, 5 and proposals 9 through 14 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at its discretion on such proposals. Proposals 6, 7 and 8 are considered routine matters, and a broker will be permitted to exercise its discretion to vote uninstructed shares on these proposals. This means that, if you do not provide voting instructions on proposal 6, 7 or 8, your broker may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 28, 2019, the re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor for the year ending December 28, 2019 and to authorize the Audit Committee to determine the remuneration of Deloitte LLP, but cannot vote your shares on any other matters being considered at the AGM.

Can I change my vote after I return my proxy card?

Yes. Shareholders may revoke a proxy and/or change their vote prior to the completion of voting at the AGM by:

•	signing another proxy card or voting instruction form with a later date and delivering it to the Corporate Secretary prior to 10:00 a.m., Mountain Time, on May 21, 2019;

•	voting again over the internet or by telephone prior to 10:00 a.m., Mountain Time, on May 21, 2019 (or, if you are a street name holder, such earlier time as your bank or broker may direct);

•	voting in person at the AGM if you are a shareholder of record or are a street-name holder that has obtained a legal proxy from your bank or broker; or

•	notifying the Corporate Secretary of the Company in writing prior to 10:00 a.m., Mountain Time, on May 21, 2019.

Who pays for costs relating to the proxy materials and AGM?

The costs of preparing, assembling and mailing this Proxy Statement, the Notice, the 2018 Annual Report, the proxy card, and the annual report and accounts for the year ended December 29, 2018, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

Shareholders’ requests under section 527 of the Companies Act

Under section 527 of the Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish a statement on a website setting out any matter relating to:

•	the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or

•	any circumstance connected with an auditor of the Company ceasing to hold office since the last annual general meeting.

The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with sections 527 or 528 of the Companies Act. Where the Company is required to place a statement on a website under section 527 of the Companies Act, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the AGM includes any statement that the Company has been required under section 527 of the Companies Act to publish on a website.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors unanimously recommends that shareholders vote “FOR” each nominee to serve as director.

What am I voting on?

The Company’s Articles of Association provide that each director shall retire from office at each annual general meeting of the Company and shall be eligible for re-election. The first proposal for consideration at the AGM is the election of each of the eight candidates named below as a director for a one-year term expiring at our 2020 annual general meeting of shareholders. Each nominee has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve. Ms. Karyn Ovelmen resigned from our Board of Directors on March 1, 2019 and will not be standing for re-election at the AGM.

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated each of the directors identified below as a nominee for a one-year term expiring at the 2020 annual general meeting of shareholders or until his or her successor is duly elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death. If any director nominee should become unavailable for election prior to the AGM, an event that currently is not anticipated by the Board, either the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly.

Set forth on the following pages is biographical and other background information concerning each nominee for director, as well as a discussion of the specific experience, qualification and skills of each director that helped lead the Board to conclude that each respective director should continue to serve as a member of the Board.

The form of shareholder resolutions for this proposal are set forth under the heading “Shareholder Resolutions for the 2019 Annual General Meeting” on page 56 of this Proxy Statement.

Composition of the Board of Directors

Our business and affairs are managed under the direction of our Board of Directors, which consists of eight directors, of whom Messrs. Ireland, Plant and Klebe and Mrs. Mains have affirmatively been determined by our Board of Directors to be independent. We are party to a shareholders agreement with certain affiliates of The Blackstone Group L.P. (“Blackstone” or our “Sponsor”). This agreement grants our Sponsor the right to designate nominees to our Board of Directors subject to the maintenance of certain ownership requirements in us. See “Certain Relationships and Related Person Transactions—Shareholders Agreement.”

Director Backgrounds

Name	Age	Position
David L. Calhoun	61	Director, Chairman of the Board
James W. Ireland, III	64	Director
Ivo Jurek	54	Director, Chief Executive Officer
Julia C. Kahr	40	Director
Terry Klebe	63	Director
Stephanie K. Mains	51	Director
John Plant	65	Director
Neil P. Simpkins	52	Director

David L. Calhoun has served as a director of Gates Industrial Corporation plc since its formation in September 2017 and has served as a director of Gates entities since 2014. He is a Senior Managing Director and

Head of Portfolio Operations of Blackstone and a Member of Blackstone’s Management and Executive Committees. Mr. Calhoun joined Blackstone in January 2014 and oversees a team within the portfolio operations group focused on creating and driving added value initiatives with Blackstone portfolio company CEOs. From 2014 to 2015 Mr. Calhoun served as Executive Chairman of the Board for Nielsen, a company he joined in 2006 as Chief Executive Officer, shortly after it was acquired by a consortium of private equity investors including Blackstone. Throughout his seven years’ tenure, Mr. Calhoun led Nielsen’s transformation into a leading global information and measurement company listed on the New York Stock Exchange (NLSN) and Standard & Poor’s 500 Index. Before Nielsen, Mr. Calhoun served as Vice Chairman of The General Electric Company and President and Chief Executive Officer of GE Infrastructure, the company’s largest business unit. During his distinguished twenty-six year tenure at GE, Mr. Calhoun ran multiple business units, including GE Lighting, GE Employers Reinsurance Co., GE Aircraft Engines, and GE Transportation (Aircraft and Rail). Earlier in his career at GE, he held a wide range of operating, finance, and marketing roles across the company, including within GE Plastics and GE Capital. In addition to Nielsen, Mr. Calhoun also serves on the Board of Directors of The Boeing Company and Caterpillar. He is the co-author with Rick Kash of the book “How Companies Win.” Mr. Calhoun is a member of Virginia Tech’s Pamplin Advisory Council, which advises the university on student and alumni issues.

James W. Ireland has served as a director of Gates Industrial Corporation plc since November 2018. From 2011 to 2018, Mr. Ireland served as President and Chief Executive Officer of General Electric Africa, a digital and industrial company focused on transforming the industry with machines that have software defined solutions. From 2007 until 2011, Mr. Ireland served as the President and Chief Executive Officer of General Electric’s Asset Management Group. From 1999 to 2007, Mr. Ireland was President of NBC Universal Television Stations and Network Operations (a General Electric wholly-owned subsidiary), one of the world’s leading media and entertainment companies in development, production, and marketing of entertainment, news and information to a global audience.

Ivo Jurek has served as a director of Gates Industrial Corporation plc since its formation in September 2017 and has served as our Chief Executive Officer and Director since May 2015. Mr. Jurek oversees and manages all of Gates’ departments and lines of products and services globally. As CEO, Mr. Jurek has led Gates to expand product lines in fluid power, power transmission, and strategically grow market share through acquisitions and joint ventures, while driving improved financial performance through increased plants efficiency. Mr. Jurek has a deep understanding of new technology development, manufacturing, distribution and international business markets. Prior to joining Gates, Mr. Jurek served as President of Eaton Electrical, Asia Pacific from November 2012. During that time, Mr. Jurek had management oversight of Eaton Electrical’s Asia Pacific portfolio which included optimizing manufacturing plants, identifying new markets, and assisting with the overall performance of the company. Prior to that, Mr. Jurek served as Group President for Cooper Power Systems—Cooper Bussmann with complete oversight of all business activities there and in significant general management positions in International Rectifier Corporation’s and TRW Inc.

Julia C. Kahr has served as a director of Gates Industrial Corporation plc since its formation in September 2017 and has served as a director of Gates entities since 2014. She is a Senior Managing Director of Blackstone’s Corporate Private Equity Group. Since joining Blackstone in 2004, she has been involved in the execution of Blackstone’s investments in SunGard, Encore Medical, DJ Orthopedics, Summit Materials and Gates. Before joining Blackstone, she was a Project Leader at the Boston Consulting Group, where she worked with companies in a variety of industries, including health care, financial services, media and entertainment and consumer goods. She is also the sole author of Working Knowledge, a book published by Simon & Schuster in 1998. She currently serves on the Board of Directors of DJ Orthopedics and Barry-Wehmiller Companies, Inc. and is also a member of the Board of Directors of Sheltering Arms, BRIC Arts Media and New York Public Radio.

Terry Klebe has served as a director of Gates Industrial Corporation plc since its formation in September 2017 and has served as a director of Gates entities since 2016. Mr. Klebe was previously Senior Vice President and Chief Financial Officer of Cooper Industries, a multinational industrial manufacturing company with 2010 revenues of $5.1 billion, from 2002 until his retirement in February 2010. Mr. Klebe continued to serve as vice chairman at Cooper through his retirement in April 2011. Mr. Klebe also served on the Board of Directors of Fairchild Semiconductors and as a head of Audit Committee until its sale.

Stephanie K. Mains, has served as a director of Gates Industrial Corporation plc since February 2019. Most recently, she served as President and CEO, ABB Electrification Products Industrial Solutions, a 2018 acquisition from GE. She led Industrial Solutions, a $2.6B leading provider of advanced technologies that distribute, protect and control electricity for a number of industrial, commercial, and residential applications around the world, from November 2015 until January 2019. Prior to Industrial Solutions, she served as Vice President of GE Distributed Power Global Services from March 2013 until October 2015, where she led a $2.2B global business servicing technologies that power the oil & gas, utilities, mining, and industrial segments. From March 2006 until March of 2013, she held positions of increasing responsibility from General Manager to Vice President, as she led the global build out and transformation of a $4B service operations for GE Energy-Power, the world’s leading provider of power equipment and services. Prior to joining GE Energy, she spent 17 years across multiple GE businesses in financial and transformational leadership positions, including CFO for GE Aviation Services Material Solutions, a $4B aftermarket business. Mrs. Mains holds a B.B.A in Finance from the University of Kentucky, USA.

John Plant has served as a director of Gates Industrial Corporation plc since its formation in September 2017 and has served as a director of Gates entities since 2015. Mr. Plant is the former Chairman of the Board, president and Chief Executive Officer of TRW Automotive, which was acquired by ZF Friedrichshafen AG in May 2015. He was a co-member of the Chief Executive Office of TRW Inc. from 2001 to 2003 and an Executive Vice President of TRW from its 1999 acquisition of Lucas Varity to 2003. Prior to TRW, Mr. Plant was President of Lucas Variety Automotive and managing director of the Electrical and Electronics division from 1991 through 1997. Mr. Plant currently serves as a director of Masco Corporation, Jabil Circuit Corporation and Chairman of Arconic. He is a board member of the Automotive Safety Council and also a Fellow of the Institute of Chartered Accountants.

Neil P. Simpkins has served as a director of Gates Industrial Corporation plc since its formation in September 2017 and has served as a director of Gates entities since 2014. He is a Senior Managing Director of Blackstone’s Corporate Private Equity Group. Since joining Blackstone in 1998, Mr. Simpkins has led the acquisitions of TRW Automotive, Vanguard Health Systems, Team Health, LLC, Apria Healthcare Group, Summit Materials, Change Healthcare, Inc. and Gates. Before joining Blackstone, Mr. Simpkins was a Principal at Bain Capital. While at Bain Capital, Mr. Simpkins was involved in the execution of investments in the consumer products, industrial, healthcare and information industries. Prior to joining Bain Capital, Mr. Simpkins was a consultant at Bain & Company in the Asia Pacific region and in London. He currently serves as a Director of Apria Healthcare Group, Change Healthcare, Inc. and Team Health, Inc. and served as a director of Summit Materials, Inc. from 2009 to 2018.

Director Qualifications

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the members of our Board of Directors considered the following important characteristics, among others:

•

Mr. Calhoun’s management perspective he brings to Board deliberations and his extensive management expertise at public companies, including as former Chief Executive Officer, Executive Chairman and director of Nielsen.

•	Mr. Ireland’s extensive management expertise, including as former Chief Executive Officer of General Electric Africa and General Electric’s Asset Management Group.

•	Mr. Jurek’s extensive business and industry experience as well as his experience leading Gates since May 2015.

•	Ms. Kahr’s extensive knowledge of a variety of different industries and her significant financial and investment experience from her involvement in Blackstone, including as Senior Managing Director.

•	Mr. Klebe’s extensive business and leadership experience, including as former Vice Chairman of Cooper Industries plc.

•

Mrs. Mains’ leadership and operational experience from her service in various senior management roles, including as former President and CEO, ABB Electrification Products Industrial Solutions and Vice President of GE Distributed Power Global Services.

•

Mr. Plant’s significant management and operational experience from his service in various senior management roles, including as former Chairman of the Board, President and Chief Executive Officer of TRW Automotive.

•	Mr. Simpkins’ significant financial and business experience, including as a Senior Managing Director in the Corporate Private Equity Group at Blackstone and former Principal at Bain Capital.

CORPORATE GOVERNANCE

Directors’ Independence and Controlled Company Exception

Our Sponsor holds more than a majority of the voting power of our ordinary shares eligible to vote in the election of our directors. As a result, we are a “controlled company” within the meaning of the NYSE corporate governance standards. Under these NYSE corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of our Board of Directors consist of independent directors, (2) that our Board of Directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that our Board of Directors have a nominating and governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. A company whose shares are listed on the NYSE that ceases to be a controlled company may continue to rely on these exemptions during transition periods prescribed by the NYSE. For at least some period, we intend to continue to utilize these exemptions.

The Board has affirmatively determined that Messrs. Ireland, Klebe and Plant and Mrs. Mains are independent under the NYSE listing standards, and that Ms. Ovelmen, who served on our Board until her resignation in March 2019, was independent during her tenure.

Board Meetings, AGM and Attendance

Directors are expected to attend Board meetings and meetings of committees on which they serve. In 2018, the Board of Directors met a total of five times. All directors attended at least 75 percent of the total meetings of the Board of Directors and the committees on which he or she served during his or her tenure during 2018. It is the policy of the Board of Directors that directors are invited to attend the AGM, although such attendance is not mandatory.

Board Structure

The Board believes that independent leadership is important. The Board also believes that, depending on what appears to be in the best interests of the Company and its shareholders at any given point in time, it should be able to choose whether the roles of Chairman of the Board and Chief Executive Officer are combined or separate. Therefore, the Board does not have a policy on whether the role of Chairperson and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairperson should be selected from the independent directors. Currently, Mr. David Calhoun serves as Chairman of the Board and Mr. Ivo Jurek serves as Chief Executive Officer.

In cases where the Board believes that the Chairman and Chief Executive Officer roles should be combined, pursuant to our Corporate Governance Guidelines, the independent directors may elect from among themselves an individual who acts as Lead Director. The Lead Director shall help coordinate the efforts of the independent and non-management directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management.

The Board’s Role in Succession Planning

The Board of Directors is responsible for the development, implementation and regular review of a succession plan for the Chief Executive Officer, and oversees and provides input to the CEO on succession planning for our other executive officers. Board members are expected to have a thorough understanding of the characteristics necessary for a Chief Executive Officer to execute on a long term strategy that optimizes operating performance, profitability and shareholder value creation. As part of its responsibilities under its charter, the Nominating and Governance Committee of the Board of Directors oversees the evaluation of management and oversees and approves the management continuity planning process. Additionally, it is the responsibility of the Nominating and Governance Committee to review and evaluate the succession plans relating to the Chief Executive Officer and other executive officers and to make recommendations to the Board with respect to the selection of individuals to occupy these positions. The ongoing succession process is designed to reduce vacancy, readiness and transition risks and develop strong leadership quality and executive bench strength. The succession plan for the Chief Executive Officer and other key employees is reviewed not less than annually with the Board of Directors in executive session.

The Board’s Role in Risk Oversight

Our Board exercises direct oversight of strategic risks to the Company. The Audit Committee reviews guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk, including the Company’s major financial risk exposures and the steps management takes to monitor and control such exposures. The Compensation Committee oversees risks relating to the Company’s compensation policies and practices. Each committee charged with risk oversight reports to the Board on those matters.

Additionally, with respect to cybersecurity risk oversight, our Board and our Audit Committee receive updates from our information technology team to assess the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks. In addition to such updates, our Board and our Audit Committee receive updates from management as to changes to the Company’s cybersecurity risk profile or significant newly identified risks.

Executive Sessions

To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at most Board meetings with no members of management present. Our Chairman presides over executive sessions.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The composition and responsibilities of each committee are described below. Our

Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until such member’s successor is duly elected and qualified or until such member’s earlier resignation, removal, retirement, disqualification, or death.

Each of the standing committees of the Board of Directors discussed below operate under written charters, which are available on our website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.” The information contained on, or accessible from, our website is not part of this Proxy Statement by reference or otherwise.

Audit Committee

Our Audit Committee consists of Mr. Klebe, Mr. Ireland and Mrs. Mains, with Mr. Klebe serving as chair. Our Audit Committee is responsible for, among other things:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	assisting the Board of Directors in evaluating the qualifications, performance and independence of our independent auditors;

•	assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;

•	assisting the Board of Directors in monitoring our compliance with legal and regulatory requirements;

•	reviewing the adequacy and effectiveness of our internal controls over financial reporting processes;

•	assisting the Board of Directors in monitoring the performance of our internal audit function;

•	reviewing with management and our independent auditors our annual and quarterly financial statements;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report that the rules and regulations of the SEC require to be included in our annual proxy statement.

The SEC rules and NYSE rules require us to have an Audit Committee comprised of solely independent directors. The Board has affirmatively determined that Messrs. Klebe and Ireland and Mrs. Mains qualify as independent directors under the NYSE listing standards and the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”). In addition, our Board of Directors has determined that Mr. Klebe is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Securities Act.

The Audit Committee held four meetings during 2018.

Compensation Committee

Our Compensation Committee consists of Mr. Simpkins, Mr. Calhoun and Ms. Kahr, with Mr. Simpkins serving as chair. The Compensation Committee is responsible for, among other things:

•

reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating our CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determining and approving our CEO’s compensation level based on such evaluation;

•

reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;

•	reviewing and recommending the compensation of our directors;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules;

•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and

•	reviewing and making recommendations with respect to our equity compensation plans.

The Compensation Committee held five meetings during 2018.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Mr. Simpkins, Mr. Calhoun and Ms. Kahr, with Mr. Simpkins serving as chair. The Nominating and Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board. The Nominating and Governance Committee may consider (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include age, gender and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. In addition, although the Nominating and Governance Committee considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. The Nominating and Governance Committee will consider the qualification of any candidate nominated by a shareholder in accordance with the Companies Act. The Nominating and Governance Committee will evaluate candidates recommended by shareholders on a substantially similar basis as it considers other nominees.

The Nominating and Governance Committee is also responsible for, among other things:

•	overseeing the evaluation of the Board of Directors and management;

•	reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and

•	recommending members for each committee of our Board of Directors.

The Nominating and Governance Committee held three meetings during 2018.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We maintain a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, which is posted on our website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.” Our Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website. The information contained on, or accessible from, our website is not part of this Proxy Statement by reference or otherwise.

Our Corporate Governance Guidelines set forth many of the practices, policies and procedures that provide the foundation of our commitment to strong corporate governance. The policies and practices covered in our Corporate Governance Guidelines include operation of the Board of Directors, Board structure, director independence and Board committees. Our Corporate Governance Guidelines are reviewed at least annually by our Nominating and Governance Committee and are revised as necessary or appropriate. Our Corporate Governance Guidelines are posted on our website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.”

Compensation Committee Interlocks and Insider Participation

During fiscal 2018, Mr. Simpkins, Mr. Calhoun and Ms. Kahr served on the Compensation Committee. None of these individuals has been an officer or employee of the Company or any of its subsidiaries at any time. In 2018, none of our executive officers served as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee.

Communications with the Board of Directors

Any shareholder or other interested party may communicate with our directors, individually or as a group, the Chairman or the non-management or independent directors as a group, by addressing such communications to the General Counsel and Corporate Secretary of the Company, 1144 Fifteenth Street, Denver, Colorado 80202, who will forward such communications to the appropriate party unless the communications are of a personal nature or not related to the duties and responsibilities of the Board of Directors, including, without limitation, junk mail, mass mailings, business solicitations, spam, surveys, and routine product or business inquiries.

Executive Officers

The following presents a brief biographical description of each of our executive officers (other than Mr. Jurek, whose biographical information appears above under “Director Backgrounds”).

Name	Age	Position
Roger C. Gaston	63	Executive Vice President—Human Resources
Grant Gawronski	56	Chief Commercial Officer
Walter T. Lifsey	60	Chief Operating Officer
David H. Naemura	49	Chief Financial Officer
Jamey S. Seely	47	Executive Vice President, General Counsel and Corporate Secretary

Roger C. Gaston has served as our Executive Vice President—Human Resources since January 2018 and served as Senior Vice President—Human Resources from August 2016. As Executive VP of Human Resources, Mr. Gaston works to build and enhance the Gates HR function globally. He oversees talent management, recruiting, benefits, labor relations, maintaining a healthy workforce, and talent development. Prior to Gates, Mr. Gaston worked as Senior Vice President- Human Resources for Avaya, a multibillion dollar enterprise telecommunications and solutions company, since 2006. At Avaya, Mr. Gaston oversaw all aspects of human resource management and industrial relations policies, practices and operations. Before Avaya, Mr. Gaston was a Corporate Vice President- Human Resources for Storage Technology Corp. from 2000 to 2005. Prior to Storage Technology Mr. Gaston served as the Senior Vice President, Human Resources for Toys R Us, Inc. from 1996-2000. A Chapter 11 petition for bankruptcy protection was filed by Avaya in January of 2017.

Grant Gawronski has served as Executive Vice President & Chief Commercial Officer since December 2018. His direct commercial responsibilities include the first-fit and replacement businesses in the Americas and EMEA regions, as well as the Company’s global oil & gas business. Mr. Gawronski joined Gates in 2017 as

President, Americas, and has broad leadership experience. Prior to joining the Company, Mr. Gawronski served as President, Electrical Industrial and Infrastructure for Eaton Corporation from 2012 to 2017. In that role, Mr. Gawronski oversaw a portfolio that included global oil and gas business units, the power quality business unit, and all Eaton electrical business units in Latin America and Canada. Prior to that, Mr. Gawronski served as Group President at Cooper Industries, and in significant general management positions at GE Lighting.

Walter Lifsey has served as our Chief Operating Officer since August 2015. As COO, Mr. Lifsey manages and oversees all manufacturing and operations globally for Gates, including the Operations function, HSE, Quality Assurance, Procurement and certain New Product Development. Mr. Lifsey has transformed manufacturing processes and procedures at Gates and is developing critical new assets and infrastructure for Gates globally. Prior to joining Gates, Mr. Lifsey served as Chief Operating Officer of View Inc., a world-class manufacturer of intelligent windows, where Mr. Lifsey was responsible for all aspects of manufacturing, product quality, manufacturing engineering, operational planning, and manufacturing information systems. Before his time at View, Mr. Lifsey served in various roles at Atmel Corporation beginning in 2006 before becoming their as Chief Operating Officer where he led global operations from May 2010 to November 2012. Prior to Atmel, he served in various senior management roles at International Rectifier and TRW Inc.

David Naemura has served as our Chief Financial Officer since March 2015. As CFO, Mr. Naemura manages Gates’ global corporate finance and accounting functions, including capital structure, resource allocation, financial reporting and the maintenance of our global internal control systems. Mr. Naemura also manages Information Technology and Gates’ mergers and acquisitions function. Previously, Mr. Naemura served as a Group CFO in Danaher Corporation starting in April 2012. While Group CFO, Mr. Naemura maintained responsibility for a diverse group of businesses in a variety of industrial and electronics end markets. Prior to serving in his Group CFO Role at Danaher Corporation, Mr. Naemura served as a Platform CFO in Danaher from June 2009 to March 2012. Mr. Naemura was also previously an operating company CFO in Danaher. Prior to Danaher, Mr. Naemura was employed by Tektronix Corporation since 2000, prior to their acquisition by Danaher Corporation in 2007. Mr. Naemura was also formerly an auditor.

Jamey Seely has served as our Executive Vice President, General Counsel and Corporate Secretary since September 2017. Prior to joining Gates, Ms. Seely served as Executive Vice President, General Counsel and Corporate Secretary for ION Geophysical overseeing all corporate matters, securities regulation and disclosure issues, corporate governance, litigation, executive compensation and a broad range of financings, joint ventures and strategic transactions. Prior to ION, Ms. Seely served as Senior Vice President of Alternative Energy for NRG Energy, Inc., with management and legal oversight of multiple new business and startup ventures related to enhanced oil recovery, solar power and nuclear project development. Prior to NRG Energy, Ms. Seely served as Vice President and General Counsel at Direct Energy and as a partner in the corporate and securities law group of Thompson & Knight LLP. Ms. Seely is licensed to practice in Texas and New York.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion & Analysis (“CD&A”) describes the compensation earned by or paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers serving in such capacities as of December 29, 2018 (collectively referred to as our “Named Executive Officers”). Our Named Executive Officers are listed below:

Name	Title
Ivo Jurek	Chief Executive Officer
David Naemura	Chief Financial Officer
Grant Gawronski	Chief Commercial Officer
Walter Lifsey	Chief Operating Officer
Jamey Seely	Executive Vice President, General Counsel and Corporate Secretary

Compensation Philosophy and Objectives

Our philosophy is to offer an executive compensation program that will enable us to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for our shareholders over the long term. In addition, our executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to our success. We also believe that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance. As described below, we believe that each element of our executive compensation program aligns with this philosophy.

Executive Compensation Structure

The material elements of our executive compensation program include base salary, an annual, short-term incentive plan that is tied, in part, to Company financial performance, long-term incentive opportunities, broad-based employee benefits, limited perquisites and severance coverage, all of which are described below.

Corporate Governance Highlights

What We Do (Best Practice)	What We Don’t Allow

•  Separate the roles of Chairman and Chief Executive Officer

•  Enforce strict insider trading policies

•  Set stock ownership guidelines for executives and directors

•  Limit perquisites and other benefits

•  Incorporate change-in-control provisions that are consistent with market practice

•  No hedging or pledging of Company stock by executives or directors

•  No change-in-control severance multiple in excess of three times salary and target bonus

•  No excise tax or income tax gross-ups (except in the event of relocation)

•  No incentive funding when Company performance on a metric does not meet threshold requirements for such metric under our annual short-term incentive plan

•  No guaranteed compensation

Executive Compensation Determination Process

Role of Board and Management. The Compensation Committee provides assistance to our Board for oversight of our executive compensation program. Our Board has historically taken into account multiple factors, such as considering the responsibilities, performance, contributions and experience of each Named Executive Officer and compensation in relation to other employees and other equivalent roles.

In addition, the Board takes into account our Chief Executive Officer’s judgment and knowledge of our industry when considering recommendations for executive officer compensation. Our Chief Executive Officer annually reviews each executive officer’s and Named Executive Officer’s performance with the Board and recommends an appropriate base salary, annual incentive target opportunity and annual incentive payout and, if applicable, grant of long-term equity incentive award. Based upon the recommendations of our Chief Executive Officer and the other considerations described below and in consideration of the executive compensation philosophy described above, the Board approves the annual compensation packages for our executive officers other than our Chief Executive Officer.

The Board annually reviews our Chief Executive Officer’s performance, base salary, annual incentive target opportunity and outstanding long-term incentive awards and approves any changes to the Chief Executive Officer’s compensation package in light of such review. Our Chief Executive Officer does not participate in deliberations regarding his own compensation.

Timing of Compensation Decisions. Pay recommendations for our executives, including the Named Executive Officers, are made by the Compensation Committee at its second scheduled meeting of the fiscal year, typically held in February around the same time we report our fourth quarter and year-end financial results for the preceding fiscal year (the “February meeting”). This timing allows the Compensation Committee to have a complete financial performance picture prior to making compensation decisions.

Compensation decisions with respect to prior year performance, as well as annual equity awards and target performance levels under our incentive plans for the current year are typically made at this February meeting. Any equity awards recommended by the Compensation Committee at this meeting are reviewed by the Board and, if approved, are dated on the date of the Board meeting held later that day or the following day. The exception is grants to executives who are promoted or hired from outside the Company during the year. These executives may receive compensation changes or equity grants effective or dated, as applicable, as of the date of their promotion, hiring date, or other Board approval date.

Role of the Independent Compensation Consultant. We have retained an independent compensation consultant, Aon (the “Consultant”), to support the oversight and management of our executive compensation program.

In fiscal 2018, the Consultant performed a variety of work, including but not limited to: attending Compensation Committee meetings and preparing materials and analysis for any program changes; advising the Compensation Committee on executive compensation trends and regulatory developments; providing a comprehensive risk assessment of our compensation programs; reviewing our peer group; providing a total compensation study to assist in comparing our compensation program against peer companies’ programs; providing advice to the Compensation Committee on governance best practices, as well as any other areas of concern or risk; reviewing and commenting on proxy statement disclosure items, including preparation of this CD&A; advising the Compensation Committee on executive and directors’ pay recommendations; and providing advice and guidance on new performance-based restricted stock unit documentation.

The Compensation Committee has assessed the independence of the Consultant as required by the NYSE rules. The Compensation Committee reviewed its relationship with the Consultant and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Compensation Committee concluded that the Consultant is independent and there are no conflicts of interest raised by the work performed by the Consultant.

Peer Group. Additionally, in 2017, the Consultant performed a competitive pay study to assist the Compensation Committee in its review and evaluation of executive and director compensation. The Consultant developed, and the Compensation Committee approved, a peer group of fifteen companies based on the following criteria:

•	publicly-traded companies within similar GICS code classifications;

•	peer companies used by the potential peer companies within the similar GICS codes;

•	management and Board recommendations;

•	companies with annual revenues of approximately 0.4x to 3x Gates’ annual revenues; and

•	companies with enterprise values of approximately 0.2x to 5x Gates’ expected total enterprise value.

The peer group used to assist with 2018 compensation decisions consisted of the following companies:

Peer Group

Actuant Corporation	Flowserve Corporation	Nordson Corporation
AMTEK, Inc.	Franklin Electric Co.	Regal Beloit Corporation
Colfax Corporation	Graco, Inc.	Rexnord Corporation
Donaldson Company, Inc.	IDEX Corporation	SPX Corporation
EnPro Industries, Inc.	Lincoln Electric Holdings	The Timken Company

What We Pay and Why: Elements of Compensation

Our executive compensation program is designed to recognize an executive’s scope of responsibilities, leadership ability and effectiveness in achieving key performance goals and objectives. As an executive’s level of responsibility within Gates increases, so does the percentage of total compensation that is linked to performance in the form of variable compensation. We also provide various retirement and benefit programs and modest, business-related benefits as discussed below.

Base Salary. Base salaries for our Named Executive Officers in 2018 were determined by the Compensation Committee after consideration of: (1) the Chief Executive Officer’s recommendations (for all Named Executive Officers other than the Chief Executive Officer); (2) breadth, scope and complexity of the executive’s role; (3) internal equity; (4) current compensation; (5) tenure in position and prior tenure in related roles (excepting Gates); (6) market pay levels; and (7) individual performance. Base salaries are reviewed annually or at other times when appropriate and may be increased from time to time pursuant to such review.

Effective January 1, 2018, we adjusted the base salary of Mr. Jurek (from $900,000 to $945,000) and Mr. Lifsey (from $548,625 to $610,000) to reward performance as well as to better align their compensation to the market. Mr. Jurek’s base salary increase also reflected a one-time salary adjustment that was provided to offset the elimination of automobile allowances beginning in 2018. Effective January 1, 2018, Mr. Naemura also received a similar one-time salary adjustment (from $595,000 to $610,000) to offset the elimination of automobile allowances beginning in 2018. Additionally, in connection with his promotion in December 2018, Mr. Gawronski’s annual base salary was increased from $500,000 to $600,000, effective December 1, 2018. The Summary Compensation Table below shows the base salary earned by each Named Executive Officer during fiscal 2018.

Annual Incentive Plan. We provide an annual incentive opportunity under the Gates Global Bonus Plan (the “Annual Plan”) to (1) reward certain employees, including our Named Executive Officers, for achieving specific performance goals that would advance our profitability; (2) drive key business results; and (3) recognize individuals based on their contributions to those results.

Payouts under the 2018 Annual Plan were based on a combination of the achievement of our financial performance goals in the fiscal year (the “Gates Financial Performance Factor”), which fund the Annual Plan, and the Named Executive Officer’s performance during the fiscal year against his or her individual performance goals (the “Individual Performance Factor”).

Gates Financial Performance Factor. The Gates Financial Performance Factor sets the funding levels for the Annual Plan. The Board, after an evaluation of possible financial performance measures, determined to continue to use Adjusted EBITDA (50%), Free Cash Flow (30%) and Revenue (20%) as the financial performance measures for 2018. The Board determined that these financial performance measures were critical indicators of our performance for 2018 and, when combined, contributed to sustainable growth. Financial performance for these measures was determined 100% at a company-wide level. The Annual Plan financial performance measures are described below.

Performance Measure	Definitions
Adjusted EBITDA (50%)	Adjusted EBITDA under the Annual Plan is defined in substantially the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures,” of our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, except it does not include foreign exchange impacts if greater than an absolute value of $10 million.

Free Cash Flow (30%)	Calculated as Adjusted EBITDA (as defined for purposes of the Annual Plan as described immediately above), less capital expenditures, plus or minus the change in average trade working capital; measured as an annualized average against actual performance.

Revenue (20%)	Revenue under the Annual Plan is defined as consolidated revenue as reflected in our financial statements, excluding the impacts of acquisitions made during the fiscal year.

The Compensation Committee has reserved the ability to adjust the actual financial performance results to exclude the effects of extraordinary, unusual or infrequently occurring events. The weighted achievement factor for each of the financial performance measures will be determined by multiplying the weight attributed to each performance measure by the applicable achievement factor for each measure. For each of the performance measures, the achievement factor will be determined by calculating the payout percentage against the target goal based on a pre-established scale. Funding attainment with respect to these performance measures can range from:

•	no funding for performance below the threshold requirement level;

•	50% of target incentive for achieving 95% of the target performance requirement; and

•	150% of target incentive for achieving 105% of the target performance requirement.

If achievement with respect to any performance measure falls between the threshold and target, or between the target and maximum, earned award amounts for that particular performance measure will be interpolated on a straight-line mathematical basis (and rounded to the nearest whole number). If achievement with respect to any performance measure does not reach threshold, then that measure will be deemed to have 0% attainment.

The following table outlines the calculation of the funding attainment based on the pre-established scale.

Measure	Weighting	Threshold (50% Funding for 95% of Target)	Target (100% Funding)	Maximum (150% Funding for 105% of Target)	2018 Attainment ($)		2018 Attainment (%)	2018 Recommendation (%)
		(Dollars in Millions)
Adjusted EBITDA	50%	$708.8	$746.1	$783.4	$751.4		107%	107%
Free Cash Flow	30%	$529.0	$556.8	$584.6	$553.5	(1)	94%	75%
Revenue	20%	$3,148.8	$3,316.8	$3,446.4	$3,331.9		106%	106%
Total							103%	97%

(1)

For fiscal 2018, the Compensation Committee adjusted the Free Cash Flow results to exclude $30.0 million of incremental capital expenditures that were approved by the Board following the establishment of the financial performance targets for fiscal 2018 under the Annual Plan.

Notwithstanding the establishment of the performance components and the formula for determining the funding levels as described above, the Compensation Committee has the ability to exercise positive or negative discretion and award a greater or lesser amount to fund the Annual Plan than the amount determined by the above formula if, in the exercise of its business judgment, the Compensation Committee determines that a greater or lesser amount is warranted under the circumstances. For 2018, based on management’s recommendation, the Compensation Committee used its discretion to reduce the attainment percentage for Free Cash Flow from 94% to 75%, which resulted in the total attainment percentage being reduced from 103% to 97%.

After the Gates Financial Performance Factor is calculated and the “pool” is set to fund bonus payouts, our Chief Executive Officer has the discretion to determine how that pool is allocated throughout the organization (excluding with respect to himself). This is done by adjusting the Gates Financial Performance Factor either upward or downward for each functional area or geographic region based on the performance of that specific functional area or geographic region. For fiscal 2018, our Chief Executive Officer exercised his discretion to adjust the Gates Financial Performance Factor for certain of the functional areas applicable to the other Named Executive Officers.

Individual Performance Factor. Each Named Executive Officer’s Individual Performance Factor was determined based on both financial and non-financial objectives appropriate for each Named Executive Officer’s position. For 2018, we selected the following individual performance goals for each of our Named Executive Officers:

•	Operational Excellence: Improvements in operational efficiency/productivity.

•	Building Organizational Capacity: Increasing talent pipeline within the organization; attracting and developing talent and growing organizational capacity.

•	Financial Goals: Achieving our annual financial plan.

Actual amounts paid under the Annual Plan were calculated by multiplying each Named Executive Officer’s base salary in effect on December 31, 2018 by (i) his or her Annual Plan target bonus opportunity (which is reflected as a percentage of base salary), (ii) the final Gates Financial Performance Factor and (iii) the Individual

Performance Factor. There is no maximum on the discretionary components of the Annual Plan. The following table illustrates the calculation of the annual cash incentive awards payable to each of our Named Executive Officers under the 2018 Annual Plan based on 2018 financial performance and individual performance.

Name	Base Salary ($)	Target Bonus (% of Base Salary)	Target Bonus Opportunity ($)	Combined Performance Factor (%)*	Actual Payout ($)
I. Jurek	$945,000	150%	$1,417,500	98%	$1,389,150
D. Naemura	$610,000	115%	$701,500	98%	$687,470
G. Gawronski(1)	$600,000	75.85%	$455,096	100%	$455,096
W. Lifsey	$610,000	100%	$610,000	93%	$567,300
J. Seely	$425,000	70%	$297,500	95%	$282,625

*	The final percentage after applying the Gates Financial Performance Factor and the Individual Performance Factor.
(1)

During fiscal 2018, Mr. Gawronski’s target incentive percentage was increased from 75% to 85% in connection with his promotion in December 2018. Accordingly, Mr. Gawronski’s target incentive opportunity for fiscal 2018 was calculated using a pro-rated target incentive percentage based on the time spent in each role.

Sign-on and Discretionary Bonuses. From time to time, we may award sign-on and discretionary bonuses. Sign-on bonuses are used only when necessary to attract highly skilled officers to the Company. Generally they are used to incentivize candidates to leave their current employers, or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers. No sign-on or discretionary bonuses were awarded to any of the Named Executive Officers in 2018.

Long-Term Incentive. We believe that our Named Executive Officers’ long-term compensation should be directly linked to the value we deliver to stockholders. Equity awards to our Named Executive Officers are designed to provide long-term incentive opportunities over a period of several years.

Historically, grants have not been made on an annual basis, and instead were made upon an executive’s commencement of employment with us, when an executive receives a promotion into a more senior-level position or to reward performance. In connection with the IPO, we adopted the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan (the “2018 Omnibus Incentive Plan”), a market-based long-term incentive program which allows for awards of a mix of performance shares, stock options and restricted shares. The 2018 Omnibus Incentive Plan is informed by the peer group and broader public company practice and is consistent with our compensation objective of providing a long-term equity incentive opportunity that aligns compensation with the creation of stockholder value and achievement of business goals.

2018 Grants. The Compensation Committee determined that the size, structure, and value of the pre-IPO grants were sufficient incentive for 2018 and therefore no additional equity grants were made in 2018, except for one time grants under the 2018 Omnibus Incentive Plan to Mr. Gawronski and Ms. Seely described below.

During 2018, we made a special one-time grant of stock options under the 2018 Omnibus Incentive Plan to each of Mr. Gawronski and Ms. Seely. Ms. Seely’s award consisted of 80,000 stock options which were granted to reward performance and in recognition of her contributions toward the completion of the IPO. Mr. Gawronski received a grant of 220,000 stock options to better align his compensation with market practices. The grant date fair values of these awards, calculated in accordance with Accounting Standards Codification Topic 718 (“Topic 718”), are reported in the Summary Compensation Table below. The stock options vest ratably on each of the first four anniversaries of the grant date, subject to the executive’s continued employment. For more information regarding the stock options, including the vesting criteria, see the section entitled “Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table” below.

2014 Incentive Plan and Co-Invest Shares. Our pre-IPO long-term incentive program consisted of awards under the 2014 Omaha Topco Ltd. Stock Incentive Plan, which was assumed by Gates Industrial Corporation plc and renamed the Gates Industrial Corporation plc Stock Incentive Plan in connection with the pre-IPO reorganization (the “2014 Incentive Plan”), permitting our Named Executive Officers to obtain shares in Omaha Topco. In connection with the assumption by Gates of the awards under the 2014 Omaha Topco Ltd. Stock Incentive Plan, Omaha Topco options were converted into Gates options and the exercise prices were adjusted to ensure that the options received were of equivalent economic value to the legacy Omaha Topco options. Additionally, Omaha Topco restricted stock units were converted into Gates restricted stock units.

The stock options granted under our 2014 Incentive Plan have four equally-weighted tiers. Tier I is subject to a five-year pro rata vesting schedule, and the remaining tiers are subject to vesting upon Blackstone’s achievement of specified internal rates of return or multiple of investment targets. Vesting of Tier I may accelerate upon specified events, and, for grants awarded prior to May 2017, vesting of Tiers II – IV may continue past separation of service upon specified events. For more information regarding the stock options, including the vesting criteria, see the section entitled “Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table” below. Going forward, equity incentive awards will be made pursuant to the 2018 Omnibus Incentive Plan.

Prior to our IPO, certain of our Named Executive Officers and other eligible employees were provided with the opportunity to invest in Omaha Topco’s common stock. We considered this investment opportunity an important part of our equity program at the time because it encouraged stock ownership and aligned the investing Named Executive Officers’ financial interests with those of Omaha Topco’s stockholders. In connection with the IPO and the assumption by Gates of the awards under the 2014 Omaha Topco Ltd. Stock Incentive Plan, Omaha Topco shares were converted into Gates ordinary shares. Messrs. Jurek and Naemura participated in the program and invested 149,118 and 27,743 shares, respectively.

2019 Long-Term Incentive.

In February 2019, our Compensation Committee approved the first annual long-term incentive grant (the “2019 LTI”) under the 2018 Omnibus Incentive Plan to incentivize long-term business performance as well as to promote retention. The 2019 LTI is comprised of 33% time-based vesting restricted stock units (“RSUs”), 33% time-based vesting stock options and 34% performance based RSUs (“PRSUs”). Each of the RSUs and options will vest in equal annual installments on the first three anniversaries of the grant date, subject to the executive’s continued employment through the vesting date.

The awards under the 2019 LTI were granted on February 22, 2019. The target total grant date fair values for each of Messrs. Jurek’s, Naemura’s, Gawronski’s and Lifsey’s and Ms. Seely’s awards were $4,500,000, $1,382,260, $1,548,000, $1,551,840 and $658,750, respectively. The post-termination vesting and the exercise rights of the options under the 2019 LTI are substantially the same as the rights that apply to the options granted Mr. Gawronski and Ms. Seely in 2018 and described under the heading “Narrative Disclosure Relating to the Summary Compensation Table and Grants of Plan-Based Awards—Equity-Based Awards—2018 Grants”. In addition, Mr. Jurek was awarded a one-time special grant of time-based stock options with a grant date fair value of $4,500,000. These options are premium priced options which have an exercise price of $19.00 per share and vest in equal installments on the third, fourth and fifth anniversary of the grant date.

With respect to the RSUs, in the event of a termination for any reason other than death or disability prior to the vesting of the RSUs, all unvested shares of RSUs shall be forfeited. The RSUs will fully vest in the event of a termination due to death or disability and immediately prior to a change in control.

The PRSUs provide that 50% of the award will generally vest if the Company achieves a certain level of average annual Adjusted Return on Invested Capital (“Adjusted ROIC”) and the remaining 50% of the PRSUs will generally vest if the Company achieves certain Relative Total Shareholder Return (“Relative TSR”) goals, in each case, measured over a three year performance period. The total number of PRSUs that vest at the end of the performance period will range from 0% to 200% as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale.

Payouts for achievement between the performance levels will be determined based on a straight line interpolation of the applicable payout range. The PRSU awards will vest at the end of the three-year performance period, subject to the Named Executive Officer’s continued employment through the end of the applicable performance period, and are paid out after the certification of the performance results by the Compensation Committee.

If the executive’s employment terminates for any reason other than as described below, all unvested PRSUs will be forfeited. Upon death or disability during the performance period, PRSUs representing a pro-rata portion of the number of PRSUs that would have vested based on the Company’s actual performance for the entire performance period will be eligible to vest on a pro-rata basis based on days employed during the performance period. Upon a change in control during the performance period, the PRSUs will vest based on the Company’s Relative TSR performance as measured through the date of the change in control and Adjusted ROIC as measured through the most recently completed fiscal quarter relative to the performance criteria determined by the Compensation Committee. Additionally, a target number of PRSUs will vest if a change in control occurs within the first six months of the performance period.

Other Aspects of Our Compensation Programs

Retirement Benefits. We offer the following retirement benefits to eligible U.S.-based employees, including our Named Executive Officers, as specified below. Additional details about the Gates Corporation Supplemental Retirement Plan (the “Supplemental Retirement Plan”), as it applies to our Named Executive Officers, is included in the “2018 Nonqualified Deferred Compensation” section of this Proxy Statement.

Plan	Description
Gates MatchMaker 401(k) Plan	A qualified defined contribution retirement benefit available to eligible U.S. employees (as defined in the plan document) that is intended to qualify as a profit sharing plan under Section 401(k) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

Supplemental Retirement Plan	A funded, nonqualified plan that provides our executives, including our Named Executive Officers, benefits similar to the Gates MatchMaker 401(k) Plan but without an employer match, the Code contribution and earnings limitations.

We offer a defined contribution retirement benefit to all eligible U.S. participants through the Gates MatchMaker 401(k) Plan. The Gates MatchMaker 401(k) Plan provides employees with individual retirement accounts funded by (1) an automatic Gates-paid contribution of 3% of employee eligible earnings, and (2) a Gates-paid match on employee contributions dollar-for-dollar on the first 3% of eligible earnings that the employee contributes. The Code sets maximum limitations on employee contributions for participants and as well as limitations on the earnings upon which employee/employer contributions may be made. Our plans comply with the maximums under the Code as established and amended from time to time.

We currently offer participation in the Supplemental Retirement Plan to specified U.S. employees that include the Named Executive Officers. This plan is a nonqualified deferred compensation plan that provides participants with two benefit opportunities:

1.	Non elective employer contribution. A 6% employer contribution (the “Retirement Contribution”) on eligible earnings that exceed Section 401(a)(17) of the Code’s dollar limits.

2.

Compensation Deferral Opportunity. The Supplemental Retirement Plan permits participants to defer up to 80% of base salary and 80% of bonus compensation. There is no employer paid matching contribution on these deferrals.

These deferrals are in addition to amounts participants may defer in the Gates MatchMaker 401(k) Plan.

Other Benefits. We provide other benefits to the Named Executive Officers that we believe are necessary to compete for executive talent. The additional benefits for the Named Executive Officers generally consist of a parking subsidy, tax preparation services and an executive annual physical examination. Tax gross-ups are provided to our executive officers, including the Named Executive Officers, for certain relocation benefits which are provided in connection with an executive’s commencement of employment with us. The specific amounts attributable to the 2018 other benefits provided to the Named Executive Officers are set forth in the “All Other Compensation” column of the Summary Compensation Table of this Proxy Statement.

We also provide other benefits such as medical, dental and short-term disability coverage to each Named Executive Officer, which are identical to the benefits provided to all other eligible U.S.-based employees. Our executive officers, including our Named Executive Officers, also receive enhanced benefits that are not available to other employees, such as relocation assistance and enhanced life, accidental death and dismemberment (“AD&D”) and long-term disability insurance benefits. Specifically, all Named Executive Officers were eligible for enhanced life and AD&D insurance benefits in the following amounts in 2018: 3x base salary up to $2,000,000 (for Messrs. Naemura, Gawronski and Lifsey and Ms. Seely), and 3x base salary up to $3,000,000 (for Mr. Jurek). In addition, all Named Executive Officers were eligible for enhanced long-term disability insurance benefits of 66.7% of their salary (up to $20,000/month). The individual disability insurance plan is offered to executives with an income of over $360,000, including the Named Executive Officers, to cover annual income in excess of $360,000. The plan provides an additional $10,000 of monthly benefit above the group disability plan. We also provide vacation and paid holidays to all employees, including the Named Executive Officers. All of the Named Executive Officers were eligible for four weeks of vacation in 2018.

Change in Control and Severance Benefits. The Board believes that the Named Executive Officers are better able to perform their duties with respect to any potential proposed corporate transaction without concern for the impact of the transaction on their individual employment with carefully structured change-in-control and severance benefits. In addition, the Board believes that the interests of our stockholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions. We provide limited single-trigger change-in-control benefits to certain of our Named Executive Officers in their equity grant agreements and pursuant to the Supplemental Retirement Plan.

In connection with the IPO, we adopted the Executive Severance Plan and Executive Change in Control Plan. The Executive Severance Plan provides for severance payments upon certain terminations of employment to our Named Executive Officers and other senior executives who are expected to make substantial contributions to our success and thereby provides for stability and continuity of operations. The Named Executive Officers are generally provided with severance payments for a period of two years for Mr. Jurek (who will receive the sum of two times base salary plus two times previous year bonus), one year for Mr. Naemura (who will receive the sum of one times base salary plus one times previous year bonus) and two years for the other Named Executive Officers (who will receive two times base salary) should his or her employment be terminated either by us without “cause” or by the executive for “constructive termination.” The Executive Severance Plan also provides for reimbursement for reasonable outplacement and provides health and dental benefit continuation assistance.

The Executive Change in Control Plan provides double-trigger benefits to Mr. Jurek and all of our executive vice presidents (including each of the Named Executive Officers), regional presidents and select senior vice presidents. The Executive Change in Control Plan serves to encourage these key executives to carry out their duties and provide continuity of management in the event of a “change in control” of Gates. The Named

Executive Officers are generally provided with payments in the amount of two and one-half times base salary plus target bonus (for Mr. Jurek) and one and one-half times base salary plus target bonus (for the other Named Executive Officers) should his or her employment be terminated either by us without “cause” or by the executive for “constructive termination” within the two-year period following a change in control. The Executive Change in Control Plan also provides for reimbursement for reasonable outplacement and provides life and long-term disability insurance and health and dental benefit continuation assistance. The benefits provided under both the Executive Severance Plan and the Executive Change in Control Plan are contingent upon the affected Named Executive Officer’s execution and non-revocation of a general release of claims and compliance with specified restrictive covenants. See “Potential Payments upon a Termination or Change in Control,” which describes the payments to which each of the Named Executive Officers may be entitled under the Executive Severance Plan and the Executive Change in Control Plan.

Clawback Policy. We have adopted a clawback policy for incentive compensation. Under the policy, if the Compensation Committee determines that incentive compensation of its current and former Section 16 officers (or any other current and former employee designated by the Board or the Compensation Committee) was overpaid, in whole or in part, as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law), and such restatement was caused or contributed, directly or indirectly, by such employee’s fraud, willful misconduct or gross negligence, then the Compensation Committee will determine, in its discretion, whether to seek to recover or cancel any overpayment of incentive compensation paid or awarded based on the inaccurate financial information or restated results. The clawback policy and our 2018 Omnibus Incentive Plan also provide that if a covered person engages in any detrimental activity (as defined in our 2018 Omnibus Incentive Plan) as determined by the Compensation Committee, the Compensation Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of such covered person’s outstanding awards; or (ii) forfeiture by the covered person of any gain realized on the vesting or exercise of awards, and prompt repayment of any such gain to us.

Stock Ownership Guidelines. We have adopted an executive stock ownership program for our Named Executive Officers and other executives. Each of our Named Executive Officers is expected to own our ordinary shares in the following amounts:

Chief Executive Officer	5 times base salary
All other Named Executive Officers	3 times base salary

Any Named Executive Officer who does not meet the threshold will be required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 29, 2018.

Submitted by the Compensation Committee of our Board of Directors:

Neil P. Simpkins, Chair

David Calhoun

Julia C. Kahr

Summary Compensation Table

The following table sets forth the compensation for the 2016, 2017 and 2018 fiscal years for Messrs. Jurek, Naemura and Lifsey, the 2017 and 2018 fiscal years for Ms. Seely and the 2018 fiscal year for Mr. Gawronski.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)(5)
Ivo Jurek	2018	$943,269	—	—	—	$1,389,150	—	$201,983	$2,534,402
Chief Executive	2017	$900,000	—	—	$749,472	$2,025,000	—	$195,305	$3,869,777
Officer	2016	$900,000	—	—	—	$1,750,000	—	$128,898	$2,778,898

David Naemura	2018	$609,423	—	—	—	$687,470	—	$110,023	$1,406,916
Chief Financial	2017	$572,789	$22,212	—	—	$1,026,375	—	$113,058	$1,734,434
Officer	2016	$509,135	—	—	—	$823,000	—	$56,373	$1,388,508

Grant Gawronski,	2018	$503,846	—	—	$1,700,600	$455,096	—	$36,527	$2,696,069
EVP, Chief Commercial Officer

Jamey Seely,	2018	$425,000	—	—	$618,400	$282,625	—	$62,842	$1,388,867
EVP, General	2017	$120,962	$180,000	—	$635,250	$148,601	—	$45,256	$1,130,069
Counsel and Corporate Secretary

Walt Lifsey,	2018	$607,640	—	—	—	$567,300	—	$96,532	$1,271,472
Chief Operating	2017	$541,592	—	—	—	$822,938	—	$80,795	$1,445,325
Officer	2016	$507,885	—	—	$335,220	$627,000	—	$469,575	$1,939,680

(1)

The amounts reported in the “Salary” column consist of base salary earned in fiscal 2018. The following base salary increases were effective January 1, 2018: Mr. Jurek (from $900,000 to $945,000; Mr. Naemura (from $595,000 to $610,000); and Mr. Lifsey (from $548,625 to $610,000). Additionally, in connection with his promotion in December 2018, Mr. Gawronski’s annual base salary was increased from $500,000 to $600,000, effective December 1, 2018.

(2)

The amounts reported in the “Option Awards” column for 2018 represent the grant date fair value of the time-based options granted under our 2018 Omnibus Incentive Plan to Mr. Gawronski and Ms. Seely calculated in accordance with Topic 718 using a Black-Scholes valuation model. For information regarding the assumptions used in determining the fair value of these awards, please refer to Note 18, Share-Based Compensation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018.

(3)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column include amounts earned by Named Executive Officers under the Annual Plan. The terms of the Annual Plan are described more fully above in the “What We Pay and Why: Elements of Compensation—Annual Incentive Plan.”

(4)

The amounts reported in the “All Other Compensation” column for 2018 reflect the sum of: (1) the amounts contributed by Gates to the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan, which are calculated on the same basis for all participants, including the Named Executive Officers; (2) relocation benefits (where applicable) and a related gross-up; and (3) the cost of all other executive benefits that are required to be reported by SEC rules. The material provisions of the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan are described in the “2018 Nonqualified Deferred Compensation” section of this Proxy Statement.

The narrative following the table below describes these components of All Other Compensation:

Name	Company Contributions to Gates MatchMaker 401(k)(a)	Company Contributions to Gates Executive Supplemental Retirement Benefit Plan(b)	Relocation(c)	Tax Gross-ups(d)	Other Benefits(e)	Total
I. Jurek	$16,500	$161,596	—	—	$23,886	$201,983
D. Naemura	$16,500	$81,648	—	—	$11,875	$110,023
G. Gawronski	$16,500	$13,731	—	—	$6,297	$36,527
J. Seely	$16,500	$28,716	$5,428	$2,214	$9,984	$62,842
W. Lifsey	$16,500	$69,335	—	—	$10,698	$96,532

(a)

Company Contributions to Gates MatchMaker 401(k) Plan. Gates makes matching contributions on 100% up to 3% of eligible earnings deferred by all eligible participants, including Named Executive Officers, in accordance with the Gates MatchMaker 401(k) Plan. Gates also makes a non-elective contribution to all eligible participants, including Named Executive Officers, in an amount equal to 3% of eligible earnings, subject to Code limitations.

(b)

Company Contributions to the Supplemental Retirement Plan. Gates makes a Retirement Contribution of 6% of eligible compensation on behalf of all eligible participants, including the Named Executive Officers, under the Supplemental Retirement Plan for eligible compensation that exceeds Section 401(a)(17) of the Code.

(c)

Relocation. Gates provides relocation benefits to its newly hired executive officers, including Named Executive Officers, that include home finding assistance, home purchase assistance (including reimbursement of closing costs and limited inspection fees), home sale assistance (marketing and closing cost assistance), moving household goods and a lump sum for miscellaneous expenses of $6,500.

(d)	Tax Gross-Ups. Gates provides a reimbursement for taxable moving expenses.
(e)

Other Benefits. Certain additional limited benefits are made available to executives, including the Named Executive Officers. The aggregate incremental cost of these benefits is included for each Named Executive Officer in the “All Other Compensation” column of the Summary Compensation Table, but the individual values for each item are not required to be disclosed under SEC rules because none of them exceeded the greater of $25,000 or 10% of the total amount of personal benefits for each Named Executive Officer. In general, these benefits include a parking subsidy, reimbursement of gym membership fees (used by Ms. Seely) and tax preparation services. Gates also makes available executive physicals to all Named Executive Officers (only used by Mr. Jurek in 2018). Amounts reported also include the full value of the premiums paid by Gates with respect to the enhanced life, AD&D and long-term disability insurance benefits provided to the Named Executive Officers.

2018 Grants of Plan-Based Awards

The following table provides information on bonus opportunity ranges under the 2018 Annual Plan for, and stock options granted in 2018 to, each of our Named Executive Officers.

		Estimated Future Payouts under non-equity incentive plan awards ($)			All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Threshold	Target	Maximum
I. Jurek(1)		$141,750	$1,417,500	—
D. Naemura(1)		$70,150	$701,500	—
G. Gawronski(1)		$45,510	$455,096	—
2018 Options(2)	3/9/2018				220,000	$17.72	$1,700,600
J. Seely(1)		$29,750	$297,500	—
2018 Options(2)	3/9/2018				80,000	$17.72	$618,400
W. Lifsey(1)		$61,000	$610,000	—

(1)

The amounts located in the first row for each Named Executive Officer represent the cash-based award opportunity range under the 2018 Annual Plan, the terms of which are summarized under “What We Pay and Why: Elements of Compensation—Annual Incentive Plan” above. For purposes of this table and threshold level disclosure, we assumed that the lowest weighted of the three performance measures achieved the threshold level of attainment (in other words, 10% of the target award was earned) and the Individual Performance Factor was set at 100%. Additionally, discretion can be used to reduce the payment to zero. Annual Plan payments, if earned, are contingent upon the Named Executive Officer remaining in continuous employment through the payment date. The calculation uses each Named Executive Officer’s base salary as of December 31, 2018. During fiscal 2018, Mr. Gawronski’s target incentive percentage was increased from 75% to 85% in connection with his promotion in December 2018. Accordingly, Mr. Gawronski’s target incentive opportunity for fiscal 2018 was calculated using a pro-rated target incentive percentage based on the time spent in each role. The actual amount earned by each Named Executive Officer for 2018 is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

Represents time-based stock options granted under our 2018 Omnibus Incentive Plan to Ms. Seely and Mr. Gawronski in 2018. The grant date fair value of the stock options is calculated in accordance with ASC Topic 718 using a Black-Scholes valuation model. See Footnote (2) to the Summary Compensation Table.

Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table

Employment Agreements

Previously, Messrs. Jurek, Naemura and Lifsey entered into employment agreements with us in connection with their commencement of employment. In connection with the adoption of the Executive Severance Plan and the Executive Change in Control Plan, each of Messrs. Jurek, Naemura and Lifsey agreed to terminate their existing employment agreements with us.

Equity-Based Awards

2018 Grants

Mr. Gawronski and Ms. Seely were awarded stock options under the 2018 Omnibus Incentive Plan on March 9, 2018 to better align Mr. Gawronski’s compensation to the market and to reward Ms. Seely’s performance and contributions toward the completion of the IPO in the amount of 220,000 and 80,000 stock options respectively. No other long-term equity incentive awards were granted to the Named Executive Officers in fiscal 2018.

The stock options granted to Mr. Gawronski and Ms. Seely in 2018 are time-based and vest ratably on each of the first four anniversaries of the grant date, subject to the executive’s continued employment.

In connection with a termination for “cause” (as defined under the 2018 Omnibus Incentive Plan), all outstanding vested and unvested options will immediately terminate and expire. Any part of Mr. Gawronski’s or Ms. Seely’s stock option award that is vested upon termination of employment for any reason other than death or disability or a voluntary termination of employment will generally remain outstanding and exercisable for 90 days following the termination of employment. This period is shortened to 60 days if the executive voluntarily terminates his or her employment, and is extended to 12 months if employment is terminated due to death or disability. If the termination occurs during a blackout period, the executive will be able to exercise the vested options within 30 days following the end of the blackout period.

If Mr. Gawronski or Ms. Seely engages in any detrimental activity (as defined in the 2018 Omnibus Incentive Plan) as determined by the Compensation Committee, the Compensation Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of such individual’s outstanding options; or (ii) forfeiture by the individual of any gain realized on the exercise of the options or the disposition of any ordinary shares received upon exercise of the options, and prompt repayment of any such gain to us.

See “Potential Payments upon a Termination or Change in Control—Long-Term Incentive Awards” below for a description of the potential vesting under the Named Executive Officers equity awards in connection with a Change in Control or certain terminations of employment.

Pre-IPO Option Grants

Prior to the IPO, our Named Executive Officers, other than Mr. Gawronski, received grants of stock options under the 2014 Incentive Plan. As discussed under “Long-Term Incentive—2014 Incentive Plan,” in connection with the IPO and the assumption by Gates of the awards under the 2014 Omaha Topco Ltd. Stock Incentive Plan, Omaha Topco options were converted into Gates options and the exercise prices were adjusted to ensure that the options received were of equivalent economic value to the legacy Omaha Topco options.

The stock options are divided into four equally weighted tranches referred to as “Tiers” for vesting purposes. Tier I of the stock options (25% of the total award) is subject to time-based vesting restrictions that vest 20% on each of the first five anniversaries of the grant date or vesting reference date, as applicable. Tiers II, III and IV (each 25% of the total) are subject to exit-based vesting and will vest and become exercisable if either the specified internal rate of return or multiple of investment targets noted below are achieved:

•

Tier I Options. Tier I options (25% of the total award) are subject to time-based vesting that vest 20% on each of the first five anniversaries of the grant date or vesting reference date, as applicable, subject to the participant’s continued employment.

•

Tier II Options. Tier II options (25% of the total award) vest and become exercisable, if, prior to July 3, 2022, and on or after the date that Blackstone has sold at least 25% of the maximum number of the shares that it held in Omaha Topco to any unaffiliated person or group or has sold all or substantially all of the assets of Omaha Topco to any unaffiliated person or group (any such date, a “Liquidity Event”), Blackstone receives net cash proceeds together with any dividends or distributions received, in each case, in respect of its Omaha Topco shares sold that results in either (i) a return of at least 2.0 times the amount of its cumulative invested capital or (ii) an annual internal rate of return of at least 15% on its cumulative invested capital, in each case, subject to the participant’s continued employment.

•

Tier III Options. Tier III options (25% of the total award) vest and become exercisable, if, on or after a Liquidity Event, Blackstone receives net cash proceeds together with any dividends or distributions received, in each case, in respect of its Omaha Topco shares sold that results in either (i) a return of at least 2.5 times the amount of its cumulative invested capital or (ii) an annual internal rate of return of at least 20% on its cumulative invested capital, in each case, subject to the participant’s continued employment.

•

Tier IV Options. Tier IV options (25% of the total award) vest and become exercisable at the same time, and subject to the same conditions, as the Tier II Options. However, the Tier IV options have an exercise price greater than the fair market value of one share of Omaha Topco common stock on the date of grant of such options.

Any part of a Named Executive Officer’s stock option award that is vested upon termination of employment by us without “Cause” or by the Named Executive Officer for “good reason” (as such terms are defined in the stock option agreements), will generally remain outstanding and exercisable for 90 days following the termination of employment. This period is shortened to 30 days if the Named Executive Officer resigns without good reason and no grounds for a termination by us for Cause exists, and is extended to 12 months if employment is terminated due to death or Disability. Vested options will immediately terminate if the Named Executive Officer’s employment is terminated by us for Cause, if the Named Executive Officer resigns without good reason when grounds for Cause exist or if there is a restrictive covenant violation. Any vested options that are not exercised within the applicable post-termination exercise window will terminate. Any part of a Named Executive Officer’s stock option award that vests following a termination without Cause, for good reason or due to death or Disability, will generally remain outstanding and exercisable for 60 days following the date such option vested. In each case, the exercise period will be shortened to the expiration date of the stock option, if earlier. See “Potential Payments upon a Termination or Change in Control—Long-Term Incentive Awards” below for a description of the potential vesting that each of these Named Executive Officers may be entitled to in connection with a Change in Control or certain terminations of employment.

By accepting a grant of options pursuant to the 2014 Incentive Plan and the stock option award agreement, our Named Executive Officers agreed to certain restrictive covenants, including an indefinite covenant not to disclose confidential information and not to disparage us, and, during each of the executive’s employment and for the one-year period following any termination of employment (or such longer period as the Named Executive Officer is eligible to receive severance payments from us), covenants related to non-competition and non-solicitation of employees, customers or suppliers.

In addition, as a condition to receiving his or her equity-based awards and in connection with investments in our common stock, each Named Executive Officer was required to enter into a subscription agreement , which, along with the award agreement, generally govern the Named Executive Officers’ rights with respect to any shares of our common stock purchased or acquired on exercise of vested stock options.

If a Named Executive Officer materially breaches any of these restrictive covenants contained in the stock option award agreement, then we have the right to “claw back” and recover any gains the Named Executive Officer may have realized with respect to his or her shares acquired under the terms of the stock option agreement or pursuant to the subscription agreement, as applicable. If the Named Executive Officer (i) is terminated for “Cause” (as defined in the respective Named Executive Officer’s employment agreements), (ii) voluntarily resigns when grounds exist for “Cause” or (iii) violates a restrictive covenant, then we have the right to repurchase his or her shares, including any shares issuable or issued upon the exercise of any options for the lesser of (a) fair market value (measured as of the purchase date) and (b) cost.

Pre-IPO RSU Grants

Prior to the IPO, Mr. Gawronski received a grant of RSUs under the 2014 Incentive Plan which were converted into Gates RSUs in connection with the IPO.

One-third of the outstanding RSUs vest on each of the first and second anniversaries of the grant date, with the remaining outstanding RSUs vesting on the third anniversary of the grant date, subject to Mr. Gawronski’s continued employment through each applicable vesting date. If Mr. Gawronski’s employment is terminated for any reason, all unvested RSUS will be cancelled immediately without consideration.

By accepting a grant of RSUs pursuant to the 2014 Incentive Plan and the RSU award agreement, Mr. Gawronski agreed to certain restrictive covenants, discussed above under “—Pre-IPO Option Grants.” In addition, as a condition to receiving his RSU award, Mr. Gawronski was required to enter into a management equity agreement. Pursuant to the management equity agreement, we have the right to “claw back” any gains or repurchase shares with respect to Mr. Gawronski’s RSUs under the circumstances discussed above under “—Pre-IPO Option Grants.”

See “Potential Payments upon a Termination or Change in Control—Long-Term Incentive Awards” below for a description of the potential vesting under Mr. Gawronski’s equity awards in connection with a Change in Control.

Outstanding Equity Awards at December 29, 2018

The following table provides information regarding outstanding equity awards held by each Named Executive Officer as of December 29, 2018.

				Option Awards					Stock Awards
Name	Grant Date			Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
I. Jurek	5/18/2015	Tier I	(1)	610,343	406,896	—	$6.56	5/18/2025
	5/18/2015	Tier II		—	—	1,017,239	$6.56	5/18/2025
	5/18/2015	Tier III		—	—	1,017,239	$6.56	5/18/2025
	5/18/2015	Tier IV		—	—	1,017,239	$9.84	5/18/2025
	5/2/2017	Tier I	(1)	27,099	108,397	—	$7.87	5/2/2027
	5/2/2017	Tier II		—	—	135,496	$7.87	5/2/2027
	5/2/2017	Tier III		—	—	135,496	$7.87	5/2/2027
	5/2/2017	Tier IV		—	—	135,496	$11.80	5/2/2027
D. Naemura	3/30/2015	Tier I	(1)	223,157	148,771	—	$6.56	3/30/2025
	3/30/2015	Tier II		—	—	371,928	$6.56	3/30/2025
	3/30/2015	Tier III		—	—	371,928	$6.56	3/30/2025
	3/30/2015	Tier IV		—	—	371,928	$9.84	3/30/2025
G. Gawronski	12/4/2017	RSU							50,863	$670,374
	3/9/2018	Options	(5)	—	220,000	—	$17.72	3/9/2028
J. Seely	9/19/2017	Tier I	(1)	20,980	83,922	—	$13.44	9/19/2027
	9/19/2017	Tier II		—	—	104,902	$13.44	9/19/2027
	9/19/2017	Tier III		—	—	104,902	$13.44	9/19/2027
	9/19/2017	Tier IV		—	—	104,902	$20.16	9/19/2027
	3/9/2018	Options	(5)	—	80,000	—	$17.72	3/9/2028
W. Lifsey	8/24/2015	Tier I	(1)	150,400	100,268	—	$6.56	8/24/2025
	8/24/2015	Tier II		—	—	250,668	$6.56	8/24/2025
	8/24/2015	Tier III		—	—	250,668	$6.56	8/24/2025
	8/24/2015	Tier IV		—	—	250,668	$9.84	8/24/2025
	5/12/2016	Tier I	(1)	33,874	50,811	—	$6.56	5/12/2026
	5/12/2016	Tier II		—	—	84,685	$6.56	5/12/2026
	5/12/2016	Tier III		—	—	84,685	$6.56	5/12/2026
	5/12/2016	Tier IV		—	—	84,685	$9.84	5/12/2026

(1)	Represents Tier I time-vesting stock options held by the Named Executive Officers as of December 29, 2018. The Tier I options vest 20% on each of the first five anniversaries of the grant date.
(2)

Represents Tier II, III and IV exit-vesting stock options held by the Named Executive Officers as of December 29, 2018. The Tier II, III and IV exit-vesting options become vested when and to the extent specified internal rate of return or multiple of investment targets are achieved by Blackstone as described in the “—Narrative Disclosure Relating to the Summary Compensation Table and Grants of Plan-Based Awards—Equity-Based Awards” section above.
(3)

Represents time-vesting RSUs held by Mr. Gawronski as of December 29, 2018. One-third of the RSUs vest on each of the first and second anniversaries of the grant date, with the remaining outstanding RSUs vesting on the third anniversary of the grant date.

(4)

Reflects the aggregate market value of the unvested time-vesting RSUs, based on a price of $13.18 per ordinary share, which was the share price of the Company’s ordinary shares on December 28, 2018, the last trading day of the fiscal year.

(5)

Represents time-vesting stock options granted during 2018 to Mr. Gawronski and Ms. Seely. The options vest ratably on each of the first four anniversaries of the grant date, subject to the executive’s continued employment.

2018 Option Exercises and Stock Vested

The following table provides information regarding our Named Executive Officers’ option exercises and stock that vested during 2018.

Name	Option Awards		Stock Awards
	# of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	# of Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ivo Jurek	—	—	—	—
David Naemura	—	—	—	—
Grant Gawronski	—	—	25,430	$375,601
Jamey Seely	—	—	—	—
Walt Lifsey	—	—	—	—

(1)	Based on a $14.77 share price, which was the closing price of the Company’s ordinary shares on the trading day prior to the vesting date.

2018 Nonqualified Deferred Compensation

The Company offers to its executives, including all of the Named Executive Officers, the opportunity to participate in the Supplemental Retirement Plan. The table below provides information as of December 29, 2018, for those Named Executive Officers who were eligible to participate in this plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings (Losses) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
I. Jurek	138,915	161,596	(34,539)	—	738,892
D. Naemura	—	81,648	(9,508)	—	193,583
G. Gawronski	—	13,731	—	—	13,731
J. Seely	—	28,716	—	—	28,716
W. Lifsey	—	69,335	(6,124)	—	150,873

(1)

This column reflects 2018 Annual Plan bonuses earned by the Named Executive Officers with respect to the last fiscal year that have been deferred on a voluntary basis. Only Mr. Jurek elected to defer 10% of his 2018 Annual Plan bonus. Mr. Jurek’s deferral amount is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

This column contains contributions by us with respect to the last fiscal year under the Supplemental Retirement Plan, which provides for benefits in excess of amounts permitted to be contributed under our Gates MatchMaker 401(k) Plan as a result of Section 401(a)(17) of the Code. As a result, participants are eligible to receive a retirement contribution paid by the Company in an amount equal to 6% of eligible compensation that exceeds Section 401(a)(17) of the Code, which is earned in 2018 and paid in the first quarter of 2019. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

(3)

Because amounts included in this column do not include above-market or preferential earnings, none of these amounts are included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)

The following amounts reported in the “Aggregate Balance at Last Fiscal Year End” column were reported as compensation in the Summary Compensation Table for Fiscal 2017: Mr. Jurek: $472,920; Mr. Naemura: $121,443 and Mr. Lifsey: $87,662.

Narrative to 2018 Nonqualified Deferred Compensation Table

We currently offer participation in the Supplemental Retirement Plan to specified U.S. employees including the Named Executive Officers. This plan is a nonqualified deferred compensation plan that provides participants with two benefit opportunities:

1.	Non elective employer contribution. A 6% employer contribution (the “Retirement Contribution”) on eligible earnings that exceed Section 401(a)(17) of the Code’s dollar limits.

2.	Compensation Deferral Opportunity. Participants may defer up to 80% of base salary and 80% of bonus compensation. There is no employer paid matching contribution on these deferrals.

These deferrals are in addition to amounts participants may defer in the Gates MatchMaker 401(k) Plan. Each Named Executive Officer who participates in the deferral feature of the Supplemental Retirement Plan is 100% vested in that portion of their account that is attributable to elective deferrals. In June 2017, a Rabbi trust to hold plan assets was established and the Rabbi trust was funded in January 2018.

The amounts deferred are credited to accounts selected by the Named Executive Officer that mirror the investment alternatives available in the Gates MatchMaker 401(k) Plan. During fiscal 2018, participants were permitted to select the investment alternatives in which they wanted their accounts to be deemed to be invested and were credited with earnings and/or losses based on the performance of the relevant investments. Participants were able to periodically change the investment elections for their accounts during fiscal 2018. A Named Executive Officer’s vested account will commence to be paid at the earliest to occur of the following events: (1) the specified date elected by the participant (provided the date specified is at least two years from the end of the Supplemental Retirement Plan year in which the contribution to the Supplemental Retirement Plan is made); (2) the participant’s Disability (as defined in the Supplemental Retirement Plan); (3) the participant’s termination of employment; (4) the participant’s death; or (5) upon a Change in Control (as defined in the Supplemental Retirement Plan). If the distribution is made on account of a termination of employment (other than death), the vested account will be distributed in accordance with the form of distribution as elected (a single lump-sum or in annual installments over two, three, four or five years). If a distribution is made on account of death, the participant’s vested account will be distributed to his or her beneficiary in a single lump-sum as soon as practicable following the participant’s death, regardless of the form of benefit elected. If a distribution is made on account of a termination of employment for any reason other than Disability or death, distribution of a lump-sum or the first installment will be made or begin as soon as possible after the first day of the seventh month following the termination of employment. If a distribution is made on account of Disability or death, the distribution will be made or begin as soon as possible on the first day of the month following the payment event. If a distribution is made on account of a specified date or Change in Control, the distribution will be made or begin as soon as is reasonably practical, but in no event later than the last day of the calendar year.

Potential Payments upon a Termination or Change in Control

Summary of Potential Payments

Severance and other benefits that are payable upon a termination of employment or upon a change in control under the Executive Severance Plan and Change in Control Plan are described below. The table following this narrative discussion summarizes the amounts that would have been payable upon termination or a change in control under certain circumstances to Named Executive Officers, assuming that their employment terminated on December 28, 2018.

Executive Severance Plan. In connection with our IPO, we adopted the Executive Severance Plan. The Executive Severance Plan provides for severance payments upon certain terminations of employment to our Named Executive Officers and other executive officers who are expected to make substantial contributions to our success and thereby provide for stability and continuity of operations. All of our Named Executive Officers participate in the Executive Severance Plan pursuant to individual participation agreements.

The Executive Severance Plan provides that, if we terminate the employment of a Named Executive Officer for any reason other than “cause”, death or disability, or if the Named Executive Officer terminates other than for a “constructive termination,” then the Named Executive Officer will be entitled to receive:

•

salary continuation payments in an amount equal to (a) the sum of two times base salary and two times previous year bonus for Mr. Jurek, (b) the sum of one times base salary and one times previous year bonus for Mr. Naemura and (c) two times base salary for each other Named Executive Officer, paid in substantially equal installments over a period of 24 months (12 months for Mr. Naemura);

•

the Named Executive Officer’s annual bonus under the Annual Plan as earned (without the adjustment for an individual performance factor) for the year in which the separation occurs (pro-rated for days of service during the fiscal year), payable concurrently with cash bonus payments to other employees under the Annual Plan;

•

cash payments in an amount equal to the total amount of Gates’ portion of the monthly COBRA insurance premiums for participation in the health and dental benefit programs in which the Named Executive Officer participated immediately prior to separation, payable monthly for each month of the welfare continuation period, which is for a period of 24 months; and

•

reimbursement for reasonable outplacement services which are directly related to the Named Executive Officer’s termination and which are incurred only during a six-consecutive month period that ends within or with the 12-month period following the termination of the Named Executive Officer’s employment.

For these purposes, “cause” and “constructive termination” have the meanings ascribed to such terms in the Executive Severance Plan.

Our Executive Severance Plan contains a “best-of-net” provision. With a “best-of-net” provision, if any of the participants is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance the participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.

Named Executive Officers are not entitled to payments under the Executive Severance Plan if they are entitled to receive payment under the Executive Change in Control Plan discussed below. In addition, in order to receive payments under the Executive Severance Plan, the Named Executive Officer must execute and not revoke a release of claims against us and continue to comply with confidentiality, non-compete, non-solicitation and non-disparagement covenants during each of the executive’s employment and for the one-year period following any termination of employment (or such longer period as the Named Executive Officer is eligible to receive severance payments from us).

Executive Change in Control Plan. In connection with our IPO we adopted the Executive Change in Control Plan in which all of our executive officers, including each Named Executive Officer, participate pursuant to individual participation agreements. The Executive Change in Control Plan serves to encourage these key executives to carry out their duties and provide continuity of management in the event of a “change in control” of Gates.

If a change in control occurs and the Named Executive Officer’s employment is terminated by us or a successor for reasons other than “cause” or is terminated voluntarily by the individual for “constructive termination,” in each case within the period beginning 90 days prior to the consummation of a change in control and ending on the second anniversary of the date of such change in control, then the Executive Change in Control Plan generally provides that the individual would be entitled to receive:

•

a lump-sum payment in the amount of two and one-half times base salary plus target bonus amount (for Mr. Jurek) and one and one-half times base salary plus target bonus amount (for the other Named Executive Officers);

•	a lump-sum payment equal to the executive’s target bonus amount in effect prior to the change in control (pro-rated for days of service during the fiscal year);

•

cash payments in an amount equal to the total amount of the monthly COBRA insurance premiums for participation in the health and dental benefit programs as well as the monthly premiums for the life and long-term disability insurance benefit programs in which the Named Executive Officer participated immediately prior to separation, payable monthly for each month of the welfare continuation period, which is equal to 30 months for Mr. Jurek and 24 months for each other participating Named Executive Officer; and

•

reimbursement for reasonable outplacement services which are directly related to the Named Executive Officer’s termination and which are incurred only during a six-consecutive month period that ends within or with the 12-month period following the termination of the Named Executive Officer’s employment.

For these purposes, “change in control”, “cause” and “constructive termination” have the meanings ascribed to such terms in the Executive Change in Control Plan.

Neither plan contains a single trigger or a modified single trigger for benefits. In addition, the Executive Change in Control Plan does not provide for benefits upon death or disability following a change in control.

Our Executive Change in Control Plan contains a “best-of-net” provision. With a “best-of-net” provision, if any of the participants is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance the participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.

To the extent a payment or benefit that is paid or provided under the Executive Change in Control Plan would also be paid or provided under the terms of another plan, program, agreement, arrangement or legal requirement, the executive would be entitled to payment under the Executive Change in Control Plan or such other applicable plan, program, agreement, arrangement or legal requirement, whichever provides for greater benefits, but would not be entitled to benefits under both the Executive Change in Control Plan and such other plan, program, agreement, arrangement or legal requirement.

In addition, in order to receive payment and benefits under the Executive Change in Control Plan, the Named Executive Officer must execute and not revoke a release of claims against Gates and continue to comply with confidentiality, non-compete and non-solicitation covenants during each of the executive’s employment and for the one-year period following any termination of employment (or such longer period as the Named Executive Officer is eligible to receive severance payments from us).

Annual Plan

Messrs. Jurek, Naemura, Gawronski and Lifsey and Ms. Seely participated in the Annual Plan. For fiscal 2018, the Annual Plan provided that a participant had to be an employee at the time of a payout in order to receive a payout under the Annual Plan, except (i) in the case of death, Disability (as defined in the Annual Plan) or Retirement (as defined in the Annual Plan), (ii) if such payment was required by local law or individual employment agreement, or (iii) under the terms of a Gates-approved severance arrangement (referred to as “Termination with Severance”). In the case of death, Disability or Retirement, the bonus payout would have been calculated based on the target achievement of annual financial performance targets (without the adjustment for an individual performance factor), and prorated to reflect the number of full months worked for us by the participant in the year of such termination. In the case of Termination with Severance, the bonus payout would have been calculated in accordance with the Executive Severance and Change in Control Plans, as applicable.

Long-Term Incentive Awards

Pre-IPO Option Grants

For Messrs. Jurek, Naemura and Lifsey, vesting of one additional “tranche” of the Tier I time-vesting options will accelerate upon termination of employment by (i) the Company without Cause, (ii) by the participant for Good Reason and (iii) death or Disability ((i)–(iii) collectively referred to as a “Good Leaver Termination”). In addition, for all Named Executive Officers with options granted prior to May 2017, with respect to the Tier II, III and IV exit-vesting options, if there is a separation from service due to a Good Leaver Termination prior to July 3, 2022, then a percentage of such options equal to the “Specified Portion” listed below will remain outstanding and eligible to vest for a period ending on the earlier of (x) the date that is 24 months following the date of termination or (y) July 3, 2022.

Date of Good Leaver Termination	Specified Portion (Messrs. Jurek, Naemura, Lifsey)
Prior to the first anniversary of the date of grant/vesting reference date	20%
On or after the first anniversary of the date of grant/vesting reference date and prior to the second anniversary of the date of grant/vesting reference date	40%
On or after the second anniversary of the date of grant/vesting reference date and prior to the third anniversary of the date of grant/vesting reference date	60%
On or after the third anniversary of the date of grant/vesting reference date and prior to the fourth anniversary of the date of grant/vesting reference date	80%
On or after the fourth anniversary of the date of grant/vesting reference date and prior to the fifth anniversary of the date of grant/vesting reference date	100%
On or after the fifth anniversary of the date of grant/vesting reference date	—

In addition, for options granted prior to May 2017, if the participant retires on or after the third anniversary of the vesting commencement date, is at least age 62 and has completed three years of service, then the Board may, in its discretion, treat such retirement as a Good Leaver Termination with respect to Tiers II, III and IV.

For all option awards, upon a “Change in Control” (as such term is defined in the 2014 Incentive Plan) during the participant’s employment, all unvested Tier I time-vesting options will accelerate and become fully vested. The Tier II, III and IV exit-vesting options would not automatically become fully vested in connection with a Change in Control. However, all or a portion of the Tier II, III and IV exit-vesting options may become vested to the extent a Change in Control occurs prior to July 3, 2022, which results in the applicable vesting conditions being met. If not, then the Tier II, III and IV exit-vesting options would remain outstanding and eligible to vest until July 3, 2022, or until Blackstone ceases to own any of our ordinary shares.

Pre-IPO RSU Grant

With respect to the RSUs granted to Mr. Gawronski prior to our IPO, in the event of a “Change in Control” (as defined in his RSU award agreement) during Mr. Gawronski’s employment, unvested RSUs will fully vest.

2018 Awards

With respect to the fiscal 2018 grants to Mr. Gawronski and Ms. Seely of time-vesting stock options, in the event of a termination due to death or disability, outstanding unvested options will immediately vest. Additionally, all options will fully vest and become exercisable immediately prior to a “Change in Control” (as defined in the 2018 Omnibus Incentive Plan).

Retirement Benefits

The Supplemental Retirement Plan that is made available to all Named Executive Officers has payment provisions relating to the termination of employment with Gates and a Change in Control (as defined in the Supplemental Retirement Plan), which are described more fully above under “Nonqualified Deferred Compensation for Fiscal 2018.”

Payments and Benefits Upon Termination or Change-in-Control

The following table describes the potential payments and benefits that would have been payable to our Named Executive Officers assuming an eligible termination (as described above under “Summary of Potential Payments”) of their employment on the last business day of fiscal 2018.

The amounts shown in the table below do not include:

•

payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the Named Executive Officers; or

•

distributions of previously vested plan balances under the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan (see the “2018 Nonqualified Deferred Compensation” section above for information about the Supplemental Retirement Plan).

	I. Jurek	D. Naemura	G. Gawronski	J. Seely	W. Lifsey
Termination—Disability or Death
Cash Severance Payments(1)	$1,417,500	$701,500	$455,096	$297,500	$610,000
Equity Awards(2)	$1,490,725	$492,431	$0	$0	$444,013

Total	$2,908,225	$1,193,931	$455,096	$297,500	$1,054,013

Termination—By the Company without Cause
Cash Severance Payments(3)	$7,314,975	$2,316,830	$1,641,443	$1,138,575	$1,811,700
Health Plan Continuation(4)	$27,053	$27,053	$27,053	$18,748	$18,748
Outplacement(5)	$7,400	$7,400	$7,400	$7,400	$7,400
Equity Awards(2)	$1,490,725	$492,431	$0	$0	$444,013

Total	$8,840,153	$2,843,715	$1,675,896	$1,164,723	$2,281,861

Change-in-Control—(with Termination)
Cash Severance Payments(6)	$7,323,750	$2,668,750	$2,037,740	$1,381,250	$2,440,000
Health Plan Continuation(4)	$85,993	$57,438	$51,614	$36,415	$43,774
Outplacement(5)	$7,400	$7,400	$7,400	$7,400	$7,400
Equity Awards(2)	$3,269,240	$984,864	$670,374	$0	$1,000,143

Total	$10,686,382	$3,718,452	$2,767,128	$1,425,065	$3,491,317

Change-in-Control—(without Termination)
Equity Awards(2)	$3,269,240	$984,864	$670,374	$0	$1,000,143

Total	$3,269,240	$984,864	$670,374	$0	$1,000,143

(1)	Amounts reported reflect the Annual Plan bonus based on the target achievement of annual financial and individual performance targets.
(2)

For Messrs. Jurek, Naemura and Lifsey, if the executive’s employment is terminated by the Company without Cause, by the executive for Good Reason or as a result of death or Disability, then vesting of one additional “tranche” of the Tier I time-vesting options will accelerate. In the event of a Change in Control, all such unvested Tier I time-vesting options will accelerate and become fully vested. For the fiscal 2018 grants to Mr. Gawronski and Ms. Seely, if the executive’s employment is terminated as a result of death or disability, all outstanding unvested options will accelerate and become exercisable. In the event of a Change in Control, all such unvested options will accelerate and become exercisable. The amounts reported reflect the “spread” value for the Tier I time-vesting options granted prior to Fiscal 2017 and the time-vesting options granted in 2018 to Mr. Gawronski and Ms. Seely, in each case representing the difference between the closing stock price of Gates’ ordinary shares on December 28, 2018 and the applicable exercise price, unless the stock option exercise price is higher than the close price, in which case the stock options were not assigned a value. Amounts reported assume that Tier II, III and IV exit-vesting options do not vest upon a Change in Control. With respect to the RSUs granted to Mr. Gawronski prior to our IPO, in the event of a Change in Control during Mr. Gawronski’s employment, all unvested RSUs will accelerate. The amounts reported reflect the value of unvested RSUs based on the closing price of Gates’ ordinary shares on December 28, 2018.
(3)

For Messrs. Jurek and Naemura, the amounts reported reflect the sum of (a) the fiscal 2018 Annual Plan bonus payment (without the adjustment for an individual performance factor), which would be paid concurrently with cash bonus payments to other employees under the Annual Plan and (b) two times Mr. Jurek’s and one times Mr. Naemura’s (x) then-current base salary and (y) the actual fiscal 2017 Annual Plan bonus payment, which would be paid in substantially equal installments over a period of 24 months for Mr. Jurek and 12 months for Mr. Naemura. For the remaining Named Executive Officers, the amount reported is the sum of (a) the fiscal 2018 Annual Plan bonus (without an adjustment for an individual performance factor), which would be paid concurrently with cash bonus payments to other employees under the Annual Plan and (b) two times his or her then-current base salary, which would be paid in substantially equal installments over a period of 24 months.

(4)

The amounts reported in “Termination—By the Company without Cause” represent cash payments in an amount equal to the estimated total amount of Gates’ portion of the monthly COBRA insurance premiums for participation in the health and dental benefit programs in which the Named Executive Officer participated immediately prior to termination for a period of 24 months for each of the Named Executive Officers. The amounts reported in “Change-in-Control—(with Termination)” represent cash payments in an amount equal to the estimated total amount of the monthly COBRA insurance premiums for participation in the health and dental benefit programs as well as the monthly premiums for the life and long-term disability insurance programs in which the Named Executive Officer participated immediately prior to termination for a period of 30 months for Mr. Jurek and 24 months for each of the other Named Executive Officers.

(5)	Amounts reported represent costs of outplacement services for a six-month period for each executive assuming rates in effect at December 28, 2018.
(6)

The amounts reported reflect the sum of (a) one and one-half times (two and one-half times for Mr. Jurek) the executive’s then-current base salary plus the fiscal 2018 Annual Plan target bonus and (b) the fiscal 2018 Annual Plan target bonus, the total of which would be paid in a lump sum no later than the 60th day following the termination date. Our Executive Change in Control Plan provides that if the executive is subject to an excise tax under Code Section 280G and Code Section 4999 then the amount of severance the executive receives may be reduced so that the excise tax does not apply, however, such reduction will only occur if the receipt of a greater after-tax severance than would otherwise be provided. For purposes of the above disclosure we have assumed that the executive’s severance amounts will not be reduced.

Director Compensation

Our employee director and Sponsor-affiliated directors receive no additional compensation for serving on the Board. As such, none of our directors, other than James Ireland, Terry Klebe and John Plant and our former director, Karyn Ovelmen, received compensation for the year ended December 29, 2018.

In 2017, we analyzed competitive market data provided by the Consultant relating to director compensation programs, including both cash retainers, equity awards and stock ownership guidelines. These compensation elements were benchmarked against the same 15-company peer group that was used to evaluate executive compensation pay levels and program design in 2017 described above in the section entitled “Role of the Independent Compensation Consultant,” as well as a general industry group consisting of comparably sized general industry (excluding financial services) companies with median revenues of approximately Gates’ size. As a result of the analysis, in connection with our IPO, we developed a market-competitive director compensation program for our non-employee, non-Sponsor affiliated directors.

The program provides eligible directors with an annual compensation package of $225,000 consisting of $125,000 as an annual cash retainer (payable in quarterly installments in arrears) and $100,000 in value of restricted stock units (payable annually). Restricted stock units vest in full on the first anniversary of the grant date.

As part of this program, the chairpersons of the following committees are entitled to receive the additional fixed annual cash retainers (payable in quarterly installments in arrears) listed below. We reimburse all directors for expenses associated with each meeting attended.

Role	Annual Cash Retainers Chair
Chair, Audit Committee	$25,000
Chair, Compensation Committee	$10,000
Chair, Nominating and Governance Committee	$10,000

Under the Supplemental Retirement Plan, which was amended and restated in March 2018, directors may also elect to defer 20% to 100% of their annual retainer and any committee chair fees, if applicable, as well as 100% of his or her annual RSU grant.

James Ireland was appointed to our Board effective November 7, 2018. In connection with his appointment, the Board approved a one-time award of 6,451 restricted stock units with a grant date fair value of $99,991. The restricted stock units vest in full on the first anniversary of the grant date.

In addition, during 2018, each of Messrs. Klebe and Plant and Ms. Ovelmen received a grant of 5,643 RSUs with a grant date fair value of $99,994. The RSUs were granted under the 2018 Omnibus Incentive Plan, and vest in full on the first anniversary of the grant date.

We have adopted stock ownership guidelines for our non-employee, non-Sponsor affiliated directors in order to better align our eligible directors’ financial interests with those of our shareholders by requiring such directors to own a minimum level of our shares. Each of our non-employee, non-Sponsor affiliated directors is required to own stock in an amount equal to four times his or her annual cash retainer. Any such director who does not meet the threshold will be required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company.

Director Compensation for Fiscal 2018

The following table provides summary information concerning the compensation of our directors, other than our employee director, for fiscal 2018.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
T. Klebe	$150,000	(3)	$99,994	—	$249,994
J. Ireland(4)	$20,833		$99,991	—	$120,824
K. Ovelmen	$125,000		$99,994	—	$224,994
J. Plant	$125,000		$99,994	—	$224,994
N. Simpkins	—		—	—	—
D. Calhoun	—		—	—	—
J. Kahr	—		—	—	—

(1)

The amounts shown represent the aggregate grant date fair value of stock awards granted in fiscal 2018 calculated in accordance with Topic 718. As of December 29, 2018, the aggregate number of unvested RSUs held by our directors was as follows: Mr. Klebe, 5,643; Mr. Ireland, 6,451; Mr. Plant, 5,643 and Ms. Ovelmen, 5,643, which vest in full on the first anniversary of the grant date.

(2)	As of December 29, 2018, Messrs. Klebe and Plant each held 76,293 time-vesting stock options, respectively, that vest 20% on each of the first five anniversaries of the grant date.
(3)	Includes $71,156 of deferrals under the Supplemental Retirement Plan and $25,000 for Mr. Klebe’s service as chair of the Audit Committee.
(4)	Mr. Ireland was appointed to our Board of Directors effective November 7, 2018, and the amount reported represents his cash retainer for his service as a director in fiscal 2018.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 29, 2018:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of This Table)
Equity compensation plans approved by security holders	19,359,300	(1)	$8.16	(2)	11,886,346	(3)

(1)

Consists of 19,359,300 shares of our common stock issuable upon the exercise of outstanding stock options or vesting of restricted stock units awarded under our 2014 Incentive Plan, 2015 Non-Employee Director Incentive Plan or 2018 Omnibus Incentive Plan and excludes any cash-settled stock appreciation rights.

(2)	Excludes shares issuable upon the vesting of restricted stock units which are included in the first column of this table for which there is no exercise price.
(3)

Our 2018 Omnibus Incentive Plan provides that the total number of ordinary shares that may be issued under the 2018 Omnibus Incentive Plan is 12,500,000 (the “Absolute Share Limit”); provided, however, that the Absolute Share Limit shall be increased on the first day of each fiscal year beginning with the 2019 fiscal year in an amount equal to the least of (x) 6,500,000 ordinary shares, (y) 2.5% of the total number of ordinary shares outstanding on the last day of the immediately preceding fiscal year, and (z) a lower number of ordinary shares as determined by the Board. In connection with the approval of our 2018 Omnibus Incentive Plan on January 17, 2018, our 2018 Omnibus Incentive Plan replaced our 2014 Incentive Plan and 2015 Non-Employee Director Incentive Plan with respect to prospective equity grants.

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors unanimously recommends that shareholders vote “FOR” the advisory approval of the compensation of Gates’ Named Executive Officers.

What am I voting on?

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on a nonbinding advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement in accordance with SEC rules, commonly known as “say-on-pay”.

As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to enable us to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for our shareholders over the long term. In addition, our executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to our success. We also believe that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance, and accordingly we employ performance metrics tied to our strategy to encourage performance that creates long-term value for our shareholders. Our Compensation Committee oversees our executive compensation program and maintains a focus on paying our executive officers for performance, not only through the use of performance metrics tied to our strategy but also by using a mix of compensation elements that emphasizes pay that varies based on Gates’ performance.

The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2019 Annual General Meeting” on page 56 of this Proxy Statement.

Is this vote binding on the Board?

As this vote is advisory, the result will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of Gates’ executive compensation program.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors unanimously recommends that shareholders vote for a “ONE YEAR” frequency for conducting an advisory vote to approve named executive officer compensation.

What am I voting on?

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our shareholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a nonbinding advisory vote to approve the compensation of our Named Executive Officers as disclosed in our Proxy Statement. Accordingly, we are providing shareholders with the opportunity to vote on an advisory resolution, commonly known as “say-on-frequency,” determining the frequency with which the Company asks shareholders to provide an advisory vote to approve named executive officer compensation.

The enclosed proxy card gives shareholders four options for voting on this item. Shareholders can choose whether the say-on-pay vote should be conducted every year, every two years or every three years. Shareholders may also abstain from voting on this item. Shareholders are not voting to approve or disapprove the recommendation of the Board of Directors.

Gates believes that say-on-pay votes should be conducted every year to give shareholders the opportunity to provide regular feedback with respect to our executive compensation program, and allow the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions annually in light of feedback from shareholders. In addition, an annual vote to approve named executive officer compensation is consistent with our practice of seeking input from our shareholders on corporate governance matters, which include electing directors annually and providing shareholders with the opportunity to ratify the Audit Committee’s selection of our independent registered public accounting firm annually.

The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2019 Annual General Meeting” on page 56 of this Proxy Statement.

Is this vote binding on the Board?

Because this vote is advisory, the result will not be binding upon the Board of Directors or the Compensation Committee. The Compensation Committee will review and consider the outcome of the vote when making future decisions with respect to how frequently we should conduct an advisory vote to approve the compensation of our Named Executive Officers.

PROPOSAL 4: ADVISORY VOTE ON DIRECTORS’ REMUNERATION REPORT

The Board of Directors unanimously recommends that shareholders vote “FOR” advisory approval of the Directors’ Remuneration Report contained in Appendix A of this Proxy Statement.

What am I voting on?

The Board considers that appropriate remuneration of directors plays a vital part in helping to achieve the Company’s overall objectives, and accordingly, and in compliance with the Companies Act, we are providing shareholders with the opportunity to vote on an advisory resolution approving the Directors’ Remuneration Report.

This proposal is similar to proposal 2 regarding the advisory vote to approve the compensation of our Named Executive Officers. However, the Directors’ Remuneration Report is concerned solely with the remuneration of our management and non-management directors and is required under the Companies Act.

We encourage shareholders to read the Directors’ Remuneration Report set forth in Appendix A to this Proxy Statement, which describes in detail how our compensation policies and procedures operate and are designed to achieve our compensation objectives for our management director and to attract and retain high-quality non-management directors. The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2019 Annual General Meeting” on page 56 of this Proxy Statement.

Is this vote binding on the Board?

As this vote is advisory, the result will not be legally binding upon the Board or the Compensation Committee, and payments made or promised to directors will not have to be repaid, reduced, or withheld in the event that the resolution is not passed. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of Gates’ management director and non-management director compensation programs. If the advisory resolution on the Directors’ Remuneration Report is not passed, the Directors’ Remuneration Policy must be put up for re-approval at the Company’s next annual general meeting.

PROPOSAL 5: APPROVAL OF THE DIRECTORS’ REMUNERATION POLICY

The Board of Directors unanimously recommends that shareholders vote “FOR” approval of the Directors’ Remuneration Policy contained in Appendix A of this Proxy Statement.

What am I voting on?

The Board believes that appropriate remuneration of directors plays a vital part in helping to achieve the Company’s overall objectives, and, accordingly, and in compliance with the Companies Act, we are providing shareholders with the opportunity to vote on a resolution to approve our Directors’ Remuneration Policy.

The Directors’ Remuneration Policy sets out the Company’s forward-looking policy on directors’ remuneration and describes the components of the management and non-management directors’ remuneration. Once approved, all payments by the Company to its directors will be made in accordance with the policy, unless a payment has been separately approved by a shareholder resolution.

We encourage shareholders to read the Directors’ Remuneration Report, which includes the Directors’ Remuneration Policy, contained in Appendix A to this Proxy Statement. The Board and the Compensation Committee believe that the policies and procedures described in the Directors’ Remuneration Report are effective in achieving our compensation objectives for our management director and serve to attract and retain high-quality non-executive directors.

In accordance with the Companies Act, the Directors’ Remuneration Policy has been approved by and signed on behalf of the Board and, if approved by the shareholders at the AGM, will be delivered to the Registrar of Companies in the U.K. following the AGM.

The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2019 Annual General Meeting” on page 56 of this Proxy Statement.

What happens if the Directors’ Remuneration Policy does not receive shareholder approval?

If shareholders do not approve the Directors’ Remuneration Policy, the Company will be required to incur additional expenses to comply with English law, as it will be required to hold additional shareholder meetings until the policy is approved. In addition, if the Directors’ Remuneration Policy is not approved, the Company may not be able to pay the expected compensation to its directors, including its Chief Executive Officer, which could materially affect the Company’s ability to retain its top executives and manage its business.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Disclosure of Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm, for the audit of our consolidated financial statements and other services in 2018 and 2017.

(dollars in millions)	Fiscal 2018	Fiscal 2017
Audit Fees(1)	$3.1	$2.8
Audit-Related Fees(2)	$1.5	$2.6
Tax Fees(3)	$0.4	$0.9
All Other Fees(4)	$—	$0.4

Total	$5.0	$6.7

(1)	Includes the audit and review of our financial statements and various statutory audits in several countries outside the United States.

(2)	Includes IPO-related services, other attestation engagements unrelated to our financial statements and accounting consultations.
(3)	Includes tax compliance, tax planning and tax advice.
(4)	Includes financial due diligence related to acquisitions and potential acquisitions.

On December 15, 2017, in anticipation of becoming a public-traded company, the Company adopted an Audit Committee charter that requires the Audit Committee to preapprove the engagement terms and fees of Deloitte for all services. Before the adoption of this charter, the Audit Committee of Omaha Topco Limited (“Omaha Topco”), which was the financial reporting entity prior to the completion of the reorganization transactions completed prior to our initial public offering (“IPO”), delegated to management the authority to pre-approve all services from our independent registered public accounting firm, requiring management to report back regularly to the Audit Committee on the terms and fees of such engagements. The fees incurred for 2017 in the table above were incurred prior to the adoption of the Company’s new Audit Committee charter. In 2018, all of Deloitte’s services and fees were pre-approved by the Audit Committee.

Audit Committee’s Consideration of Independence of Independent Registered Public Accounting Firm

The Audit Committee has reviewed the nature of non-audit services provided by Deloitte and has concluded that these services are compatible with maintaining the firm’s ability to serve as our independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee charter requires the Audit Committee to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. On an ongoing basis, our management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of Deloitte. On a periodic basis, our management reports to the Audit Committee regarding specific engagements undertaken under the pre-approved services. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported at a subsequent Audit Committee meeting.

PROPOSAL 6: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 28, 2019.

What am I voting on?

The Audit Committee has appointed Deloitte as our independent registered public accounting firm for the year ending December 28, 2019. The Board has proposed that shareholders ratify this appointment at the AGM. If shareholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm.

Representatives of Deloitte are expected to be present at the AGM, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from shareholders.

The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2019 Annual General Meeting” on page 56 of this Proxy Statement.

PROPOSAL 7: REAPPOINTMENT OF DELOITTE LLP AS THE COMPANY’S U.K. STATUTORY AUDITORY UNDER THE COMPANIES ACT

The Board of Directors unanimously recommends that shareholders vote “FOR” the reappointment of Deloitte LLP as our U.K. statutory auditor under the Companies Act, to hold office from the conclusion of this meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company.

What am I voting on?

Under the Companies Act, our U.K. statutory auditor must be appointed at each general meeting at which the annual report and accounts are presented to shareholders. Deloitte LLP has served as our statutory auditor since our registration as a public limited company in September 2017. If the shareholders do not re-appointed Deloitte LLP, the Board may appoint an auditor to fill the vacancy.

The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2019 Annual General Meeting” on page 56 of this Proxy Statement.

PROPOSAL 8: AUTHORIZING THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE THE COMPANY’S U.K. STATUTORY AUDITOR’S REMUNERATION

The Board of Directors unanimously recommends that shareholders vote “FOR” the authorization of the Board to determine our U.K. statutory auditor’s remuneration.

What am I voting on?

Under the Companies Act, the remuneration of our U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize our Board to determine Deloitte LLP’s remuneration as our U.K. statutory auditor for the year ending December 28, 2019. It is proposed that the Board would delegate the authority to determine the remuneration of the U.K. statutory auditor to the Audit Committee in accordance with the Board’s procedures and applicable law.

The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2019 Annual General Meeting” on page 57 of this Proxy Statement.

PROPOSALS 9, 10, 11 AND 12: CREATION OF DISTRIBUTABLE RESERVES, BONUS ISSUE AND CAPITAL REDUCTION

The Board of Directors unanimously recommends that shareholders vote “FOR” each of: (i) the authorization of the Board to allot Deferred Shares, in accordance with section 551 of the Companies Act, up to an aggregate nominal amount equal to the amount standing to the credit of the Company’s merger reserve (proposal 9); (ii) conditional on resolution 9 being passed, the authorization of the Board to capitalize a sum not exceeding the amount standing to the credit of the Company’s merger reserve, and to apply such sum in paying up in full the Deferred Shares and to allot such number of Deferred Shares as shall have an aggregate nominal value equal to such amount (proposal 10); (iii) conditional on the allotment of the Deferred Shares pursuant to the authority conferred by resolution 9 above and by way of the capitalization provided for by resolution 10 above, the reduction of the share capital of the Company by the cancelling and extinguishing of all of such Deferred Shares (proposal 11); and (iv) the cancellation of the balance standing to the credit of the Company’s share premium account (proposal 12).

What am I voting on?

The Company is proposing to reorganize its balance sheet reserves so as to convert certain non-distributable reserves to distributable reserves. Approval of this reorganization is sought by resolutions 9, 10, 11 and 12. Following the proposed reorganization of its balance sheet, increased distributable reserves will be available to the Company for, among other things, future dividend payments. Approval of resolutions 9, 10, 11 and 12 will not result in any change to the nominal value of the Company’s ordinary shares or issued share capital, will have no impact on the Company’s cash position or on its net assets, will not itself involve any distribution or repayment of capital or share premium by the Company and will not result in any changes to the Company’s existing dividend policy.

In order to utilize the merger reserve to create additional realized profits, it is necessary to capitalize it and thereafter cancel the Deferred Shares since High Court of Justice of England and Wales (the “Court”) only has the power to reduce share capital and other statutory reserves. To carry out the reorganization of its balance sheet reserves, it is proposed to capitalize the entire amount standing to the credit of the Company’s merger reserve by way of the issue of Deferred Shares (the “Bonus Issue”). Resolutions 9 and 10 seek approval to carry out the Bonus Issue. The amount of the Company’s merger reserve being capitalized shall be applied in paying up in full the Deferred Shares and allotting and issuing such Deferred Shares to one or more persons as the directors shall in their absolute discretion determine on or around the date immediately prior to the court hearing (the “Court Hearing”) (the “Capital Reduction Record Time”) to approve the subsequent reduction of capital proposed by resolution 11.

The Deferred Shares will not be admitted to trading on the New York Stock Exchange nor on any regulated market. No share certificates will be issued in respect of the Deferred Shares. The Deferred Shares will have extremely limited rights. In particular, the Deferred Shares will carry no rights to vote, no rights to participate in the profits of the Company and no rights to participate in the Company’s assets save on a winding-up. The Deferred Shares will be transferable, but it is not expected that any market in them will develop and it is anticipated that the Court will confirm their cancellation at the Court Hearing on the day immediately after the date on which they have been issued.

Subject to the passing of resolutions 9 and 10, resolutions 11 and 12 are seeking shareholder approval to cancel (i) the Deferred Shares (the “Bonus Issue Capital Reduction”) and (ii) the entire amount standing to the credit of the Company’s share premium account (the “Share Premium Capital Reduction”) (together, the “Capital Reductions”).

Under the Companies Act, the amount credited to a company’s share premium account constitutes a non-distributable reserve. The Companies Act permits the Company to cancel its share premium account, in whole or in part, provided that the Company’s shareholders resolve to do so by special resolution and the cancellation is subsequently confirmed by the Court. On the hearing of the Company’s application, the Court will be concerned to ensure that the Company’s creditors are not prejudiced by the proposed Capital Reductions. The Directors intend to take such steps to satisfy the Court in this regard as they consider appropriate.

Subject to any direction given by the Court in confirming the proposed Capital Reductions and subject to the terms of any undertaking given by the Company in relation to the reserve which arises, the effect of the resolution, if approved by shareholders, will be to increase the Company’s distributable reserves by the amount being cancelled from the share premium account and the nominal value of the Deferred Shares.

The Directors reserve the right to elect not to proceed with the Capital Reductions if the Directors believe that the terms required to obtain confirmation by the Court are unsatisfactory to the Company or if, as a result of an unforeseen event, the Board considers that to continue with the Capital Reductions would be inappropriate or inadvisable or no longer in the best interests of the Company and its shareholders as a whole.

Subject to the approval of shareholders and the Court, the Bonus Issue and Capital Reductions are expected to be carried out before the end of December 2019.

The form of shareholder resolutions for proposals 9, 10, 11 and 12 are set forth under the heading “Shareholder Resolutions for the 2019 Annual General Meeting” on pages 57 to 58 of this Proxy Statement.

PROPOSAL 13: AMENDMENT TO THE ARTICLES OF ASSOCIATION OF THE COMPANY TO ALLOW FOR GENERAL MEETINGS TO BE HELD VIRTUALLY

The Board of Directors unanimously recommends that shareholders vote “FOR” an amendment to the Company’s Articles of Association to allow for general meetings to be held virtually.

What am I voting on?

The Board is proposing that the shareholders approve an amendment to the Company’s articles of association (as amended, the “Amended Articles”) to allow for general meetings to be held electronically as well as physically in accordance with the Companies (Shareholders’ Rights) Regulations 2009 and the Companies Act. It should be noted that, whilst these changes will allow for meetings to be held and conducted in such a way that persons who are not present together at the same place may attend, speak and vote at the meeting by electronic means, nothing in the Amended Articles will prevent the Company from holding physical general meetings.

A copy of the proposed Amended Articles is set forth in Appendix B, with deletions indicated by strikeouts and additions indicated by underlining.

The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2019 Annual General Meeting” on page 58 of this Proxy Statement.

PROPOSAL 14: AUTHORIZING THE COMPANY AND ITS SUBSIDIARIES TO MAKE POLITICAL DONATIONS AND EXPENDITURES

The Board of Directors unanimously recommends that shareholders vote “FOR” authorization of the Company to make political donations and expenditures.

What am I voting on?

This resolution is customary for public limited companies incorporated under the laws of England and Wales. This authorization is required as a matter of English law and is not otherwise required for other companies listed on the NYSE or organized within the United States. Other companies listed on the NYSE or organized within the United States are not subject to any similar restrictions.

Under section 366 of the Companies Act, the Company is prohibited from making any donation to a political party, an independent election candidate, or any other political organization or incurring any political expenditure unless the donation or expenditure is authorized by the shareholders in a general meeting. The Company maintains a policy prohibiting donations to political organizations or from incurring other political expenditures and our directors have no intention of changing that policy. However, as a result of the wide definition in the Companies Act of matters constituting political donations, normal expenditures (such as expenditures on organizations concerned with matters of public policy, law reform, and representation of the business community) and business activities (such as communications with governmental organizations and political parties at the local, national and European level) could be construed as political expenditures or as donations to a political party or other political organization and fall within the restrictions of the Companies Act. As a result of this wide definition, the Company proposes to authorize de minimis amounts in the event of an inadvertent donation or expenditure that would require prior shareholder approval under the Companies Act.

It is proposed that the Company and all its subsidiaries be generally and unconditionally authorized for the purposes of sections 366 and 367 of the Companies Act, in accordance with section 366 of the Companies Act, to:

(1)	make political donations to political parties or independent election candidates not exceeding $150,000 in aggregate;

(2)	make political donations to political organizations other than political parties not exceeding $150,000 in aggregate; and

(3)	incur political expenditures not exceeding $150,000 in aggregate;

during the period beginning on the date of the passing of this resolution and expiring at the next annual general meeting of the Company, provided that the maximum amounts referred to in paragraphs (1), (2) and (3) above may comprise sums in different currencies which shall be converted at such rate as the directors of the Company may in their absolute discretion determine to be appropriate.

This proposal does not purport to authorize any particular donation or expenditure but is expressed in general terms as required by the Companies Act and is intended to authorize normal business activities which might not be thought to be donations to political organizations or political expenditure in the usual sense. If passed, this proposal would allow the Company or its subsidiaries to make donations to political parties or independent election candidates, to other political organizations, or to incur political expenditure, in each case, of up to an aggregate limit of $150,000.

The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2019 Annual General Meeting” on page 58 of this Proxy Statement.

For the purposes of this proposal, “political donation,” “political parties,” “independent election candidates,” “political organization” and “political expenditure” have the meanings given to them in sections 363 to 365 of the Companies Act.

When does this authorization expire?

If this proposal is approved, the Company or its subsidiaries may make donations or incur political expenditures up to the aggregate amounts identified above until the next annual general meeting of the Company.

What happens if this proposal does not receive the required shareholder approval?

If this proposal does not receive the required shareholder approval, the Company will continue to ensure that it and its subsidiaries do not inadvertently commit any breaches of the Companies Act pursuant to sections 366 and 367 thereof.

RELATED-PERSON TRANSACTIONS POLICIES AND PROCEDURES

Our Board has adopted a written Related-Person Transaction Policy. This policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our general counsel will then promptly communicate that information to our Board of Directors. No related-person transaction will be executed without the approval or ratification of our Board of Directors or a duly authorized committee of our Board of Directors. It is our policy that directors interested in a related-person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

Shareholders Agreement

In connection with the pre-IPO reorganization transactions and the IPO, we entered into a shareholders agreement with our Sponsor. The shareholders agreement requires us to nominate a number of individuals designated by our Sponsor for election as our directors at any meeting of our shareholders (each a “Sponsor Director”) such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of Sponsor Directors serving as directors of our company will be equal to: (1) if our pre-IPO owners and their affiliates together continue to beneficially own at least 50% of our ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is greater than 50% of the total number of directors comprising our board of directors; (2) if our pre-IPO owners and their affiliates together continue to beneficially own at least 40% (but less than 50%) of our ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 40% of the total number of directors comprising our board of directors; (3) if our pre-IPO owners and their affiliates together continue to beneficially own at least 30% (but less than 40%) of our ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 30% of the total number of directors comprising our board of directors; (4) if our pre-IPO owners and their affiliates together continue to beneficially own at least 20% (but less than 30%) of our ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 20% of the total number of directors comprising our board of directors; and (5) if our pre-IPO owners and their affiliates together continue to beneficially own at least 5% (but less than 20%) of our ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 10% of the total number of directors comprising our board of directors. In the case of a vacancy on our board created by the removal or resignation of a Sponsor Director, the shareholders agreement requires us to nominate an individual designated by our Sponsor for election to fill the vacancy. The above-described provisions of the shareholders agreement will remain in effect until our Sponsor is no longer entitled to nominate a Sponsor Director pursuant to the shareholders agreement, unless our Sponsor requests that it terminate at an earlier date.

The shareholders agreement also provides that, to the fullest extent permitted by law, we renounce any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that may be presented from time to time to our Sponsor or to members of our board of directors who are not our employees.

Registration Rights Agreement

In connection with the IPO, we entered into a registration rights agreement to provide to our Sponsor an unlimited number of “demand” registration rights. The registration rights agreement also provides our Sponsor customary “piggyback” registration rights and provides that we will pay certain expenses relating to such registrations and indemnify our Sponsor against certain liabilities which may arise under the Securities Act.

Monitoring Fee and Support and Services Agreements

In connection with the acquisition in July 2014 of the entire equity interest in Pinafore Holdings B.V. for $5.4 billion by investment funds managed by Blackstone (the “Acquisition”) , Omaha Topco entered into a Transaction and Monitoring Fee Agreement (the “Former Transaction and Monitoring Fee Agreement”) with Blackstone Management Partners L.L.C. (“BMP”) and Blackstone Tactical Opportunities Advisors L.L.C., affiliates of the Sponsor (the “Managers”). Under the Former Transaction and Monitoring Fee Agreement, we paid the Managers, at the closing of the Acquisition, $56.8 million as a transaction fee as consideration for the Managers undertaking due diligence investigations and financial and structural analysis and providing corporate strategy and other advice and negotiation assistance in connection with the Acquisition. In addition, Omaha Topco and certain of its direct and indirect subsidiaries (collectively the “Monitoring Service Recipients”) reimburse the Managers for any out-of-pocket expenses incurred by the Managers and their affiliates.

In addition, under the Former Transaction and Monitoring Fee Agreement, the Monitoring Service Recipients engaged the Managers to provide certain monitoring, advisory and consulting services in the following areas:

•	advice regarding financings and relationships with lenders and bankers;

•	advice regarding the selection, retention and supervision of independent auditors, outside legal counsel, investment bankers and other advisors or consultants;

•	advice regarding environmental, social and governance issues pertinent to our affairs;

•	advice regarding the strategic direction of our business; and

•	such other advice directly related to or ancillary to the above advisory services as we may reasonably request.

In consideration for these oversight services, the Monitoring Service Recipients paid the Managers a monitoring fee at the closing of the Acquisition and have paid, at the beginning of each subsequent fiscal year, a monitoring fee equal to 1% of a covenant EBITDA measure as defined in accordance with the agreements governing our senior secured credit facilities. The Former Transaction and Monitoring Fee Agreement also contemplated that Monitoring Service Recipients would pay to the Managers a milestone payment upon the consummation of an initial public offering.

In connection with the IPO, we and the Managers terminated the Former Transaction and Monitoring Fee Agreement and we entered into a new Monitoring Fee Agreement (the “New Monitoring Fee Agreement”) with the Managers that is substantially similar to the Former Transaction and Monitoring Fee Agreement, except that the New Monitoring Fee Agreement does not require the payment of a milestone payment in connection with an initial public offering and the New Monitoring Fee Agreement will terminate upon the earlier to occur of (i) the second anniversary of the closing date of our IPO and (ii) the date our Sponsor beneficially owns less than 5% of our ordinary shares and such shares have a fair market value of less than $25 million. Following termination, the Managers will refund us any portion of the monitoring fee previously paid in respect of fiscal quarters that follow the termination date. During the year ended December 29, 2018, Gates incurred $8.0 million in respect of these oversight services and out-of-pocket expenses, of which there was no amount owing at December 29, 2018.

In addition, in connection with the Acquisition, Omaha Topco entered into a Support and Services Agreement (the “Former Support and Services Agreement”) with BMP. Under the Former Support and Services Agreement, Omaha Topco and certain of its direct and indirect subsidiaries reimbursed BMP and its affiliates for expenses related to support services customarily provided by Blackstone’s portfolio operations group to Blackstone’s portfolio companies, as well as healthcare-related services provided by Blackstone’s Equity Healthcare group and Blackstone’s group purchasing program. In connection with the IPO, we and BMP terminated the Former Support and Services Agreement and we entered into a new Support and Services Agreement with the Managers that is substantially similar to the Former Support and Services Agreement, except that it terminates on the date our Sponsor beneficially owns less than 5% of our ordinary shares and such shares have a fair market value of less than $25 million, or such earlier date as may be chosen by Blackstone. We did not pay any amounts pursuant to these agreements during 2018.

Other Relationships

Blackstone Advisory Partners L.P., an affiliate of Blackstone, received underwriting fees of $3.2 million in connection with the IPO.

Commercial Transactions with Sponsor Portfolio Companies

Our Sponsor and its affiliates have ownership interests in a broad range of companies. We have entered and may in the future enter into commercial transactions in the ordinary course of our business with some of these companies, including the sale of goods and services and the purchase of goods and services.

Indemnification Agreements

We are party to indemnification agreements with our directors and executive officers to indemnify them to the maximum extent allowed under applicable law. These agreements indemnify these individuals against certain costs, charges, losses, liabilities, damages and expenses incurred by such director or officer in the execution or discharge of his or her duties or the exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office. These agreements do not indemnify our directors against any liability attaching to such individuals in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director, which would be rendered void under the Companies Act.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:

Audit Committee Report to Shareholders

The Audit Committee of our Board of Directors is comprised of three non-employee directors: Mr. Klebe, Mr. Ireland, and Mrs. Mains. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the Company’s Corporate Governance Guidelines and are financially literate as defined by the NYSE and are audit committee financial experts as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. Consistent with this charter, the Audit Committee assists the Board of Directors with its oversight responsibilities as they relate to:

•	the integrity of the Company’s financial statements;

•	the effectiveness of the Company’s internal controls over financial reporting;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s independent auditor and internal auditors.

The Audit Committee also has responsibility for preparing this report, which must be included in our Proxy Statement, and appointing and retaining the Company’s independent auditor. In order to meet the responsibilities assigned to it under its charter, the Audit Committee performs a number of tasks, including the following:

•

Advance review of all audit and legally permitted non-audit services to be provided by our independent auditor. This task includes sole approval authority for the fees and terms of the auditor’s engagement.

•

Review of the Company’s audited financial statements and quarterly financial statements. In connection with this task, the Audit Committee focuses on several factors, including the independent auditor’s judgment of the quality of the Company’s accounting principles, the results of management’s and the independent auditor’s procedures related to potential fraud, and major issues regarding judgments made in connection with the preparation of financial statements.

•

At least an annual evaluation of the independent auditor. The Audit Committee established a process for evaluating the independent auditor that includes obtaining an annual assessment from the Company’s management. That assessment includes several factors related to the independent auditor, including qualifications and expertise, past performance and appropriateness of fees. The Audit Committee also considers the communication and interactions with the independent auditor over the course of the year and the results of Public Company Accounting Oversight Board (United States) (“PCAOB”) inspections, and conducts a review of the independent auditor’s internal quality control procedures.

•	At least an annual evaluation of the independent auditor’s independence.

•	Periodic reviews of the Company’s guidance provided to investors.

•	Periodic reviews of the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures.

•	Periodic reviews of the Company’s program for assessing and managing risks, including steps management has taken to monitor and control exposures to such risks.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the PCAOB and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

In the performance of its oversight function, the Audit Committee has discussed and reviewed, with both management and Deloitte & Touche LLP, the audited financial statements of the Company. The Audit Committee also discussed with Deloitte & Touche LLP all matters required to be discussed under applicable standards of the PCAOB. In addition, the Audit Committee received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte & Touche LLP, the independent registered public accounting firm’s independence. In considering the independence of the independent registered public accounting firm, the Audit Committee took into consideration whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 filed with the SEC.

Submitted by the Audit Committee of the Company’s

Board of Directors:

Terry Klebe, Chairman

James W. Ireland, III

Stephanie K. Mains

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 1, 2019, with respect to the number of ordinary shares owned by (a) each director and nominee for director of the Company, (b) each named executive officer of the Company, (c) all directors and executive officers and nominees as a group and (d) each shareholder known by the Company to own beneficially more than five percent of a class of the outstanding common stock. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name, and the address of each beneficial owners is 1144 Fifteenth Street, Denver, Colorado 80202.

Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number	%
5% or greater shareholders:
Blackstone(1)
Directors and named executive officers:
David L. Calhoun(2)
James W. Ireland, III(3)
Julia C. Kahr(4)
Terry Klebe(3)(5)
Stephanie K. Mains(3)
John Plant(3)(6)
Neil P. Simpkins(7)
Grant Gawronski(8)
Ivo Jurek(9)
Walter T. Lifsey(10)
David H. Naemura(11)
Jamey S. Seely(12)
Directors and executive officers as a group (13 persons)

*	Represents less than 1%.
(1)

Reflects 112,216,476 ordinary shares directly held by Blackstone Capital Partners (Cayman) VI L.P., 371,540 ordinary shares directly held by Blackstone Family Investment Partnership (Cayman) VI—ESC L.P., 108,509,467 ordinary shares directly held by Blackstone GTS Co-Invest L.P. and 22,887,900 ordinary shares directly held by BTO Omaha Holdings L.P. (together, the “Blackstone Funds”).

The general partner of each of Blackstone Capital Partners (Cayman) VI L.P. and Blackstone GTS Co-Invest L.P. is Blackstone Management Associates (Cayman) VI L.P. The general partners of each of Blackstone Management Associates (Cayman) VI L.P. and Blackstone Family Investment Partnership (Cayman) VI—ESC L.P. are BCP VI GP L.L.C. and Blackstone LR Associates (Cayman) VI Ltd.

The general partner of BTO Omaha Holdings L.P. is BTO Omaha Manager L.L.C. The managing member of BTO Omaha Manager L.L.C. is Blackstone Tactical Opportunities Management Associates (Cayman) L.P. The general partners of Blackstone Tactical Opportunities Management Associates (Cayman) L.P. are BTO GP L.L.C. and Blackstone Tactical Opportunities LR Associates (Cayman) Ltd.

Blackstone Holdings III L.P. is the sole member of each of BCP VI GP L.L.C. and BTO GP L.L.C. and the controlling shareholder of each of Blackstone LR Associates (Cayman) VI Ltd. and Blackstone Tactical Opportunities LR Associates (Cayman) Ltd. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each entity (other than the Blackstone Funds to the extent they directly hold securities reported herein) disclaims beneficial ownership of such shares. The address of Mr. Schwarzman and each of the other entities listed in this footnote is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.

(2)	Mr. Calhoun is a Senior Managing Director of The Blackstone Group. Mr. Calhoun disclaims beneficial ownership of any ordinary shares owned directly or indirectly by the Blackstone Funds.
(3)	Does not include unvested RSUs held by our non-employee directors in connection with their service as directors.
(4)	Ms. Kahr is a Senior Managing Director of The Blackstone Group. Ms. Kahr disclaims beneficial ownership of any ordinary shares owned directly or indirectly by the Blackstone Funds.
(5)	Includes ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days.
(6)	Includes ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days.
(7)	Mr. Simpkins is a Senior Managing Director of The Blackstone Group. Mr. Simpkins disclaims beneficial ownership of any ordinary shares owned directly or indirectly by the Blackstone Funds.
(8)	Includes ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days.
(9)	Includes ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days.
(10)	Includes ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days.
(11)	Includes ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days.
(12)	Includes ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and certain persons who own more than ten percent of our ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. Directors, executive officers and these greater-than-ten-percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required, we believe that all reports required by Section 16(a) of the Exchange Act applicable to our directors, executive officers and greater-than-ten-percent beneficial owners were complied with on a timely basis during and for the year ended December 29, 2018.

SHAREHOLDER PROPOSALS

Shareholders wishing to include proposals in the proxy materials in relation to our AGM to be held on or about May 14, 2020, must submit the same in writing, by mail, first-class postage pre-paid, to Gates Industrial Corporation plc, 1144 Fifteenth Street, Denver, CO 80202, Attention: General Counsel, which must be received at our executive office on or before                , 2019. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to shareholders’ proposals.

Shareholders who intend to present a proposal at the 2020 annual general meeting, without including such proposal in our proxy statement, must provide our General Counsel with written notice of such proposal on or

before                 , 2020, in accordance with Rule 14a-4(c). If the requirements of such rule are not followed, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such shareholders proposal or nomination.

ANNUAL REPORT AND OTHER MATTERS

Upon written request addressed to our Corporate Secretary at 1144 Fifteenth Street, Denver, CO 80202 from any person solicited herein, we will provide, at no cost, a copy of our 2018 Annual Report filed with the SEC.

Our Board of Directors does not know of any matter to be brought before the AGM other than the matters set forth in the Notice of Annual General Meeting of Shareholders and matters incident to the conduct of the AGM. If any other matter should properly come before the AGM, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

By Order of the Board of Directors,

Jamey Seely

Executive Vice President, General Counsel, and

Corporate Secretary

April    , 2019

SHAREHOLDER RESOLUTIONS FOR THE 2019 ANNUAL GENERAL MEETING

Proposal 1—Election of Directors

RESOLVED THAT, the following individuals be and hereby are elected or re-elected, as applicable, by way of separate ordinary resolution, to serve as directors until the election and qualification of his or her respective successor or until his or her earlier removal or resignation pursuant to the Articles of Association:

David L. Calhoun

James W. Ireland, III

Ivo Jurek

Julia C. Kahr

Terry Klebe

Stephanie K. Mains

John Plant

Neil P. Simpkins

Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation

RESOLVED THAT, the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement for the annual general meeting of the Company held on May 23, 2019 under “Compensation Discussion and Analysis” and “Executive Compensation,” as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.

Proposal 3—Advisory Vote on Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

RESOLVED THAT, the shareholders approve, on an advisory basis, that shareholder advisory votes on the compensation of the Company’s named executive officers be held every year.

Proposal 4—Advisory Vote on Directors’ Remuneration Report

RESOLVED THAT, the shareholders approve, on an advisory basis, the Directors’ Remuneration Report (excluding the Directors’ Remuneration Policy), which is included in the Company’s annual report and accounts for the year ended December 29, 2018, in accordance with the requirements of the Companies Act.

Proposal 5—Ordinary Resolution to Approve the Directors’ Remuneration Policy

RESOLVED THAT, the Directors’ Remuneration Policy included in the Company’s Directors’ Remuneration Report, which is included in the Company’s annual report and accounts for the year ended December 29, 2018, be and is hereby approved in accordance with the requirements of the Companies Act.

Proposal 6—Ordinary Resolution Ratifying the Appointment of Independent Registered Public Accounting Firm

RESOLVED THAT, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 28, 2019 is ratified and approved.

Proposal 7—Ordinary Resolution Re-Appointing Deloitte LLP as the Company’s U.K. Statutory Auditor

RESOLVED THAT, the re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act, to hold office from the conclusion of the 2019 AGM until the next annual general meeting at which accounts are laid before the Company, be and is hereby approved.

Proposal 8—Ordinary Resolution to Authorize the Audit Committee of the Board of Directors to Determine the Company’s U.K. Statutory Auditor’s Remuneration

RESOLVED THAT, the Audit Committee of the Board of Directors be and is hereby authorized to set Deloitte LLP’s remuneration as statutory auditor.

Proposal 9—Ordinary Resolution to Authorize the Board of Directors to Allot Deferred Shares

RESOLVED THAT, in addition to the other authorities conferred by these resolutions and in accordance with section 551 of the Companies Act, the directors be generally and unconditionally authorized to exercise all the powers of the Company to allot deferred shares of $1 each in the capital of the Company (“Deferred Shares”) having the rights and subject to the restrictions set out below up to an aggregate nominal amount equal to the amount standing to the credit of the Company’s merger reserve to one or more persons as the directors shall in their absolute discretion determine upon terms that they are paid up in full by such capitalization.

Unless previously renewed, revoked or varied, the power conferred by this resolution shall expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2020), save that the Company may, before such expiry make offers or enter into agreements which would or might require Deferred Shares to be allotted after such expiry and the directors may allot Deferred Shares in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

The Deferred Shares will be issued with and subject to the following rights and restrictions:

a)	no entitlement to vote unless a resolution for the winding up of the Company or amendment of the rights attaching to the shares is proposed;

b)	no right as respects dividends to participate in a distribution;

c)	on a return of capital on a liquidation or otherwise, after the distribution of the first $10,000,000,000 of the assets of the Company, the right to receive an amount equal to the nominal value;

d)	no redemption rights either at the option of the Company or shareholders;

e)

a reduction by the Company of the capital paid up or credited as paid up on the Deferred Shares and the cancellation of such shares will be treated as being in accordance with the rights attaching to the Deferred Shares and will not involve a variation of such rights for any purpose. The Company will be authorized at any time without obtaining the consent of the holders of Deferred Shares to reduce its capital (in accordance with the Companies Act); and

f)

the Company shall have irrevocable authority at any time after the creation or issue of the Deferred Shares to appoint any person to execute on behalf of the holders of such shares a transfer thereof and/or an agreement to transfer the same without making any payment to the holders thereof to such person or persons as the Company may determine and, in accordance with the provisions of the Companies Act, to purchase or cancel such shares without making any payment to or obtaining the sanction of the holders thereof and pending such a transfer and/or purchase and/or cancellation to retain the certificates, if any, in respect thereof, provided also that the Company may in accordance with the provisions of the Companies Act purchase all but not some only of the Deferred Shares then in issue at a price not exceeding $1 for all the Deferred Shares.

Proposal 10—Ordinary Resolution to Authorize the Board of Directors to Capitalize the Merger Reserve of the Company

RESOLVED THAT, subject to the passing of resolution 9, the directors be generally and unconditionally authorized to capitalize a sum not exceeding the amount standing to the credit of the Company’s merger reserve, to set aside such sum for the person(s) to whom the directors determine shall be allotted Deferred Shares pursuant to resolution 9 and not for the “entitled members” (as defined in the Company’s existing articles of association), and to apply such sum in paying up in full the Deferred Shares and to allot such number of Deferred Shares as shall have an aggregate nominal value equal to such amount.

Unless previously renewed, revoked or varied, the power conferred by this resolution shall expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2020), save that the Company may, before such expiry, make offers or enter into agreements which would or might require the merger reserve to be capitalized after such expiry and the directors may capitalize the merger reserve in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

Proposal 11— Special Resolution to Reduce the Share Capital of the Company

RESOLVED THAT, subject to the allotment and issue of the Deferred Shares pursuant to the authority conferred by resolution 9 and by way of the capitalisation provided for by resolution 10, the reduction of the share capital of the Company by cancelling and extinguishing all of such Deferred Shares be and is hereby approved.

Proposal 12—Special Resolution to Cancel the Share Premium Account of the Company

RESOLVED THAT, for the purpose of creating distributable reserves, the cancellation of the balance standing to the credit of the Company’s share premium account be and is hereby approved.

Proposal 13—Special Resolution to Amend the Articles of Association of the Company to allow for General Meetings to be Held Virtually

RESOLVED THAT, with effect from the end of the AGM, the articles of association produced to the meeting and signed by the Chairperson for the purpose of identification, are adopted as the articles of association of the Company in substitution for, and to the exclusion of the Company’s existing articles of association.

Proposal 14—Ordinary Resolution to Authorize the Company and its Subsidiaries to Make Political Donations and Expenditures

RESOLVED THAT, the Company and all of its subsidiaries be, and each hereby is, generally and unconditionally authorized for the purposes of sections 366 and 367 of the Act, in accordance with section 366 of the Act, to:

a)	make political donations to political parties or independent election candidates not exceeding $150,000 in aggregate;

b)	make political donations to political organizations other than political parties not exceeding $150,000 in aggregate; and

c)	incur political expenditures not exceeding $150,000 in aggregate during the period beginning on the date of the passing of this resolution and expiring at the next annual general meeting of the Company, provided that the maximum amounts referred to in paragraphs (a), (b) and (c) above may comprise sums in different currencies which shall be converted at such rate as the directors of the Company may in their absolute discretion determine to be appropriate.

APPENDIX A

Gates Industrial Corporation plc

(the “Company” or “Gates” or “us”)

DIRECTORS’ REMUNERATION REPORT & POLICY

This report sets out the relevant disclosures in relation to the remuneration of the directors of the Company (the “Directors”) for the financial year ended December 29, 2018. The report has been prepared in accordance with the requirements of the U.K. Large and Medium-sized Companies & Groups (Accounts & Reports) (Amendment) Regulations 2013 which apply to the Company.

STATEMENT OF THE CHAIRMAN OF THE COMPENSATION COMMITTEE

Dear Shareholders:

I am pleased to present our Company’s remuneration report for 2018. This remuneration report is divided into three sections:

A.	this statement;

B.

the Directors’ remuneration policy setting out our policy on Directors’ compensation, to be approved by a binding vote of our shareholders at the annual general meeting (the “AGM”) for a three year period (the “Remuneration Policy”); and

C.

the annual report on remuneration which sets out Director compensation and details the link between Company performance and compensation for the financial year ended December 29, 2018. The annual report on remuneration, together with this statement, is subject to an advisory vote at the AGM.

We continue to be a leading manufacturer of application-specific fluid power and power transmission solutions. We are driven to push the boundaries of materials science to engineer products that continually exceed expectations. To achieve our objectives, we must be the destination of choice for the best talent. Our philosophy is to offer a remuneration program that will enable us to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for our shareholders over the long term. In addition, our remuneration program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to our success. We also believe that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance.

The material elements of our compensation package for our executive officers, including Mr. Jurek (our “Chief Executive Officer” and our sole “Executive Director”) include base salary, an annual, short-term incentive plan that is tied, in part, to company financial performance, long-term incentive opportunities, broad-based employee benefits, limited perquisites and severance coverage. Our board of directors (the “Board”) have a compensation committee which oversees risks relating to the Company’s compensation policies and practices (“Compensation Committee”). The Compensation Committee provides assistance to the Board for oversight of the compensation package. The Board annually reviews our executive officers’, including our Chief Executive Officer’s, performance, base salary, annual incentive target opportunity and outstanding long-term incentive awards and approves any changes to their compensation packages in light of such review. Our Chief Executive Officer does not participate in deliberations regarding his own compensation. Compensation for the Chief Executive Officer was increased in 2018 in order to reward performance as well as to better align his compensation to the market.

We provide an annual incentive opportunity under the Gates Global Bonus Plan to reward certain employees, including our Chief Executive Officer, for achieving specific performance goals that would advance our profitability; drive key business results; and recognize individuals based on their contributions to those results. Payouts under the Gates Global Bonus Plan were based on a combination of the achievement of our financial performance goals in the fiscal year and the relevant employee’s performance during the fiscal year against his or her individual performance goals.

We believe that our Chief Executive Officer’s long-term compensation should be directly linked to the value we deliver to shareholders. Equity awards to our Chief Executive Officer are designed to provide long-term incentive opportunities over a period of several years. In connection with the initial public offering (the “IPO”), we adopted the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan, a market-based long-term incentive program which allows for awards of a mix of performance shares, time-based stock options and time based restricted shares. The 2018 Omnibus Incentive Plan is informed by the peer group and broader public company practice and is consistent with our compensation objective of providing a long-term equity incentive opportunity that aligns compensation with the creation of shareholder value and achievement of business goals.

The Compensation Committee determined that the size, structure, and value of the pre-IPO grants were sufficient incentive for 2018 and therefore no additional equity grants were made in 2018 to the Chief Executive Officer. However, the Non-Executive Directors (as defined in the “Future policy table” section of the Director’s Remuneration Policy) received a restricted stock unit as part of their annual compensation package.

With regard to the compensation of our Non-Executive Directors, in 2017, we analyzed competitive market data provided by our compensation consultant, Aon Hewitt, relating to director compensation programs, including both cash retainers, equity awards and stock ownership guidelines. These compensation elements were benchmarked against the same 15-company peer group that was used to evaluate executive compensation pay levels and program design in 2017 as well as a general industry group consisting of comparably sized general industry (excluding financial services) companies with median revenues of approximately Gates’ size. As a result of the analysis, in connection with our IPO, we developed a market-competitive director compensation program for our Non-Executive Directors (excluding our Sponsor-affiliated Directors) (as defined in the “Future policy table” section of the Director’s Remuneration Policy).

Outlook for 2019

We believe our compensation program’s components and levels are appropriate for our industry and provide a direct link to enhancing shareholder value and advancing the core principles of our compensation philosophy and objectives to ensure the long-term success of the Company. We will continue to monitor current trends and issues in our industry, as well as the effectiveness of our program with respect to our executives, and properly consider, from time to time, whether to modify our program as appropriate.

Neil P. Simpkins

Chairman of the Compensation Committee

THE DIRECTOR’S REMUNERATION POLICY

Objectives of our remuneration programs

It is intended that the Remuneration Policy, set out in this report, if approved, will, for the purposes of section 226D(6)(b) of the Companies Act, take effect on May 31, 2019. The Company intends to implement the policy set forth in this section in 2019 as more specifically set forth in the remuneration table below and as more specifically described in this section.

The Company continues to build upon its strategy of being the leading manufacturer of application-specific fluid power and power transmission solutions and continues to push the boundaries of materials science to engineer products that continually exceed expectations. To achieve those objectives, the Company must be the destination of choice for the best talent. The Company’s remuneration arrangements support this vision and business strategy and are designed to fundamentally align the financial interests of its Chief Executive Officer (our sole Executive Director) and Non-Executive Directors with those of the Company’s shareholders. This is true in both the Company’s short and long-term schemes.

Consistent with this philosophy, we seek to provide total compensation packages that are competitive with those of the companies against which we compete on an operational basis and for key talent. In establishing our Remuneration Policy, the Compensation Committee has reviewed and considered various benchmarks and market reference points. A substantial portion of total compensation for our Chief Executive Officer is subject to Company, individual and share price performance and is at risk of forfeiture.

Future policy table

The Remuneration Policy set out in this report is subject to approval by a binding vote of the Company’s shareholders at the AGM.

Executive Director compensation

The below table sets out the compensation package for Mr. Ivo Jurek (our Chief Executive Officer and our sole Executive Director).

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding
Base Salary	-Attract and retain high performing individuals -Reflect an individual’s skills, experience and performance -Align with market value of role

The base salary for the Chief Executive Officer is determined by the Compensation Committee after consideration of a number of factors, including: (1) the breadth, scope and complexity of his role; (2) internal equity; (3) current compensation; (4) tenure in position and prior tenure in related roles (excepting Gates); (5) market pay levels; and (6) individual performance.

The Board annually reviews our Chief Executive Officer’s base salary and approves any changes to the Chief Executive Officer’s compensation package in light of such review. The Chief Executive Officer does not participate in deliberations regarding his own compensation.

			There is no prescribed maximum to base salary	None.

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding
Retirement Benefits	-Attract and retain high performing individuals -Align with market value of role -Provide mechanism to accumulate retirement benefits

Gates MatchMaker 401(k) Plan

A qualified defined contribution retirement benefit available to eligible U.S. employees (as defined in the plan document) that is intended to qualify as a profit sharing plan under Section 401(k) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

A defined contribution retirement benefit is offered to all eligible U.S. participants through the Gates MatchMaker 401(k) Plan. The Gates MatchMaker 401(k) Plan provides employees with individual retirement accounts funded by (1) an automatic Gates-paid contribution of 3% of employee eligible earnings, and (2) a Gates-paid match on employee contributions dollar-for-dollar on the first 3% of eligible earnings that the employee contributes.

Gates MatchMaker 401(k) Plan

The Code sets maximum limitations on employee contributions for participants as well as limitations on the earnings upon which employee/employer contributions may be made. Our plans comply with the maximums under the Code as established and amended from time to time.

None

Supplemental Retirement Plan

We offer a funded, nonqualified plan that provides our Chief Executive Officer with benefits similar to the Gates MatchMaker 401(k) Plan (see above) but without an employer match, the Code contribution and earnings limitations.

Participation in the Supplemental Retirement Plan is offered to specified U.S. employees including the Chief Executive Officer. This plan is a nonqualified deferred

			1. Six percent of base salary. 2. Up to 80% of base salary and bonus.	None

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding

compensation plan that provides participants with two benefit opportunities:

1. Non elective employer contribution. A 6% employer contribution (the “Retirement Contribution”) on eligible earnings that exceed Section 401(a)(17) of the Code’s dollar limits.

2. Compensation Deferral Opportunity. The Supplemental Retirement Plan permits participants to defer up to 80% of base salary and 80% of bonus compensation. There is no employer paid matching contribution on these deferrals.

Other Benefits	-Attract and retain high performing individuals -Align with market value of role	The additional benefits for the Chief Executive Officer may generally consist of a parking subsidy, tax preparation services, gym reimbursement and an executive annual physical examination. Tax gross-ups may be provided to Chief Executive Officer for certain relocation benefits.

1.  Parking maximum is up to the actual cost of 12 months of parking. The current applicable rate for parking is $1950.

2.  Executive physical: no maximum

3.  Tax preparation: Up to $2,500.

4.  Gym reimbursement: up to $300 annually for employee and employee’s spouse

These benefits are subject to periodic review.

None

		Other benefits, such as medical, dental and short-term disability coverage may be provided to the Chief Executive Officer, identical to the benefits provided to all other eligible U.S.-based employees. The Chief Executive Officer may also	The Chief Executive Officer is currently eligible for enhanced life and AD&D insurance benefits of 3x base salary up to $3,000,000. This is subject to periodic review.	None

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding
		receive enhanced benefits that are not available to other employees, such as relocation assistance and enhanced life, accidental death and dismemberment (“AD&D”) and long-term disability insurance benefits.	An individual disability insurance plan is offered to executives with income over $360,000, including the Chief Executive Officer. These benefits are subject to periodic review.

		Vacation and paid holidays to all employees are provided, including to the Chief Executive Officer.	The Chief Executive Officer is eligible for four weeks of vacation in 2018. This is subject to periodic review.	None

Change in Control and Severance Benefits

-Attract and retain high performing individuals

-Allows individuals to perform their duties with respect to any potential proposed corporate transaction without concern for the impact of the transaction on their individual employment

-The interests of shareholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions

Severance Benefits

The Executive Severance Plan provides for severance payments upon certain termination of employment events to the Chief Executive Officer and thereby provides for stability and continuity of operations.

The Executive Severance Plan also provides for reimbursement for reasonable outplacement and provides an annual bonus opportunity as well as health and dental benefit continuation assistance.

Severance Benefits

The Chief Executive Officer is provided with severance payments for a period of two years and will receive the sum of two times base salary plus two times previous year bonus. This is subject to periodic review.

None

Change of Control Benefits

The Executive Change in Control Plan provides double-trigger benefits to the Chief Executive Officer. The Executive Change in Control Plan serves to encourage the Chief Executive Officer and other key executives to carry out their duties and provide continuity of management in the event of a “change in control” of Gates.

The Executive Change in Control Plan also provides for

			Change of Control Benefits The Chief Executive Officer is provided with payments in the amount of two and one-half times base salary plus target bonus. This is subject to periodic review.	None

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding
reimbursement for reasonable outplacement and provides an annual bonus opportunity as well as health and dental benefit continuation assistance.

Annual Incentive Plan	-Attract and retain high performing individuals -Drive key business results -Advance profitability

We provide an annual incentive opportunity under the Gates Global Bonus Plan (the “Annual Plan”) to (1) reward certain employees, including our Chief Executive Officer, for achieving specific performance goals that would advance our profitability; (2) drive key business results; and (3) recognize individuals based on their contributions to those results.

Payouts under the Annual Plan are based on a combination of the achievement of our financial performance goals in the fiscal year (the “Gates Financial Performance Factor”), which fund the Annual Plan, and the Chief Executive Officer’s performance during the fiscal year against his individual performance goals (the “Individual Performance Factor”).

Gates Financial Performance Factor

The Gates Financial Performance Factor sets the funding levels for the Annual Plan. The Board, after an evaluation of possible financial performance measures, may determine which financial measures to use going forward, including Adjusted EBITDA (50%), Free Cash Flow (30%) and Revenue (20%). The Board may determine the financial performance measures which

			There is no maximum on the discretionary components of the Annual Plan.	Subject to clawback in accordance with Gates’ Incentive Clawback Policy (as described in the notes to this Future Policy Table)

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding

are critical indicators of our performance and, when combined, contribute to sustainable growth.

After the Gates Financial Performance Factor is calculated and the “pool” is set to fund bonus payouts, our Chief Executive Officer has the discretion to determine how that pool is allocated throughout the organization (excluding with respect to himself). This is done by adjusting the Gates Financial Performance Factor either upward or downward for each functional area or geographic region based on the performance of that functional area or geographic region.

Individual Performance Factor

The Chief Executive Officer’s Individual Performance Factor will be determined based on both financial and non-financial objectives appropriate for his position. The below individual performance goals may be used for the Chief Executive Officer. For 2018, we selected the following individual performance goals for the Chief Executive Officer:

•  Operational Excellence: Improvements in operational efficiency/productivity.

•  Building Organizational Capacity: Increasing talent pipeline within the organization; attracting and developing talent and growing organizational capacity.

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding

•  Financial Goals: Achieving our annual financial plan.

Similar performance goals may be selected for each fiscal year going forward. Actual amounts paid under the Annual Plan are calculated by multiplying for each fiscal year the Chief Executive Officer’s base salary at the end of each fiscal year by (i) his Annual Plan target bonus opportunity (which is reflected as a percentage of base salary), (ii) the final Gates Financial Performance Factor and (iii) the Individual Performance Factor. See the “Annual Incentive Plan” sub-heading in the “Notes to the future policy table” section of the Remuneration Policy for a description of the performance measures applicable to the Annual Plan.

Sign-on and Discretionary Bonuses	-Attract high performing individuals -Align with market value of role	Sign-on bonuses may be used only when necessary to attract highly skilled officers to the Company. Generally they are used to incentivize candidates to leave their current employers, or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers.	There is no maximum.	Potential for clawback if employee voluntarily terminates within a specified period of time of receiving payment.

Long Term Incentive	-Attract and retain high performing individuals -Incentivize long-term business performance -Ensure long-term compensation is directly linked to the value that is delivered to the shareholders.

In connection with the IPO, we adopted the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan (the “2018 Omnibus Incentive Plan”), a market-based long-term incentive program which allows for awards of a mix of performance shares, stock options and restricted shares.

2014 Incentive Plan and Co-Invest Shares

Our pre-IPO long-term incentive program consisted of awards under the 2014 Omaha Topco Ltd. Stock Incentive Plan, which was assumed by

			PRSUs have a maximum payout opportunity of 200% of the target. There is no maximum opportunity for the RSUs or options.	Subject to clawback in accordance with Gates’ Incentive Clawback Policy

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding

Gates Industrial Corporation plc and renamed the Gates Industrial Corporation plc Stock Incentive Plan in connection with the pre-IPO reorganization (the “2014 Incentive Plan”), permitting our Chief Executive Officer to obtain shares in Omaha Topco. In connection with the assumption by Gates of the awards under the 2014 Omaha Topco Ltd. Stock Incentive Plan, Omaha Topco options were converted into Gates options at an exchange ratio of 0.76293 Gates ordinary shares for each outstanding Omaha Topco share and the exercise prices were adjusted to ensure that the options received were of equivalent economic value to the legacy Omaha Topco options. Additionally, Omaha Topco restricted stock units were converted into Gates restricted stock units at an exchange ratio of 0.76293 Gates ordinary shares for each outstanding Omaha Topco share.

Prior to our IPO, our Chief Executive Officer was provided with the opportunity to invest in Omaha Topco’s common stock. In connection with the IPO and the assumption by Gates of the awards under the 2014 Omaha Topco Ltd. Stock Incentive Plan, Omaha Topco shares were converted into Gates ordinary shares. Our Chief Executive Officer participated in the program and invested in 149,118 shares.

2019 Long-Term Incentive

In 2019, the Compensation Committee approved a long-

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding

term incentive grant (the “2019 LTI”) under the 2018 Omnibus Incentive Plan. The 2019 LTI is comprised of 33% time-based vesting restricted stock units (“RSUs”), 33% time-based vesting stock options and 34% performance based RSUs (“PRSUs”). Each of the RSUs and options will vest in equal annual installments on the first three anniversaries of the grant date, subject to the executive’s continued employment through the applicable vesting date. The PRSUs will vest upon completion of their applicable performance period, and will be paid after certification of the performance results by the Compensation Committee. See the “2019 Long-Term Incentive” sub-heading in the “Notes to future policy table” section of the Remuneration Policy for a description of the performance measures applicable to the 2019 LTI.

The award under the 2019 LTI was granted on February 22, 2019. The target total grant date fair value for our Chief Executive Officer was $4,500,000.

In addition, our Chief Executive Officer was awarded a one-time special grant of time-based stock options with a grant date fair value of $4,500,000. These options are premium priced options which have an exercise price of $19.00 per share and vest in equal installments on the third, fourth and fifth anniversary of the grant date.

Additional long-term incentive plans may be approved by the Compensation Committee under the 2018 Omnibus Incentive Plan.

Non-Executive Director compensation

The non-executive directors of the Company for the year ending December 29, 2018 were David Calhoun, Julia Kahr, James Ireland, Terry Klebe, Karyn Ovelmen, John Plant and Neil Simpkins (together, the “Non-Executive Directors”). Karyn Ovelmen resigned from the Board on March 1, 2019. Stephanie Mains was appointed to the Board on February 28, 2019. We are party to a shareholders’ agreement with certain affiliates of The Blackstone Group L.P. (“Blackstone” or our “Sponsor”). This agreement grants our Sponsor the right to designate nominees to our Board subject to the maintenance of certain ownership requirements in us. Our Sponsor appointed David Calhoun, Julia Kahr and Neil Simpkins to the Board (together, the “Sponsor-affiliated Directors”). The Sponsor-affiliated Directors receive no compensation for serving on the Board.

The Company believes that the following program and levels of compensation are necessary to secure and retain the services of Non-Executive Directors possessing the skills, knowledge and experience to successfully support and oversee the Company as a member of our Board. Eligible directors may elect to receive all or a portion of their cash retainer in the form of restricted stock units.

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding
Fees Earned or Paid in Cash	-Attract and retain Non-Executive Directors with a diverse set of skills, background and experience -Align with market value of role

$125,000 as an annual cash retainer (payable in quarterly instalments in arrears) and prorated from start date.

The base salary is reviewed annually or at other times when appropriate and may be increased from time to time pursuant to such review.

			The annual cash retainer is not adjusted once awarded.	No recovery provisions apply

Stock Awards

-Attract and retain Non-Executive Directors with a diverse set of skills, background and experience

-Align with market value of role

- Align our eligible directors’ financial interests with those of our shareholders

$100,000 in value of restricted stock units (payable annually). This is reviewed annually or at other times when appropriate and may be increased from time to time pursuant to such review.

In connection with James Ireland’s appointment to the Board on November 7, 2018, the Board approved

			The value of restricted stock units is not adjusted once awarded.	Subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with (i) any clawback, forfeiture, or other similar policy adopted by the Board or the Compensation Committee and as in effect from time to time, and (ii) applicable law. Further, to the extent that the director receives any amount

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding

a one-time award of 6,451 restricted stock units with a grant date fair value of $99,991 (as partial shares are rounded down). The RSUs were granted under the 2018 Omnibus Incentive Plan, and vest in full on the first anniversary of the grant date.

In addition, during 2018, each of Messrs. Klebe and Plant and Ms. Ovelmen received a grant of 5,643 RSUs valued at $99,994 (as partial shares are rounded down) on the grant date. The RSUs were granted under the 2018 Omnibus Incentive Plan, and vest in full on the first anniversary of the grant date.

in excess of the amount that he or she should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations, or other administrative error), the director shall be required to repay any such excess amount to the Company.

Committee Chairperson Fees

-Attract and retain Non-Executive Directors with a specialized set of skills, background and experience

-Recognize additional time and responsibility associated with role

-Align with market value of role

The chairpersons of the following committees are entitled to receive the additional fixed annual cash retainers (payable in quarterly installments in arrears) listed below:

Chair, Audit Committee: $25,000

Chair, Compensation Committee: $10,000

			The fees are not adjusted once awarded	No recovery provisions apply

Compensation Component	Purpose / Link to Gates’s Business Strategy	How Component Operates	Maximum Opportunity	Recovery or withholding
Chair, Nominating and Governance Committee: $10,000 These amounts are reviewed annually or at other times when appropriate and may be increased from time to time pursuant to such review.

Reimbursement for preparation of tax filings in UK	-Align with market value of role -Support unique tax filing requirements associated with our incorporation in the UK	We reimburse each Non-Executive Director for any advisory fees incurred by such director in connection with the preparation of such director’s UK tax return.	We reimburse each director for their actual costs.	No recovery provisions apply

Notes to future policy table

Executive Director compensation

Base Salary

Effective January 1, 2018, we adjusted the base salary of our Chief Executive Officer (from $900,000 to $945,000) to reward performance as well as to better align his compensation to the market. Our Chief Executive Officer’s base salary increase also reflected a one-time salary adjustment that was provided to offset the elimination of automobile allowances beginning in 2018.

Retirement Benefits

We offer the following retirement benefits to eligible U.S.-based employees, including our Chief Executive Officer.

Plan	Description
Gates MatchMaker 401(k) Plan	A qualified defined contribution retirement benefit available to eligible U.S. employees (as defined in the plan document) that is intended to qualify as a profit sharing plan under Section 401(k) of the Code.

Supplemental Retirement Plan	A funded, nonqualified plan that provides our executives, including our Chief Executive Officer, benefits similar to the Gates MatchMaker 401(k) Plan but without an employer match, the Code contribution and earnings limitations.

We offer a defined contribution retirement benefit to all eligible U.S. participants through the Gates MatchMaker 401(k) Plan. The Gates MatchMaker 401(k) Plan provides employees with individual retirement accounts funded by (1) an automatic Gates-paid contribution of 3% of employee eligible earnings, and (2) a Gates-paid match on employee contributions dollar-for-dollar on the first 3% of eligible earnings that the employee contributes. The Code sets maximum limitations on employee contributions for participants and as well as limitations on the earnings upon which employee/employer contributions may be made. Our plans comply with the maximums under the Code as established and amended from time to time.

We currently offer participation in the Supplemental Retirement Plan to specified U.S. employees that include our Chief Executive Officer. This plan is a nonqualified deferred compensation plan that provides participants with two benefit opportunities:

A.	Non elective employer contribution. A 6% employer contribution (the “Retirement Contribution”) on eligible earnings that exceed Section 401(a)(17) of the Code’s dollar limits.

B.

Compensation Deferral Opportunity. The Supplemental Retirement Plan permits participants to defer up to 80% of base salary and 80% of bonus compensation. There is no employer paid matching contribution on these deferrals.

These deferrals are in addition to amounts participants may defer in the Gates MatchMaker 401(k) Plan.

Other Benefits

We provide other benefits to the Chief Executive Officer that we believe are necessary to compete for executive talent. The additional benefits for the Chief Executive Officer may generally consist of a parking subsidy, tax preparation services and an executive annual physical examination. Tax gross-ups are provided for certain relocation benefits which are provided in connection with an executive’s commencement of employment with us.

We also provide other benefits such as medical, dental and short-term disability coverage to our Chief Executive Officer, which are identical to the benefits provided to all other eligible U.S.-based employees. Our executive officers, including our Chief Executive Officer, also receive enhanced benefits that are not available to other employees, such as relocation assistance and life, accidental death and dismemberment (“AD&D”) and long-term disability insurance benefits. Specifically, our Chief Executive Officer was eligible for enhanced life and AD&D insurance benefits in 2018 for 3x base salary up to $3,000,000. In addition, our Chief Executive Officer was eligible for enhanced long-term disability insurance benefits of 66.7% of his salary (up to $20,000/month). The individual disability insurance plan is offered to executives with an income of over $360,000, including our Chief Executive Officer, to cover annual income in excess of $360,000. The plan provides an additional $10,000 of monthly benefit above the group disability plan. We also provide vacation and paid holidays to all employees, including our Chief Executive Officer. Our Chief Executive Officer was eligible for four weeks of vacation in 2018.

Change in Control and Severance Benefits

The Board believes that our Chief Executive Officer is better able to perform his duties with respect to any potential proposed corporate transaction without concern for the impact of the transaction on his individual employment with carefully structured change-in-control and severance benefits. In addition, the Board believes that the interests of our shareholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions. We provide limited single-trigger change-in-control benefits to our Chief Executive Officer in his equity grant agreement and pursuant to the Supplemental Retirement Plan.

In connection with the IPO, we adopted the Executive Severance Plan and Executive Change in Control Plan. The Executive Severance Plan provides for severance payments upon certain terminations of employment to our Chief Executive Officer and other senior executives who are expected to make substantial contributions to our success and thereby provides for stability and continuity of operations. The Chief Executive Officer is provided with severance payments for a period of two years and will receive the sum of two times base salary plus two times previous year bonus should his employment be terminated either by us without “cause” or by the executive for “constructive termination.” The Executive Severance Plan also provides for an annual bonus payout as well as reimbursement for reasonable outplacement and provides health and dental benefit continuation assistance.

The Executive Change in Control Plan provides double-trigger benefits to our Chief Executive Officer. The Executive Change in Control Plan serves to encourage our Chief Executive Officer to carry out their duties and provide continuity of management in the event of a “change in control” of Gates. Our Chief Executive Officer is provided with payments in the amount of two and one-half times base salary plus target bonus should his employment be terminated either by us without “cause” or by the executive for “constructive termination” within the two-year period following a change in control. The Executive Change in Control Plan also provides for an annual bonus payout as well as reimbursement for reasonable outplacement and provides life and long-term disability insurance and health and dental benefit continuation assistance. The benefits provided under both the Executive Severance Plan and the Executive Change in Control Plan are contingent upon our Chief Executive Officer’s execution and non-revocation of a general release of claims and compliance with specified restrictive covenants.

Annual Incentive Plan

The Annual Plan is provided to (1) reward certain employees, including our Chief Executive Officer, for achieving specific performance goals that would advance our profitability; (2) drive key business results; and (3) recognize individuals based on their contributions to those results.

Payouts under the 2018 Annual Plan were based on a combination of the Gates Financial Performance Factor and the Individual Performance Factor.

Gates Financial Performance Factor. The Gates Financial Performance Factor sets the funding levels for the Annual Plan. The Board, after an evaluation of possible financial performance measures, determined to use Adjusted EBITDA (50%), Free Cash Flow (30%) and Revenue (20%) as the financial performance measures for 2018 (as were also used in 2017). The Board determined that these financial performance measures were critical indicators of our performance for 2018 and, when combined, contributed to sustainable growth. Financial performance for these measures was determined 100% at a company-wide level. The Annual Plan financial performance measures are described below.

Performance Measure	Definitions
Adjusted EBITDA (50%)	Adjusted EBITDA under the Annual Plan is defined in substantially the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures,” of our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, except it does not include foreign exchange impacts if greater than an absolute value of $10 million.

Free Cash Flow (30%)	Calculated as Adjusted EBITDA (as defined for purposes of the Annual Plan as described immediately above), less capital expenditures, plus or minus the change in average trade working capital; measured as an annualized average against actual performance.

Revenue (20%)	Revenue under the Annual Plan is defined as consolidated revenue as reflected in our financial statements, excluding the impacts of acquisitions made during the fiscal year.

The Compensation Committee has reserved the ability to adjust the actual financial performance results to exclude the effects of extraordinary, unusual or infrequently occurring events. The weighted achievement factor for each of the financial performance measures will be determined by multiplying the weight attributed to each performance measure by the applicable achievement factor for each measure. For each of the performance measures, the achievement factor will be determined by calculating the payout percentage against the target goal based on a pre-established scale. Funding attainment with respect to these performance measures can range from:

•	no funding for performance below the threshold requirement level;

•	50% of target incentive for achieving 95% of the target performance requirement; and

•	150% of target incentive for achieving 105% of the target performance requirement.

If achievement with respect to any performance measure falls between the threshold and target, or between the target and maximum, earned award amounts for that particular performance measure will be interpolated on a straight-line mathematical basis (and rounded to the nearest whole number). If achievement with respect to any performance measure does not reach threshold, then that measure will be deemed to have 0% attainment.

The following table outlines the calculation of the funding attainment based on the pre-established scale.

Measure	Weighting	Threshold (50% Funding for 95% of Target)	Target (100% Funding)	Maximum (150% Funding for 105% of Target)	2018 Attainment ($)		2018 Attainment (%)	2018 Recommendation (%)
		(Dollars in Millions)
Adjusted EBITDA	50%	$708.8	$746.1	$783.4	$751.4		107%	107%
Free Cash Flow	30%	$529.0	$556.8	$584.6	$553.5	(1)	94%	75%
Revenue	20%	$3,148.8	$3,316.8	$3,446.4	$3,331.9		106%	106%
Total							103%	97%

(1)

For 2018, the Compensation Committee adjusted the Free Cash Flow results to exclude $30.0 million of incremental capital expenditures that were approved by the Board following the establishment of the financial performance targets for 2018 under the Annual Plan.

Notwithstanding the establishment of the performance components and the formula for determining the funding levels as described above, the Compensation Committee has the ability to exercise positive or negative discretion and award a greater or lesser amount to fund the Annual Plan than the amount determined by the above formula if, in the exercise of its business judgment, the Compensation Committee determines that a greater or lesser amount is warranted under the circumstances. For 2018, based on management’s recommendation, the Compensation Committee used its discretion to reduce the attainment percentage for Free Cash Flow from 94% to 75%, which resulted in the total attainment percentage being reduced from 103% to 97%.

After the Gates Financial Performance Factor is calculated and the “pool” is set to fund bonus payouts, our Chief Executive Officer has the discretion to determine how that pool is allocated throughout the organization (excluding with respect to himself). This is done by adjusting the Gates Financial Performance Factor either upward or downward for each functional area or geographic region based on the performance of that specific functional area or geographic region.

Individual Performance Factor. Our Chief Executive Officer’s Individual Performance Factor is determined based on both financial and non-financial objectives appropriate for his position. For 2018, we selected the following individual performance goals for our Chief Executive Officer:

•	Operational Excellence: Improvements in operational efficiency/productivity.

•	Building Organizational Capacity: Increasing talent pipeline within the organization; attracting and developing talent and growing organizational capacity.

•	Financial Goals: Achieving our annual financial plan.

Actual amounts paid under the Annual Plan were calculated by multiplying our Chief Executive Officer’s base salary in effect on December 31, 2018 by (i) his Annual Plan target bonus opportunity (which is reflected as a percentage of base salary), (ii) the final Gates Financial Performance Factor and (iii) the Individual Performance Factor. There is no maximum on the discretionary components of the Annual Plan. The following table illustrates the calculation of the annual cash incentive awards payable to our Chief Executive Officer under the 2018 Annual Plan based on 2018 financial performance and individual performance.

Name	Base Salary ($)	Target Bonus (% of Base Salary)	Target Bonus Opportunity ($)	Combined Performance Factor (%)*	Actual Payout ($)
I. Jurek	$945,000	150%	$1,417,500	98%	$1,389,150

*	The final percentage after applying the Gates Financial Performance Factor and the Individual Performance Factor.

Sign-on and Discretionary Bonuses

From time to time, we may award sign-on and discretionary bonuses. Sign-on bonuses are used only when necessary to attract highly skilled officers to the Company. Generally they are used to incentivize candidates to leave their current employers, or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers. No sign-on or discretionary bonus was awarded to our Chief Executive Officer in 2018.

Long-Term Incentive

We believe that our Chief Executive Officer’s long-term compensation should be directly linked to the value we deliver to shareholders. Equity awards to our Chief Executive Officer are designed to provide long-term incentive opportunities over a period of several years.

Historically, grants have not been made on an annual basis, and instead were made upon an executive’s commencement of employment with us, when an executive receives a promotion into a more senior-level position or to reward performance. In connection with the IPO, we adopted the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan, a market-based long-term incentive program which allows for awards of a mix of performance shares, stock options and restricted shares. The 2018 Omnibus Incentive Plan is informed by the peer group and broader public company practice and is consistent with our compensation objective of providing a long-term equity incentive opportunity that aligns compensation with the creation of shareholder value and achievement of business goals.

2014 Incentive Plan and Co-Invest Shares. Our pre-IPO long-term incentive program consisted of awards under the 2014 Omaha Topco Ltd. Stock Incentive Plan, which was assumed by Gates Industrial Corporation plc and renamed the Gates Industrial Corporation plc Stock Incentive Plan in connection with the pre-IPO reorganization, permitting our Chief Executive Officer to obtain shares in Omaha Topco. In connection with the assumption by Gates of the awards under the 2014 Omaha Topco Ltd. Stock Incentive Plan, Omaha Topco options were converted into Gates options at an exchange ratio of 0.76293 Gates ordinary shares for each outstanding Omaha Topco share and the exercise prices were adjusted to ensure that the options received were of equivalent economic value to the legacy Omaha Topco options. Additionally, Omaha Topco restricted stock units were converted into Gates restricted stock units at an exchange ratio of 0.76293 Gates ordinary shares for each outstanding Omaha Topco share.

The stock options granted under our 2014 Incentive Plan have four equally-weighted tiers. Tier I is subject to a five-year pro rata vesting schedule, and the remaining tiers are subject to vesting upon our Sponsor’s achievement of specified internal rates of return or multiple of investment targets. Vesting of Tier I may accelerate upon specified events, and, for grants awarded prior to May 2017 vesting may continue past separation of service. Vesting of Tiers II—IV may continue past separation of service upon specified events. Going forward, equity incentive awards will be made pursuant to the 2018 Omnibus Incentive Plan.

Prior to our IPO, our Chief Executive Officer was provided with the opportunity to invest in Omaha Topco’s common stock. In connection with the IPO and the assumption by Gates of the awards under the 2014 Omaha Topco Ltd. Stock Incentive Plan, Omaha Topco shares were converted into Gates ordinary shares. Our Chief Executive Officer participated in the program and invested in 149,118 shares.

2019 Long-Term Incentive. In February 2019, our Compensation Committee approved the first annual long-term incentive grant (the “2019 LTI”) under the 2018 Omnibus Incentive Plan to incentivize long-term business performance as well as to promote retention. The 2019 LTI is comprised of 33% time-based vesting RSUs, 33% time-based vesting stock options and 34% PRSUs. Each of the RSUs and options will vest in equal annual installments on the first three anniversaries of the grant date, subject to the executive’s continued employment through the vesting date. The PRSUs will vest upon completion of the three year performance period and will be paid out after certification of results by the Compensation Committee.

The awards under the 2019 LTI were granted on February 22, 2019. The target total grant date fair value for our Chief Executive Officer’s award was $4,500,000. With respect to the RSUs, in the event of a termination for any reason other than death, disability or change in control prior to the vesting of the RSUs, all unvested shares of RSUs shall be forfeited. The RSUs will fully vest in the event of a termination due to death or disability and immediately prior to a change in control.

In addition, our Chief Executive Officer was awarded a one-time special grant of time-based stock options with a grant date fair value of $4,500,000. These options are premium priced options which have an exercise price of $19.00 per share and vest in equal installments on the third, fourth and fifth anniversary of the grant date.

The PRSUs provide that 50% of the award will generally vest if the Company achieves a certain level of average annual Adjusted Return on Invested Capital (“Adjusted ROIC”) and the remaining 50% of the PRSUs will generally vest if the Company achieves certain relative total shareholder return (“Relative TSR”) goals, in each case, measured over a three year performance period. The total number of PRSUs that vest at the end of the performance period will range from 0% to 200% of the target as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale.

Payouts for achievement between the performance levels will be determined based on a straight line interpolation of the applicable payout range. The PRSU awards will vest at the end of the three-year performance period, subject to our Chief Executive Officer’s continued employment through the end of the applicable performance period, and are paid out after the certification of the performance results by the Compensation Committee.

If the executive’s employment terminates for any reason other than as described below, all unvested PRSUs will be forfeited. Upon death or disability during the performance period, PRSUs representing a pro-rata portion of the number of PRSUs that would have vested based on the Company’s actual performance for the entire performance period will be eligible to vest on a pro-rata basis based on days employed during the performance period. Upon a change in control during the performance period, the PRSUs will vest based on the Company’s Relative TSR performance as measured through the date of the change in control and Adjusted ROIC as measured through the most recently completed fiscal quarter relative to the performance criteria determined by the Compensation Committee. Additionally, a target number of PRSUs will vest if a change in control occurs within the first six months of the performance period.

Incentive Clawback Policy

We have adopted a clawback policy for incentive compensation. Under the policy, if the Compensation Committee determines that incentive compensation of its current and former Section 16 officers (or any other current and former employee designated by the Board or the Compensation Committee) was overpaid, in whole or in part, as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law), and such restatement was caused or contributed, directly or indirectly, by such employee’s fraud, willful misconduct or gross negligence, then the Compensation Committee will determine, in its discretion, whether to seek to recover or cancel any overpayment of incentive compensation paid or awarded based on the inaccurate financial information or restated results. The clawback policy and our 2018 Omnibus Incentive Plan also provide that if a covered person engages in any detrimental activity (as defined in our 2018 Omnibus Incentive Plan) as determined by the Compensation Committee, the Compensation Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of such covered person’s outstanding awards; or (ii) forfeiture by the covered person of any gain realized on the vesting or exercise of awards, and prompt repayment of any such gain to us.

Non-Executive Director Compensation

In 2017, we analyzed competitive market data provided by the Consultant relating to director compensation programs, including both cash retainers, equity awards and stock ownership guidelines. As a result of the analysis, in connection with our IPO, we developed a market-competitive director compensation program for our non-Employee, non-Sponsor affiliated Directors.

The program provides eligible directors with an annual compensation package of $225,000 consisting of $125,000 as an annual cash retainer (payable in quarterly installments in arrears) and $100,000 in value of restricted stock units (payable annually). Restricted stock units vest in full on the first anniversary of the grant date.

Under the Supplemental Retirement Plan, which was amended and restated in March 2018, directors may also elect to defer 20% to 100% of their annual retainer and any committee chair fees, if applicable, as well as 100% of his or her annual RSU grant.

We have adopted stock ownership guidelines for our non-employee, non-Sponsor affiliated directors in order to better align our eligible directors’ financial interests with those of our shareholders by requiring such directors to own a minimum level of our shares. Each of our non-employee, non-Sponsor affiliated directors is required to own stock in an amount equal to four times his or her annual cash retainer. Any such director who does not meet the threshold will be required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company.

Compensation Policy for Other Employees

The Company’s approach to annual compensation reviews is consistent across the Company, with consideration given to the scope of the role, level of experience, responsibility, individual performance and pay levels at comparable companies.

Approach to recruitment remuneration

The compensation package for a new Chief Executive Officer will be set in accordance with the terms of the remuneration policy in force at the time of appointment or hiring.

In the case of an internal appointment/promotion of an individual to the Chief Executive Officer position, the Compensation Committee reserves discretion to set base salary at a level it deems appropriate to reflect the material increase in scope and responsibility.

For external hires and internal appointments, the Compensation Committee may agree that the Company will meet certain relocation expenses which includes home finding assistance, home purchase assistance (including reimbursement of closing costs and limited inspection fees), home sale assistance (marketing and closing cost assistance), moving household goods, and a lump sum for miscellaneous expenses of $6,500.

Sign on bonuses will also be used at the Compensation Committee’s discretion to attract highly skilled officers to the Company. Generally, they are used to incentivize candidates to leave their current employers, or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers.

Service Contracts

Please refer to the “Policy on payment for loss of office” section of this Remuneration Policy for a description of the obligations on the Company that could give rise to remuneration or loss of office payments.

Illustrations of the application of remuneration policy

The estimated compensation amount for our Chief Executive Officer for the first full year (e.g., 2019) in which the Remuneration Policy applies is shown in the following graph. These amounts reflect three levels of performance as defined below:

•	Threshold: Includes the sum of salary and benefits at threshold level of attainment payout.

•

Target (at expectation): Includes the sum of salary, benefits, and Annual Plan payout at target level of attainment plus target value of the 2019 LTI award granted as well as the Chief Executive Officer’s one-time special award of options. Share price appreciation has been excluded from the amount shown.

•

Maximum: Includes the sum of salary, benefits, and Annual Plan payout at maximum level of attainment plus the 2019 LTI award granted as well as the Chief Executive Officer’s one-time special award of options and assuming maximum level of attainment for the PRSU. Share price appreciation has been excluded from the amount shown.

Additional assumptions used in compiling the graph illustrations are:

•

Base Salary and Benefits: Reflects 2019 annualized rate and benefits including: (1) 401(k) Savings Plan matching contributions; (2) 401(k) Retirement contributions; (3) health and welfare benefits; (4) parking subsidy; and (5) tax preparation services. Certain benefits will vary from year to year but make up a small portion of total remuneration. The amounts shown in the graph assume these variable amounts will not change in 2019.

•

Bonus: Reflects potential payments under the Annual Plan based solely upon financial metrics (1) minimum = at threshold performance, which assumes none of the three performance measures achieved the threshold level of attainment; (2) target = “at expectation” performance, so 100% of target amount would be paid; and (3) maximum = for these purposes we assumed a “stretch” level of performance of 150% of the target amount being paid since the Annual Plan does not have a maximum level of attainment.

•

2019 LTI: consists of options and RSUs reflected at grant date fair value and PRSUs at a grant date fair value at “target” or “maximum” levels as applicable. Each equity vehicle is listed separately in the table below. In all scenarios, 2019 LTI values assume no share price change relative to the closing price of Gates shares on the grant date. These values do not represent actual amounts that the Chief Executive Officer would receive in 2019 as the options and RSUs vest ratably over three years and the PRSUs vest, only to the extent earned, at the end of a three-year performance period.

•

Chief Executive Officer’s one-time special award: consists of options reflected at grant date fair value, and assume no share price change relative to the closing price of Gates shares on the grant date. These values do not represent actual amounts that the Chief Executive Officer would receive in 2019 as the options vest ratably at the third, fourth and fifth anniversary of the grant date.

Note, the amounts in the graph above exclude share price appreciation. Assuming share price appreciation of 50% during the performance period, the Chief Executive Officer’s 2019 LTI and one-time special award set out in the maximum column in the graph above would be valued at $15,794,949 (i.e. 150% of the aggregate amount of $10,529,966 of such awards as shown in the maximum column in the graph above).

Policy on payment for loss of office

Executive Director

Executive Severance Plan

In connection with our IPO we adopted the executive severance plan (the “Executive Severance Plan”). The Executive Severance Plan provides for severance payments upon certain terminations of employment to our Chief Executive Officer. Our Chief Executive Officer participates in the Executive Severance Plan pursuant to an individual participation agreement.

The Executive Severance Plan provides that, if we terminate the employment of our Chief Executive Officer for any reason other than “cause”, death or disability, or if the our Chief Executive Officer terminates other than for a “constructive termination,” then our Chief Executive Officer will be entitled to receive:

•	salary continuation payments in an amount equal to the sum of two times base salary and two times previous year bonus;

•

our Chief Executive Officer’s annual bonus under the Annual Plan as earned (without the adjustment for an individual performance factor) for the year in which the separation occurs (pro-rated for days of service during the fiscal year), payable concurrently with cash bonus payments to other employees under the Annual Plan;

•

cash payments in an amount equal to the total amount of Gates’ portion of the monthly COBRA insurance premiums for participation in the health and dental benefit programs in which our Chief Executive Officer participated immediately prior to separation, payable monthly for each month of the welfare continuation period, which is for a period of 24 months; and

•

reimbursement for reasonable outplacement services which are directly related to our Chief Executive Officer’s termination and which are incurred only during a six-consecutive month period that ends within or with the 12-month period following the termination of our Chief Executive Officer’s employment.

For these purposes, “cause” and “constructive termination” have the meanings ascribed to such terms in the Executive Severance Plan.

Our Executive Severance Plan contains a “best-of-net” provision. With a “best-of-net” provision, if any of the participants is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance the participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.

Our Chief Executive Officer is not entitled to payments under the Executive Severance Plan if he is entitled to receive payment under the Executive Change in Control Plan discussed below. In addition, in order to receive payments under the Executive Severance Plan, our Chief Executive Officer must execute and not revoke a release of claims against us and continue to comply with confidentiality, non-compete, non-solicitation and non-disparagement covenants during each of the executive’s employment and for the one-year period following any termination of employment (or such longer period as our Chief Executive Officer is eligible to receive severance payments from us).

Executive Change in Control Plan

In connection with our IPO we adopted the executive change in control plan (the “Executive Change in Control Plan”) in which our Chief Executive Officer participates pursuant to an individual participation agreement. The Executive Change in Control Plan serves to encourage our Chief Executive Officer to carry out his duties and provide continuity of management in the event of a “change in control” of Gates.

If a change in control occurs and our Chief Executive Officer’s employment is terminated by us or a successor for reasons other than “cause” or is terminated voluntarily by him for “constructive termination,” in each case within the period beginning 90 days prior to the consummation of a change in control and ending on the second anniversary of the date of such change in control, then the Executive Change in Control Plan generally provides that he would be entitled to receive:

•	a lump-sum payment in the amount of two and one-half times base salary plus target bonus amount;

•	a lump-sum payment equal to his target bonus amount in effect prior to the change in control (pro-rated for days of service during the fiscal year);

•

cash payments in an amount equal to the total amount of the monthly COBRA insurance premiums for participation in the health and dental benefit programs as well as the monthly premiums for the life and long-term disability insurance benefit programs in which he participated immediately prior to separation, payable monthly for each month of the welfare continuation period, which is equal to 30 months for our Chief Executive Officer; and

•

reimbursement for reasonable outplacement services which are directly related to our Chief Executive Officer’s termination and which are incurred only during a six-consecutive month period that ends within or with the 12-month period following the termination of his employment.

For these purposes, “change in control”, “cause” and “constructive termination” have the meanings ascribed to such terms in the Executive Change in Control Plan.

Neither plan contains a single trigger or a modified single trigger for benefits. In addition, the Executive Change in Control Plan does not provide for benefits upon death or disability following a change in control.

Our Executive Change in Control Plan contains a “best-of-net” provision. With a “best-of-net” provision, if any of the participants is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance the participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.

To the extent a payment or benefit that is paid or provided under the Executive Change in Control Plan would also be paid or provided under the terms of another plan, program, agreement, arrangement or legal requirement, the executive would be entitled to payment under the Executive Change in Control Plan or such other applicable plan, program, agreement, arrangement or legal requirement, whichever provides for greater benefits, but would not be entitled to benefits under both the Executive Change in Control Plan and such other plan, program, agreement, arrangement or legal requirement.

In addition, in order to receive payment and benefits under the Executive Change in Control Plan, our Chief Executive Officer must execute and not revoke a release of claims against Gates and continue to comply with confidentiality, non-compete and non-solicitation covenants during each of the executive’s employment and for the one-year period following any termination of employment (or such longer period as our Chief Executive Officer is eligible to receive severance payments from us).

Non-Executive Directors

The Company’s general policy is that Non-Executive Directors should be employed on an “at will” basis such that no notice provision applies. There are no obligations which could give rise to a remuneration or loss of office payment to any of the Non-Executive Directors.

The Compensation Committee may vary these terms if the particular circumstances surrounding the appointment of a new Non-Executive Director require it (in accordance with the policy on the appointment of new Non-Executive Directors above). In particular, the Compensation Committee may determine that these terms may vary substantially where it is necessary or desirable to recruit in a market in which “at will” employment terms are not competitive.

Consideration of employment conditions elsewhere in company

Although the Compensation Committee does not consult directly with the broader employee population on the Company’s executive compensation program, the Compensation Committee considers a variety of factors when determining the Remuneration Policy, including but not limited to (1) compensation arrangements covering variable pay and benefits for all employees, (2) recent trends in talent attraction and retention affecting the Company and the industry and (3) employment conditions for the broader employee population. In addition to these considerations, the Compensation Committee believes that the compensation policy for its high level executives is necessary to reflect the increased qualifications and level of responsibility of the position relative to the typical employee.

Consideration of shareholder views

The Compensation Committee will consider the shareholders’ advisory votes on the directors’ remuneration report presented to the Company’s shareholders at each annual general meeting.

The Company is committed to continued engagement between shareholders and the Company to fully understand and consider shareholders’ input and concerns.

THE DIRECTORS’ REMUNERATION REPORT FOR 2018

Remuneration for each director

Summary compensation table for the Executive Director

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Executive Director
Ivo Jurek	2018	$943,269	—	—	—	$1,389,150	—	$201,983	$2,534,402
	2017	$900,000	—	—	$749,472	$2,025,000	—	$195,305	$3,869,777

(1)	The amounts reported in the “Salary” column consist of base salary earned in 2018. Mr. Jurek’s base salary increased from $900,000 to $945,000.
(2)	The amounts reported in the “Non-Equity Incentive Plan Compensation” column include amounts earned by our Chief Executive Officer under the Annual Plan.
(3)

The amounts reported in the “All Other Compensation” column for 2018 reflect the sum of: (1) the amounts contributed by Gates to the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan, which are calculated on the same basis for all participants, including our Chief Executive Officer; (2) relocation benefits (where applicable) and a related gross-up; and (3) the cost of all other executive benefits that are required to be reported by U.S. Securities and Exchange Commission (“SEC”) rules.

The narrative following the table below describes these components of All Other Compensation:

Name	Company Contributions to Gates MatchMaker 401 (k)(a)	Company Contributions to Gates Executive Supplemental Retirement Benefit Plan(b)	Relocation	Tax Gross-ups(c)	Other Benefits(d)	Total
I. Jurek	$16,500	$161,596	—	—	$23,886	$201,983

(a)

Company Contributions to Gates MatchMaker 401(k) Plan. Gates makes matching contributions on 100% up to 3% of eligible earnings deferred by all eligible participants, including our Chief Executive Officer, in accordance with the Gates MatchMaker 401(k) Plan. Gates also makes a non-elective contribution to all eligible participants, including our Chief Executive Officer, in an amount equal to 3% of eligible earnings, subject to Code limitations.

(b)

Company Contributions to the Supplemental Retirement Plan. Gates makes a Retirement Contribution of 6% of eligible compensation on behalf of all eligible participants, including our Chief Executive Officer, under the Supplemental Retirement Plan for eligible compensation that exceeds Section 401(a)(17) of the Code.

(c)	Tax Gross-Ups. Gates provides a reimbursement for taxable moving expenses.
(d)

Other Benefits. Certain additional limited benefits are made available to our Chief Executive Officer. The aggregate incremental cost of these benefits is included for our Chief Executive Officer in the “All Other Compensation” column of the Summary Compensation Table. In general, these benefits include a parking subsidy and tax preparation services. Gates also makes available executive physicals to our Chief Executive Officer. Amounts reported also include the full value of the premiums paid by Gates with respect to the enhanced life, AD&D and long-term disability insurance benefits provided to our Chief Executive Officer.

2018 Grants of Plan-Based Awards

The following table provides information on bonus opportunity ranges under the 2018 Annual Plan for, and stock options granted in 2018 to, our Chief Executive Officer.

	Grant Date	Estimated Future Payouts under non-equity incentive plan awards ($)			All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)
Name		Threshold	Target	Maximum
I. Jurek(1)		$141,750	$1,417,500	—

(1)

The amounts for Mr. Jurek represent the cash-based award opportunity range under the 2018 Annual Plan. For purposes of this table and threshold level disclosure, we assumed that the lowest weighted of the three performance measures achieved the threshold level of attainment (in other words, 10% of the target award was earned) and the Individual Performance Factor was set at 100%. Additionally, discretion can be used to reduce the payment to zero. Annual Plan payments, if earned, are contingent upon Mr. Jurek remaining in continuous employment through the payment date. The calculation uses Mr. Jurek’s base salary as of December 31, 2018. The actual amount earned by Mr. Jurek for 2018 is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

2018 Grants

No long-term equity incentive awards were granted to our Chief Executive Officer in 2018.

Outstanding Equity Awards at December 29, 2018

The following table provides information regarding outstanding equity awards held by our Chief Executive Officer as of December 29, 2018.

				Option Awards					Stock Awards
Name	Grant Date			Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
I. Jurek	5/18/2015	Tier I	(1)	610,343	406,896	—	$6.56	5/18/2025
	5/18/2015	Tier II		—	—	1,017,239	$6.56	5/18/2025
	5/18/2015	Tier III		—	—	1,017,239	$6.56	5/18/2025
	5/18/2015	Tier IV		—	—	1,017,239	$9.84	5/18/2025
	5/2/2017	Tier I	(1)	27,099	108,397	—	$7.87	5/2/2027
	5/2/2017	Tier II		—	—	135,496	$7.87	5/2/2027
	5/2/2017	Tier III		—	—	135,496	$7.87	5/2/2027
	5/2/2017	Tier IV		—	—	135,496	$11.80	5/2/2027

(1)	Represents Tier I time-vesting stock options held by our Chief Executive Officer as of December 29, 2018. The Tier I options vest 20% on each of the first five anniversaries of the grant date.
(2)

Represents Tier II, III and IV exit-vesting stock options held by our Chief Executive Officer as of December 29, 2018. The Tier II, III and IV exit-vesting options become vested when and to the extent specified internal rate of return or multiple of investment targets are achieved by Blackstone.

2018 Option Exercises and Stock Vested

There was no exercise or stock vesting events for our Chief Executive Officer in 2018.

Compensation for Non-Executive Directors

The following table provides summary information concerning the compensation of our Non-Executive Directors for 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
T. Klebe	$125,000	$99,994	—	$224,994
J. Ireland(3)	$20,833	$99,991	—	$120,824
K. Ovelmen	$125,000	$99,994	—	$224,994
J. Plant	$125,000	$99,994	—	$224,994
N. Simpkins	—	—	—	—
D. Calhoun	—	—	—	—
J. Kahr	—	—	—	—

(1)

The amounts shown represent the aggregate grant date fair value of stock awards granted in 2018 calculated in accordance with Accounting Standards Codification Topic 718. As of December 29, 2018, the aggregate number of unvested RSUs held by our directors was as follows: Mr. Klebe, 5,643; Mr. Ireland, 6,451; Mr. Plant, 5,643; and Ms. Ovelmen, 5,643, which vest in full on the first anniversary of the grant date.

(2)	As of December 29, 2018, Messrs. Klebe and Plant each held 76,293 time-vesting stock options, respectively, that vest 20% on each of the first five anniversaries of the grant date.
(3)	Mr. Ireland was appointed to our Board effective November 7, 2018, and the amount reported represents his cash retainer for his service as a director in 2018.

Pension entitlements

The Company offers to our Chief Executive Officer the opportunity to participate in the Supplemental Retirement Plan. The table below provides information as of December 29, 2018.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings (Losses) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
I. Jurek	$138,915	161,596	(34,539)	—	738,892

(1)

This column reflects 2018 Annual Plan bonus earned by our Chief Executive Officer with respect to the last fiscal year that have been deferred on a voluntary basis. Mr. Jurek elected to defer 10% of his 2018 Annual Plan bonus. Mr. Jurek’s deferral amount is included in the “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

This column contains the contribution by us with respect to the last fiscal year under the Supplemental Retirement Plan, which provides for benefits in excess of amounts permitted to be contributed under our Gates MatchMaker 401(k) Plan as a result of Section 401(a)(17) of the Code. As a result, participants are eligible to receive a retirement contribution paid by the Company in an amount equal to 6% of eligible compensation that exceeds Section 401(a)(17) of the Code, which is earned in 2018 and paid in the first quarter of 2019. This amount is included in the “All Other Compensation” column of the Summary Compensation Table.

(3)

Because the amount included in this column does not include above-market or preferential earnings, this amount is not included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)	The amount of $472,920 for Mr. Jurek was reported in the “Aggregate Balance at Last Fiscal Year End” column as compensation in the Summary Compensation Table for Fiscal 2017.

Scheme interests awarded during the year

Please refer to the following sub-headings in the “Notes to future policy table” section of the Remuneration Policy for a description of the scheme interests granted to our Chief Executive Officer: (i) “Annual Incentive Plan”; (ii) “Sign-on and Discretionary Bonuses”; and (iii) “Long-Term Incentive”.

The annual compensation package for the Non-Executive Directors (excluding the Sponsor-affiliated Directors) consists partly of $100,000 in value of restricted stock units (payable annually and rounded down to the nearest whole share). Restricted stock units vest in full on the first anniversary of the grant date.

A table providing summary information concerning the compensation of the Non-Executive Directors is set out in the “Remuneration for each director” section of this Directors’ Remuneration Report for 2018 under the sub-heading “Compensation for Non-Executive Directors”.

Payments to Past Directors and Payments for Loss of Office

There have been no payments made to Directors for loss of office or to past Directors during the year ended December 29, 2018 with respect to service as a Director of the Company.

Director Shareholdings and Share Ownership Guidelines

We have adopted an executive stock ownership program for our Chief Executive Officer. Our Chief Executive Officer is expected to own our ordinary shares in the amount equal to 5 times his base salary.

If our Chief Executive Officer does not meet the threshold, he will be required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company.

Please refer to the “Outstanding Equity Awards at December 29, 2018” section above for information regarding outstanding equity awards held by our Chief Executive Officer as of December 29, 2018.

Performance graph and table

Chief Executive Officer Remuneration

2018
Total remuneration	$2,534,402
Annual bonus as a percentage of maximum(1)	65%
Share vesting(2)	5%

(1)	The Annual Plan does not have a maximum level of attainment; thus, for purposes of this calculation we assumed a “stretch” level of performance of a 150% payout.
(2)

Represents the total amount of options vested between January 25, 2018 (being the date of the Company’s IPO) through December 29, 2018 as a percentage of the aggregate outstanding awards (there is no maximum value on options).

Performance Graph

The below graph shows the value, by December 29, 2018, of $100 invested in Gates Industrial Corporation plc on January 25, 2018, at the IPO price of $19, compared with the value of $100 invested in each of the S&P Midcap 400 Capital Goods Industry Group index and the Russell 2500 index on a daily basis. The S&P Midcap 400 Capital Goods Industry Group index was selected as it is used by the Company as part of the long-term incentive program (one of the performance measures for our PRSUs).

Percentage change in the Chief Executive Officer’s compensation

The following table shows the percentage change in salary, taxable benefits and annual performance bonus awards for our Chief Executive Officer and, as stated in the note to the table, our corporate employees (excluding our Chief Executive Officer) located in our Denver corporate office and Denver area customer solutions center for the last fiscal year.

Percent Change in Compensation of Chief Executive Officer Compared with Employees

	Chief Executive officer	Employees(1)
Salary	5%	4%
Taxable benefits	(65)%	(13)%
Annual performance bonus awards	(31)%	(26)%

(1)

Due to the complexity of our global operations with employees in multiple countries with different currencies, costs of living and work cultures, we selected our corporate employees based in our Denver corporate office and Denver area customer solutions center as the comparator group for the above table. This group of employees is considered an appropriate comparator, as they are compensated in accordance with U.S. customs and standards and participate in similar annual performance award and benefit programs as our Chief Executive Officer who is based in Denver, Colorado. The percent changes were determined for salary and taxable benefits for our corporate employees by calculating the average amount of salary and taxable benefits per average employee by dividing the total salary and total taxable benefits by the average number of corporate employees for each fiscal year (without adjustment for leavers and joiners). Taxable benefits included, but were not limited to: gym reimbursements, awards not included in the annual bonus policy, wellness incentives, and relocation allowances. To determine the percent change for the annual performance bonus award, we calculated the average award earned per corporate employee by dividing the total award amount for our annual performance based incentive policy, Gates Global Bonus Policy, by the number of employees that were eligible for a Gates Global Bonus Policy award for each fiscal year.

Relative Importance of Spend on Pay

During the years ended December 30, 2017 and December 29, 2018, the Company’s remuneration paid to its employees and distributions to shareholders were as follows:

$ millions	2017		2018	Percentage change
Employee remuneration[1]	647.5		696.1	7.5%
Dividends	—		—	—
Share buyback	1.7	[2]	—	—

(1)

Approximately $40 million of the increase in employee remuneration is due to the increase in base compensation and in social security costs related to entities acquired by Gates. The remainder is due to annual salary increases (“merit” process), union or other mandatory pay increases, off cycle pay changes (due to promotions or market adjustments) as well as general increases to benefit costs.

(2)	This figure relates to 306,000 shares repurchased from management shareholders who left the Company in 2017.

Statement of implementation of remuneration policy in 2019

In 2019, the Compensation Committee intends to provide remuneration in accordance with the Remuneration Policy to be approved at the AGM. If the Remuneration Policy is approved at the AGM, it will take effect on May 31, 2019.

The 2019 LTI is comprised of 33% time-based vesting RSUs, 33% time-based vesting stock options and 34% PRSUs. Each of the RSUs and options will vest in equal annual installments on the first three anniversaries of the grant date, subject to the Chief Executive Officer’s continued employment through the vesting date. The PRSUs will vest upon completion of the three year performance period and will be paid out after certification of results by the Compensation Committee. For 2019 PRSUs, the Compensation Committee determined that the PRSUs shall provide that 50% of the award will generally vest if the Company achieves a certain level of Adjusted ROIC and the remaining 50% of the PRSUs will generally vest if the Company achieves certain Relative TSR goals, in each case, measured over a three year performance period. The total number of PRSUs that vest at the end of the performance period will range from 0% to 200% of the target as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale. The target total grant date fair value for our Chief Executive Officer’s award was $4,500,000 under the 2019 LTI plan. The award was made based upon internal pay fairness factors, our Chief Executive Officer’s compensation mix and his total direct compensation. The number of target PRSUs was calculated on the date of grant based on that day’s closing price of Gates ordinary shares on the New York Stock Exchange.

The performance period applying to the PRSUs began on December 30, 2018 and will end on January 1, 2022. The performance results will be measured against the specified cumulative Adjusted ROIC and Relative TSR through the period. The target levels for performance based compensation have been omitted from the directors’ remuneration report as such targets are considered commercially sensitive. The target levels will be disclosed in the directors’ remuneration report after the completion of the applicable performance period.

In addition, the Compensation Committee determined that the correct measure for the annual bonus scheme should be Adjusted EBITDA (50%), Free Cash Flow (30%) and Revenue (20%) as the financial performance measures for 2019 (“Performance Factors”). The Compensation Committee determined that these Performance Factors were critical indicators of the Company’s performance for 2019 and, when combined, contributed to sustainable growth. The Compensation Committee set the minimum achievement threshold at 95% of the Performance Factors to achieve a 50% payout of the annual bonus and 105% to achieve a 150% payout of the annual bonus. If achievement with respect to any Performance Factor falls between the threshold and target, or between the target and maximum, earned award amounts for that particular Performance Factor will be interpolated on a straight-line mathematical basis (and rounded to the nearest whole number). The Chief Executive Officer’s target bonus in 2019 will be $1.5 million.

Consideration by the Directors of matters relating to Directors’ compensation

The Compensation Committee provides assistance to our Board for oversight of the compensation program for our Chief Executive Officer. Our Board has historically taken into account multiple factors, such as considering the responsibilities, performance, contributions and experience of our Chief Executive Officer and compensation in relation to other employees and other roles.

The Board annually reviews our Chief Executive Officer’s performance, base salary, annual incentive target opportunity and outstanding long-term incentive awards and approves any changes to the Chief Executive Officer’s compensation package in light of such review. Our Chief Executive Officer does not participate in deliberations regarding his own compensation.

Pay recommendations for our high level executives, including our Chief Executive Officer, are made by the Compensation Committee at its second scheduled meeting of the fiscal year, typically held in February around the same time we report our fourth quarter and year-end financial results for the preceding fiscal year (the “February meeting”). This timing allows the Compensation Committee to have a complete financial performance picture prior to making compensation decisions.

Compensation decisions with respect to prior year performance, as well as annual equity awards and target performance levels under our incentive plan for the current year are typically made at this February meeting. Any equity awards recommended by the Compensation Committee at this meeting are reviewed by the Board and, if approved, are dated on the date of the Board meeting held later that day or the following day. The exception is grants to executives who are promoted or hired from outside the Company during the year. These executives may receive compensation changes or equity grants effective or dated, as applicable, as of the date of their promotion, hiring date, or other Board approval date.

We have retained an independent compensation consultant, Aon Hewitt (the “Consultant”), to support the oversight and management of our executive compensation program.

In 2018, the Consultant performed a variety of work, including but not limited to: attending Compensation Committee meetings and preparing materials and analysis for any program changes; advising the Compensation Committee on executive compensation trends and regulatory developments; providing a comprehensive risk assessment of our compensation programs; reviewing our peer group; providing a total compensation study to assist in comparing our compensation program against peer companies’ programs; providing advice to the Compensation Committee on governance best practices, as well as any other areas of concern or risk; reviewing and commenting on proxy statement disclosure items, including preparation of the Compensation Discussion and Analysis; advising the Compensation Committee on executive and directors’ pay recommendations; and providing advice and guidance on new performance-based restricted stock unit documentation. The aggregate fees paid to the Consultant for its work during 2018 was $178,547.32.

The Compensation Committee has assessed the independence of the Consultant as required by the New York Stock Exchange rules. The Compensation Committee reviewed its relationship with the Consultant and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended from time to time. Based on this review, the Compensation Committee concluded that the Consultant is independent and there are no conflicts of interest raised by the work performed by the Consultant.

Peer Group. Additionally, in 2017, the Consultant performed a competitive pay study to assist the Compensation Committee in its review and evaluation of executive and director compensation. The Consultant developed, and the Compensation Committee approved, a peer group of fifteen companies based on the following criteria:

•	publicly-traded companies within similar GICS code classifications;

•	peer companies used by the potential peer companies within the similar GICS codes;

•	management and Board recommendations;

•	companies with annual revenues of approximately 0.4x to 3x Gates’ annual revenues; and

•	companies with enterprise values of approximately 0.2x to 5x Gates’ expected total enterprise value.

The peer group used to assist with 2018 compensation decisions consisted of the following companies:

Peer Group

Actuant Corporation	Flowserve Corporation	Nordson Corporation
AMTEK, Inc.	Franklin Electric Co.	Regal Beloit Corporation
Colfax Corporation	Graco, Inc.	Rexnord Corporation
Donaldson Company, Inc.	IDEX Corporation	SPX Corporation
EnPro Industries, Inc.	Lincoln Electric Holdings	The Timken Company

APPENDIX B

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

Gates Industrial Corporation plc

Company number: 10980824

As at [            ] 2019

Page
TABLE OF CONTENTS		B-1
1	Preliminary	B-5
2	Interpretation	B-5
3	Liability of members	B-8
4	Change of name	B-8
SHARE CAPITAL		B-8
5	Allotment of shares and special rights	B-8
6	Commissions on issue of shares	B-9
7	Reduction of capital	B-9
8	Fractions arising on consolidation or subdivision	B-9
9	Capitalization of profits and reserves	B-10
10	Trusts not recognized	B-10
SHARE CERTIFICATES		B-11
11	Issue of share certificates	B-11
12	Form of share certificate	B-11
13	Replacement of share certificates	B-11
14	Consolidated and balance share certificates	B-12
SHARES NOT HELD IN CERTIFICATED FORM		B-12
15	UncertIficated shares	B-12
CALLS ON SHARES		B-13
16	Sums due on shares	B-13
17	Power to differentiate between holders	B-13
18	Calls	B-13
19	Liability for calls	B-14
20	Interest on overdue amounts	B-14
21	Payment of calls in advance	B-14
FORFEITURE AND LIEN		B-14
22	Notice on failure to pay a call	B-14
23	Forfeiture for non-compliance	B-15
24	Disposal of forfeited shares	B-15
25	Holder to remain liable despite forfeiture	B-15
26	Lien on partly-paid shares	B-16
27	Sale of shares subject to lien	B-16
28	Evidence of forfeiture	B-17
VARIATION OF RIGHTS		B-17
29	Manner of variation of rights	B-17
30	Matters not constituting variation of rights	B-17
TRANSFER OF SHARES		B-18
31	Form of transfer	B-18
32	Right to refuse registration	B-18
33	No fee on registration	B-19
TRANSMISSION OF SHARES		B-19
34	Persons entitled to shares on death	B-19
35	Election by persons entitled by transmission	B-19
36	Rights of persons entitled by transmission	B-19
37	Prior notices binding	B-20

UNTRACED SHAREHOLDERS		B-20
38	Untraced shareholders	B-20
GENERAL MEETINGS		B-21
39	Annual General Meetings	B-21
40	Convening of General Meetings	B-21
NOTICE OF GENERAL MEETINGS		B-21
41	Length and form of notice	B-21
PROCEEDINGS AT GENERAL MEETINGS		B-22
42	Chairperson	B-22
43	Requirement for Quorum	B-22
44	Adjournment	B-23
45	Notice of adjourned meeting	B-23
46	Amendments to resolutions	B-23
47	Security arrangements and orderly conduct	B-24
48	Satellite meeting places	B-24
48A	Electronic meetings	B-25
POLLS		B-25
49	Demand for poll	B-25
50	Procedure on a poll	B-26
51	Timing of poll	B-26
VOTES OF MEMBERS		B-26
52	Votes attaching to shares	B-26
53	Votes of joint holders	B-27
54	Validity and result of vote	B-27
PROXIES AND CORPORATE REPRESENTATIVES		B-27
55	Appointment of proxies	B-27
56	Multiple Proxies	B-27
57	Form of proxy	B-28
58	Deposit of form of proxy	B-28
59	Rights of proxy	B-29
60	Termination of proxy’s authority	B-29
61	Corporations acting by representatives	B-29
DEFAULT SHARES		B-29
62	Restriction on voting in particular circumstances	B-29
DIRECTORS		B-31
63	Number of Directors	B-31
64	Share qualification	B-31
65	Remuneration of Directors	B-31
66	Directors’ expenses	B-31
67	Directors’ pensions and other benefits	B-31
68	Appointment of executive Directors and Chairperson	B-31
69	Powers of executive Directors	B-31
APPOINTMENT AND RETIREMENT OF DIRECTORS		B-32
70	Methods of appointing Directors	B-32
71	Retirement at Annual General Meetings	B-33
72	Termination of office	B-34
73	Removal of Director by resolution of Company	B-34
MEETINGS AND PROCEEDINGS OF DIRECTORS		B-34
74	Convening of meetings of Directors	B-34
75	Quorum	B-35
76	Chairperson	B-35
77	Number of Directors below minimum	B-35

78	Directors’ written resolutions	B-35
79	Validity of proceedings	B-36
DIRECTORS’ INTERESTS		B-36
80	Authorization of Directors’ interests	B-36
81	Permitted Interests	B-36
82	Investor Directors	B-38
83	Restrictions on quorum and voting	B-38
84	Confidential Information	B-40
85	Directors’ interests—general	B-40
POWERS OF DIRECTORS		B-40
86	General powers	B-40
87	Provision for employees on cessation or transfer of business	B-41
88	Bank mandates	B-41
89	Borrowing	B-41
DELEGATION OF POWERS		B-41
90	Appointment and constitution of committees	B-41
91	Local boards and managers	B-41
92	Appointment of attorney	B-42
93	Alternate Directors	B-42
SECRETARY		B-43
94	Secretary	B-43
95	The Seal	B-43
AUTHENTICATION OF DOCUMENTS		B-43
97	Authentication of documents	B-43
OVERSEAS BRANCH		B-44
98	Overseas branch	B-44
DIVIDENDS		B-44
99	Declaration of final dividends	B-44
100	Fixed and interim dividends	B-44
101	Distribution in specie	B-44
102	Ranking of shares for dividend	B-45
103	Manner of payment of dividends	B-45
104	Record date for dividends	B-46
105	No interest on dividends	B-46
106	Retention of dividends	B-46
107	Unclaimed dividend	B-46
108	Waiver of dividend	B-46
109	Calls or debts may be deducted	B-47
SCRIP DIVIDENDS		B-47
110	Scrip dividends	B-47
ACCOUNTS		B-48
111	Accounting records	B-48
COMMUNICATIONS WITH MEMBERS		B-48
112	Service of notices	B-48
113	Communication with joint holders	B-49
114	Deceased and bankrupt members	B-49
115	Failure to supply address	B-50
116	Suspension of postal services	B-50
117	Signature or authentication of documents sent by electronic means	B-50
118	Statutory provisions as to notices	B-51
WINDING UP		B-51
119	Directors’ power to petition	B-51

DESTRUCTION OF DOCUMENTS		B-51
120	Destruction of documents	B-51
DIRECTORS’ LIABILITIES		B-52
121	Indemnity	B-52
122	Insurance	B-52
123	Defence expenditure	B-53
124	Forum	B-53
125	Depositary interests other than DTC	B-54

The Companies Act 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of Gates Industrial Corporation plc

(the “Company”)

1	PRELIMINARY

Neither the regulations in The Companies (Model Articles) Regulations 2008 nor any other articles or regulations prescribing forms of articles which may apply to companies under the Act or any former enactment relating to companies shall apply to the Company.

2	INTERPRETATION

2.1	In these Articles (if not inconsistent with the subject or context):

“Act” means the Companies Act 2006;

“address” means any address or number (including, in the case of any Uncertificated Proxy Instruction, an identification number of a participant in the relevant system) used for the purposes of sending or receiving notices, documents or information by electronic means and/or by means of a website;

“Affiliate” has the meaning given to it in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof;

“Annual General Meeting” means a General Meeting held as the Company’s annual general meeting in accordance with Section 336 of the Act;

“Beneficially Own” has the meaning given to it in Rule 13d-3 promulgated under the Exchange Act, and “Beneficial Ownership” shall be construed accordingly;

“Board” means the Board of Directors of the Company from time to time;

“clear days” means a period of notice of the specified length excluding the day on which the notice is served or deemed to be served and the day for which the notice is given;

“Company Communications Provisions” has the same meaning as in Section 1143 of the Act;

“Depositary” means any depositary, clearing agency, custodian, nominee or similar entity appointed under arrangements entered into by the Company or otherwise approved by the Board that holds, or is interested directly or indirectly, including through a nominee, in, shares, or rights or interests in respect thereof, and which issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests;

“Depositary Interest” means any certificate, instrument, security, depositary receipt, or other document of title issued or created, or interest recorded in an account maintained, by a Depositary to evidence or record the entitlement of the holder, or account holder, to or to receive shares, or rights or interests in respect thereof;

“Depositary Interest Holder” means the holder of a Depositary Interest;

“Directors” means the Directors of the Company;

“DTC” means The Depository Trust Company and any Affiliate or nominee therefore, including Cede & Co, and any successors thereto;

“electronic form” has the same meaning as in section 1168 of the Act;

“electronic General Meeting” means a General Meeting hosted on an electronic platform, whether that General Meeting is physically hosted at a specific location simultaneously or not;

“electronic means” has the same meaning as in section 1168 of the Act;

“electronic platform” means any form of electronic platform and includes, without limitation, website addresses, application technology and conference call systems;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time;

“General Meeting” means any general meeting of the Company, including any General Meeting held as the Company’s Annual General Meeting;

“Group” means the Company and every subsidiary and holding company of the Company and of each such subsidiary and holding company;

“hard copy form” has the same meaning as in section 1168 of the Act;

“holder” means, in relation to shares, the person whose name is entered in the register of members as the holder of the shares;

“holding company” has the meaning given in section 1159 of the Act;

“Investor Designee” has the meaning set given to it in Article 70.3;

“Investor Designator” means the Investor, or any group of Investors collectively, then holding a majority of Ordinary Shares held by all Investors;

“Investor Entities” means the Investors and their Affiliates and their respective successors;

“Investors” means the parties to any shareholders’ agreement in respect of the Company entered into from time to time, and “Investor” means any one of them;

“in writing” means written or produced by any substitute for writing (including anything in electronic form) or partly one and partly another;

“IPO” the underwritten initial public offering by the Company of its Ordinary Shares;

“month” means calendar month;

“Office” means the registered office of the Company for the time being;

“Operator” means the operator of a relevant system (as defined in the Uncertificated Securities Regulations) or the transfer agent of the Company (as applicable);

“Ordinary Shares” means the ordinary shares of $0.01 each in the capital of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction;

“paid” means paid or credited as paid;

“participating security” means a share or other security which is permitted to be transferred by means of a relevant system;

“person entitled” in relation to a share means a person entitled to that share by reason of the death or bankruptcy of a member or otherwise by operation of law;

“Pre-IPO Owners” means (a) the Investor Entities and (b) any other holders of Ordinary Shares in issue immediately prior to the closing of the IPO and, in each case, any Affiliate of any such holder that shall become a holder of any Ordinary Shares;

“Register” means the register of members of the Company;

“relevant system” means any computer-based system, and procedures, permitted by the Uncertificated Securities Regulations or other applicable regulations, which enable title to shares or other securities to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters;

“Rights” has the meaning given to it in Article 5.1;

“Seal” means the common seal of the Company;

“Secretary” means the secretary of the Company and any person appointed by the Directors to perform any of the duties of the secretary, including a joint, assistant or deputy secretary;

“Securities Seal” means an official seal kept by the Company for sealing securities issued by the Company, or for sealing documents creating or evidencing securities so issued, as permitted by the Act;

“subsidiary” has the meaning given in section 1159 of the Act;

“these Articles” means these Articles of Association as from time to time altered;

“Total Number of Directors” means the total number of Directors from time to time;

“Transfer Office” means the place where the Register is situated for the time being;

“Uncertificated Proxy Instruction” means a properly authenticated dematerialized instruction, and/or other instruction or notification, sent by means of a relevant system to a participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system);

“Uncertificated Securities Regulations” means the Uncertificated Securities Regulations (2001) (as amended);

“United States” means the United States of America;

“Voting Rights” means the voting rights attaching to any shares which are generally exercisable at General Meetings of the Company; and

“year” means calendar year.

2.2

Any reference to issued shares of any class (whether of the Company or of any other company) shall not include any shares of that class held as treasury shares except where the contrary is expressly provided.

2.3

Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.

2.4	References to an Article are to a numbered paragraph of these Articles.

2.5	The words “including” and “include” and words of similar effect shall not be deemed to limit the general effect of the words which precede them.

2.6

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).

2.7

References to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security for the purposes of the Uncertificated Securities Regulations.

2.8	Subject to Article 29.2, the provisions of these Articles relating to General Meetings and to the proceedings at such meetings shall apply to separate meetings of a class of shareholders.

2.9	References to a person being present at a General Meeting include a person present by corporate representative.

2.10

Except as provided above, any words or expressions defined in the Act or the Uncertificated Securities Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

2.11

A reference to writing or written includes references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in an electronic form or otherwise.

3	LIABILITY OF MEMBERS

The liability of each member is limited to the amount (if any) for the time being unpaid on the shares held by that member.

4	CHANGE OF NAME

The Company may change its name by resolution of the Directors.

SHARE CAPITAL

5	ALLOTMENT OF SHARES AND SPECIAL RIGHTS

5.1

In accordance with section 551 of the Act, the Directors are generally and unconditionally authorized to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company (the “Rights”) up to an aggregate nominal amount of $30,000,000.00, provided that this authority shall, unless renewed, varied or revoked by the Company, expire on the date which is five years from the date of the adoption of these Articles, save that the Company may, before such expiry, make an offer or agreement which would or might require shares to be allotted or Rights to be granted and the Directors may allot shares or grant Rights in pursuance of such offer or agreement notwithstanding that the authority conferred by this resolution has expired.

5.2

The Directors are generally empowered to allot equity securities (as defined in section 560 of the Act) as if section 561(1) of the Act did not apply to any such allotment, provided that this power shall: (i) be limited to the allotment of equity securities up to an aggregate nominal amount of $30,000,000.00; and (ii) unless renewed, varied or revoked by the Company, expire on the date which is five years from the date of the adoption of these Articles, save that the Company may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

5.3	The provisions set forth in Articles 5.1 and 5.2 may be renewed at any meeting of the members of the Company.

5.4

Without prejudice to any rights attached to any existing shares and subject to the Act, the Company may issue shares with such rights or restrictions as determined by either the Company by ordinary resolution or, if the Company passes a resolution to so authorize them, the Directors.

5.5

Subject to the Act, these Articles and any resolution of the Company, the Directors may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise deal with or dispose of any shares to such persons, at such times and generally on such terms as the Directors may decide.

5.6

The Company may issue any shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, on such terms and in such manner as the Company may determine by ordinary resolution and the Directors may determine the terms, conditions and manner of redemption of any such shares.

6	COMMISSIONS ON ISSUE OF SHARES

The Company may in connection with the issue of any shares or the sale for cash of treasury shares exercise all powers of paying commission and brokerage permitted by the Act. Such payment may be in cash, by allotting fully or partly paid shares or other securities, or partly in one way and partly in the other.

7	REDUCTION OF CAPITAL

The Company may by special resolution reduce its share capital, share premium account, capital redemption reserve or redenomination reserve in any way permitted by the Act.

8	FRACTIONS ARISING ON CONSOLIDATION OR SUBDIVISION

8.1

If, as the result of consolidation, consolidation and division or sub division of shares, members would become entitled to fractions of a share, the Directors may on behalf of the members deal with the fractions as they think fit. Subject to the Act, the Directors may, in effecting divisions and/or consolidations, treat a member’s shares held in certificated form and uncertificated form as separate holdings. In particular, the Directors may:

8.1.1

aggregate fractional entitlements and sell any resulting shares to a person or persons (including, subject to the Act, to the Company) and distribute the net proceeds of sale in due proportion amongst the persons entitled or, if the Directors decide, some or all of the sum raised on a sale may be retained for the benefit of the Company; or

8.1.2

subject to the Act, allot or issue to a member credited as fully paid by way of capitalization the minimum number of shares required to round up his holding of shares to a number which, following consolidation, consolidation and division or sub division, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation, consolidation and division or sub division, as the case may be).

8.2

To give effect to a sale pursuant to Article 8.1.1 above the Directors may arrange for the shares representing the fractions to be entered in the register as certificated shares. The Directors may also authorize a person to transfer the shares to, or to the direction of, the purchaser. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale.

8.3

If shares are allotted or issued pursuant to Article 8.1.2 above, the amount required to pay up those shares may be capitalized as the Directors think fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the Directors capitalizing part of the reserves has the same effect as if the capitalization had been declared by ordinary resolution of the Company pursuant to Article 9. In relation to the capitalization the Directors may exercise all the powers conferred on it by Article 9 without an ordinary resolution of the Company.

9	CAPITALIZATION OF PROFITS AND RESERVES

9.1	If so authorized by an ordinary resolution, the Directors may:

9.1.1

capitalize any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve or any other reserve or fund (whether or not it is available for distribution)); and

9.1.2	capitalize any sum standing to the credit of the profit and loss account that is not required for payment of any preferential dividend.

9.2

Unless the ordinary resolution passed in accordance with Article 9.1 states otherwise the Directors shall set aside such capitalized sum for the holders of ordinary shares (“entitled members”), in proportion to the number of ordinary shares held by them on the date that the resolution is passed in accordance with Article 9.1 or such other date as set out in or calculated in accordance with such resolution, or in such other proportions as stated, or fixed as stated, in the resolution.

9.3

The Directors may apply such capitalized sum in paying up new ordinary shares (or, subject to any special rights previously conferred on any shares or class of shares, new shares of any other class). The Company shall then allot such shares credited as fully paid to the entitled members or as they may direct. For the purposes of this Article 9.3, unless the ordinary resolution passed in accordance with Article 9.1 provides otherwise, if the Company holds treasury shares on the date determined in accordance with Article 9.3.2,

9.3.1	it shall be treated as an entitled member; and

9.3.2	all ordinary shares held by it as treasury shares shall be included in determining the proportions in which the capitalized sum is set aside.

9.4	To the extent a capitalized sum is appropriated from profits available for distribution it may also be applied:

9.4.1	in or towards paying up any amounts unpaid on existing shares held by the entitled members; or

9.4.2	in paying up new debentures of the Company which are then allotted credited as fully paid to the entitled members or as they may direct; or

9.4.3	a combination of the two.

9.5	The Directors may:

9.5.1

make such provisions as they think fit for any fractional entitlements which might arise on a capitalization (including to disregard fractional entitlements or for the benefit of them to accrue to the Company); and

9.5.2

authorize any person to enter into an agreement with the Company on behalf of all of the entitled members in relation to the issue of shares or debentures pursuant to this Article 9. Any agreement made under such authority shall be binding on the entitled members.

10	TRUSTS NOT RECOGNIZED

Except as required by law and these Articles, the Company is not obliged to recognize any person as holding any share upon any trust nor any other right in respect of any share, except the holder’s absolute right to the share and the rights attaching to it.

SHARE CERTIFICATES

11	ISSUE OF SHARE CERTIFICATES

11.1

The Company shall issue a share certificate to every person whose name is entered in the Register in respect of shares in certificated form, except where the Act allows the Company not to issue a certificate.

11.2	Subject to Article 13, the Company shall issue share certificates without charge.

11.3	The Company shall issue certificates within the time limit prescribed by the Act or, if earlier, within any time limit specified in the terms of the shares or under which they were issued.

11.4

Where shares are held jointly by several persons, the Company is not required to issue more than one certificate in respect of those shares, and delivery of a certificate to one joint holder shall be sufficient delivery to them all.

11.5	Each certificate must be in respect of one class of shares only. If a member holds more than one class of shares, separate certificates must be issued to that member in respect of each class.

11.6

Every share certificate sent in accordance with these Articles will be sent at the risk of the member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

12	FORM OF SHARE CERTIFICATE

12.1

Every share certificate shall be executed by the Company by affixing the Seal or the Securities Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) or otherwise in any manner permitted by the Act.

12.2

Notwithstanding the foregoing, any signatures on any share certificates need not be autographic but may be applied to the certificates by some electronic, mechanical or other means or may be printed on them.

12.3	Every share certificate shall specify the number and class of shares to which it relates, the nominal value of those shares, the amount paid up on them and any distinguishing numbers assigned to them.

13	REPLACEMENT OF SHARE CERTIFICATES

13.1

A member who has separate certificates in respect of shares of one class may request in writing that it be replaced with a consolidated certificate. The Company may comply with such request at its discretion.

13.2

A member who has a consolidated share certificate may request in writing that it be replaced with two or more separate certificates representing the shares in such proportions as the member may specify. The Company may comply with such request at its discretion.

13.3	If a share certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, the member shall be issued a new certificate representing the same shares upon request.

13.4	No new certificate will be issued pursuant to this Article 13 unless the relevant member has:

13.4.1	first delivered the old certificate or certificates to the Company for cancellation; or

13.4.2	complied with such conditions as to evidence and indemnity as the Directors may think fit; and

13.4.3	paid such reasonable fee as the Directors may decide.

13.5	In the case of shares held jointly by several persons, any request pursuant to this Article 13 may be made by any one of the joint holders.

14	CONSOLIDATED AND BALANCE SHARE CERTIFICATES

14.1	If a member’s holding of shares of a particular class increases, the Company must issue that member with either:

14.1.1	a consolidated certificate in respect of all of the shares of that class held by that member; or

14.1.2	a separate certificate in respect of only the number of shares of that class by which that members holding has increased.

14.2

If only some of the shares comprised in a share certificate are transferred, or the member’s holding of those shares is otherwise reduced, the Company shall issue a new certificate for the balance of such shares.

14.3	No new certificate will be issued pursuant to this Article 14 unless the relevant member has:

14.3.1	first delivered any old certificate or certificates that represent any of the same shares to the Company for cancellation; or

14.3.2	complied with such conditions as to evidence and indemnity as the Directors may think fit and paid such reasonable fee as the Directors may decide.

SHARES NOT HELD IN CERTIFICATED FORM

15	UNCERTIFICATED SHARES

15.1	In this Article 15, the “relevant rules” means:

15.1.1	any applicable provision of the Act and the Uncertificated Securities Regulations about the holding, evidencing of title to, or transfer of shares other than in certificated form; and

15.1.2	any applicable legislation, rules or other arrangements made under or by virtue of such provision.

15.2	The provisions of this Article 15 have effect subject to the relevant rules. To the extent any provision of these Articles is inconsistent with the applicable relevant rules it must be disregarded.

15.3	Any share or class of shares of the Company may be issued or held on such terms, or in such a way, that:

15.3.1	title to it or them is not, or must not be, evidenced by a certificate; or

15.3.2	it or they may or must be transferred wholly or partly without a certificate.

15.4	The Directors have power to take such steps as they think fit in relation to:

15.4.1	the evidencing of and transfer of title to uncertificated shares (including in connection with the issue of such shares);

15.4.2	any records relating to the holding of uncertificated shares;

15.4.3	the conversion of certificated shares into uncertificated shares; or

15.4.4	the conversion of uncertificated shares into certificated shares.

15.5	The Company may by notice in writing to the holder of a share require that share:

15.5.1	if it is uncertificated, to be converted into certificated form; or

15.5.2	if it is certificated, to be converted into uncertificated form,

to enable it to be dealt with in accordance with the Articles.

15.6	If:

15.6.1	the Articles give the Directors power to take action, or require other persons to take action, in order to sell, transfer or otherwise dispose of shares; and

15.6.2	uncertificated shares are subject to that power, but the power is expressed in terms which assume the use of a certificate or other written instrument,

the Directors may take such action as is necessary or expedient to achieve the same results when exercising that power in relation to uncertificated shares.

15.7

The Directors may take such action as they consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertificated share or otherwise to enforce a lien in respect of it. This may include converting such share to certificated form.

15.8	Unless the Directors resolve otherwise, shares which a member holds in uncertificated form must be treated as separate holdings from any shares which that member holds in certificated form.

15.9	A class of shares must not be treated as two classes simply because some shares of that class are held in certificated form and others are held in uncertificated form.

15.10

The Company may be entitled to assume that entries on any record of securities maintained by it in accordance with the Uncertificated Securities Regulations and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities, and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption. Any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

CALLS ON SHARES

16	SUMS DUE ON SHARES

16.1

For the purposes of these Articles, any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment, or at any fixed date, shall be deemed to be a call duly made and payable on the date on which it is payable.

16.2

In case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

17	POWER TO DIFFERENTIATE BETWEEN HOLDERS

On the allotment of shares, the Directors may provide that the amount of calls to be paid on those shares and the times of payment are different for different holders of those shares.

18	CALLS

18.1

Subject to the terms of allotment of the shares, the Directors may make a “call” by requiring a member to pay to the Company any money that is payable on the shares such member holds as at the date of the call.

18.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing the call was passed.

18.3	Notice in writing of a call must be given to the relevant member and may specify the time or times and place where payment is required to be made.

18.4	A call may be made payable by instalments.

18.5

A member must pay to the Company the amount called on such member’s shares at the time or times and place specified, but is not required to do so until fourteen days have passed since the notice of call was sent.

18.6	A call may be wholly or partly revoked or postponed at any time before payment of it is made, as the Directors may decide.

19	LIABILITY FOR CALLS

19.1	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of such share.

19.2	A person on whom a call is made remains liable for the call notwithstanding the subsequent transfer of the shares in respect of which the call was made.

20	INTEREST ON OVERDUE AMOUNTS

20.1

If a sum called in respect of a share is not paid by the time it is due for payment, the member from whom the sum is due shall pay interest on the sum from the time payment was due to the time of actual payment at such rate (not exceeding fifteen per cent per annum) as the Directors decide.

20.2	The Directors may waive payment of such interest wholly or in part at their discretion.

21	PAYMENT OF CALLS IN ADVANCE

21.1

Any member may pay to the Company all or any part of the amount (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by such member. The Directors may accept or refuse such payment, as they think fit.

21.2	Any payment in advance of calls shall, to the extent of such payment, extinguish the liability upon the shares in respect of which it is made.

21.3	The Company may pay interest upon the money so received (until the same would but for such advance become payable) at such rate as the member paying such sum and the Directors may agree.

FORFEITURE AND LIEN

22	NOTICE ON FAILURE TO PAY A CALL

22.1	If a member fails to pay in full any call or instalment of a call on or before the due date for payment, the Directors may at any time serve a notice in writing on such member requiring payment of:

22.1.1	so much of the call or instalment as is due but unpaid;

22.1.2	any interest which may have accrued on the unpaid amount; and

22.1.3	any expenses incurred by the Company by reason of such non-payment.

22.2	The notice shall state:

22.2.1	a date (not being less than seven days from the date of service of the notice) on or before which the payment is to be made;

22.2.2	the place where the payment is to be made; and

22.2.3	that in the event of non-payment the shares on which the call has been made will be liable to be forfeited.

23	FORFEITURE FOR NON-COMPLIANCE

23.1

If the requirements of any notice given pursuant to Article 22 are not complied with and all calls and interest and expenses due in respect of such share remain unpaid, any share in respect of which such notice has been given may be forfeited by a resolution of the Directors to that effect.

23.2	Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture.

23.3	Where for the purposes of its disposal a forfeited share is to be transferred to any person:

23.3.1

in the case of a share in certificated form, the directors may authorize any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer; and

23.3.2	in the case of a share in uncertificated form, the directors may:

23.3.2.1

to enable the Company to deal with the share in accordance with the provisions of this article, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and

23.3.2.2

after such conversion, authorize any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer.

24	DISPOSAL OF FORFEITED SHARES

24.1

A share forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of to any person (including the person who was before such forfeiture or surrender the holder of that share or entitled to it) on such terms and in such manner as the Directors shall think fit.

24.2	At any time before a sale, re-allotment or disposal, the forfeiture or surrender may be cancelled (and any expenses in respect of the share waived) on such terms as the Directors think fit.

24.3	The Directors may authorize any person to transfer a forfeited or surrendered share pursuant to this Article 24.

25	HOLDER TO REMAIN LIABLE DESPITE FORFEITURE

25.1	A person whose shares have been forfeited or surrendered shall:

25.1.1	cease to be a member in respect of those shares;

25.1.2	in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares; and

25.1.3

remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by such person to the Company in respect of the shares together with interest on such sum at a rate of fifteen per cent per annum (or such lower rate as the Directors may decide) from the date of forfeiture or surrender until the date of actual payment.

25.2

The Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal. They may also waive payment in whole or in part.

26	LIEN ON PARTLY-PAID SHARES

26.1

The Company shall have a lien on every share that is not fully-paid for all moneys in respect of the share’s nominal value, or any premium at which it was issued, that have not been paid to the Company and are payable immediately or at a fixed time in the future, whether or not a call has been made on such sums.

26.2

The Company’s lien over a share takes priority over the rights of any third party and extends to any dividends or other sums payable by the Company in respect of that share (including any sale proceeds if that share is sold by the Company pursuant to these Articles).

26.3	The Directors may waive any lien which has arisen and may resolve that any share shall be exempt wholly or partially from the provisions of this Article 26 for such period as the Directors decide.

27	SALE OF SHARES SUBJECT TO LIEN

27.1	The Company may sell, in such manner as the Directors decide, any share in respect of which an enforcement notice has been given if that notice has not been complied with.

27.2	An enforcement notice:

27.2.1	may only be given if a sum in respect of which the lien exists is due and has not been paid;

27.2.2	must specify the share concerned;

27.2.3	must require payment of the sum due on a date not less than fourteen days from the date of the notice;

27.2.4	must be in writing and addressed to the holder of, or person entitled to, that share; and

27.2.5	must give notice of the Company’s intention to sell the share if the notice is not complied with.

27.3	Where for the purposes of its sale the said share is to be transferred to any person:

27.3.1

in the case of a share in certificated form, the Directors may authorize any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer; and

27.3.2	in the case of a share in uncertificated form, the Directors may:

(i)

to enable the Company to deal with the share in accordance with the provisions of this article, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and

(ii)

after such conversion, authorize any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer.

27.4	The net proceeds of such sale (after payment of the costs of the sale and of enforcing the lien) shall be applied:

27.4.1	first, in or towards payment or satisfaction of the amount in respect of which the lien exists, to the extent that amount was due on the date of the enforcement notice; and

27.4.2	secondly, to the person entitled to the shares immediately prior to the sale, provided that:

(i)

that person has first delivered the certificate or certificates in respect of the shares sold to the Company for cancellation or complied with such conditions as to evidence and indemnity as the Directors may think fit; and

(ii)

the Company shall have a lien over such proceeds (equivalent to that which existed upon the shares prior to the sale) in respect of sums which become or became due after the date of the enforcement notice in respect of the shares sold.

27.5	The transferee of the shares has no obligation to ensure that the purchase money is distributed in accordance with the Articles.

27.6	The transferee’s title to the shares shall not be affected by any irregularity in or invalidity of the forfeiture, surrender or sale proceedings.

28	EVIDENCE OF FORFEITURE

A statutory declaration that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. Subject to compliance with any other transfer formalities required by the Articles or by law, such declaration shall constitute a good title to the share.

VARIATION OF RIGHTS

29	MANNER OF VARIATION OF RIGHTS

29.1	Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may be varied or abrogated:

29.1.1	with the consent in writing of the holders of three-quarters in nominal value of the issued shares of that class, excluding any shares held as treasury shares; or

29.1.2	with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class,

and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up.

29.2

The provisions of these Articles relating to General Meetings and to the proceedings at such meetings shall apply to separate meetings of a class of shareholders (with only such changes as are necessary), except that:

29.2.1	the necessary quorum at a separate meeting shall be at least two persons, holding or representing by proxy at least one-third in nominal value of the issued shares of the class;

29.2.2	at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum;

29.2.3	any holder of shares of the class present in person or by proxy may demand a poll;

29.2.4	every such holder shall on a poll have one vote for every share of the class held by the holder; and

29.2.5	if a meeting is adjourned for any reason including a lack of quorum, the adjourned meeting may be held less than ten clear days after the original meeting notwithstanding Article 43.2.

29.3

The provisions of this Article 29 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated form a separate class the special rights of which are to be varied.

30	MATTERS NOT CONSTITUTING VARIATION OF RIGHTS

For the avoidance of doubt, the rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, deemed to be varied by the creation, allotment or issue of further shares ranking in priority to, pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the Act.

TRANSFER OF SHARES

31	FORM OF TRANSFER

31.1	All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors.

31.2	The instrument of transfer shall be signed by or on behalf of the transferor and, if any of the shares are not fully-paid shares, by or on behalf of the transferee.

31.3	The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect of those shares.

31.4	All instruments of transfer which are registered may be retained by the Company.

31.5

Where any class of shares is, for the time being, a participating security, title to shares of that class which are recorded on an Operator register of members as being held in uncertificated form may be transferred by means of the relevant system concerned. The transfer may not be in favour of more than four transferees.

32	RIGHT TO REFUSE REGISTRATION

32.1	The Directors may decline to register any transfer of shares in certificated form unless:

32.1.1	the instrument of transfer is in respect of only one class of share;

32.1.2

the instrument of transfer is lodged at the Transfer Office accompanied by the relevant share certificate(s) or such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer or, if the instrument of transfer is executed by some other person on the transferor’s behalf, the authority of that person to do so;

32.1.3	it is fully paid;

32.1.4	it is for a share upon which the Company has no lien; and

32.1.5	it is duly stamped or duly certificated or otherwise shown to the satisfaction of the Directors to be exempt from stamp duty (if so required).

32.2	The Directors may also refuse to register an allotment or transfer of shares (whether fully paid or not) in favour of more than four persons jointly.

32.3

The directors may refuse to register a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form in any case where the Company is entitled to refuse (or is excepted from the requirement) under the Uncertificated Securities Regulations or other applicable regulations to register the transfer.

32.4	When a transfer of shares has been lodged with the Company, the Company must either:

32.4.1	register the transfer, or

32.4.2	give the transferee notice of refusal to register the transfer, together with its reasons for the refusal,

as soon as practicable and in any event within two months after the date on which the transfer is lodged with it.

32.5

If the Directors refuse to register the transfer of a share, they shall as soon as reasonably practicable following the date on which the instrument of transfer was lodged with the Company (in the case of a transfer of a share in certificated form) or the date on which transfer instructions were received by the Company or the Operator (in the case of a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form) send to the transferee the notice of refusal, together with their reasons for the refusal, within the time limit prescribed by the Act.

33	NO FEE ON REGISTRATION

No fee will be charged by the Company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

TRANSMISSION OF SHARES

34	PERSONS ENTITLED TO SHARES ON DEATH

34.1	If a member dies the only persons the Company shall recognise as having any title to such member’s interest in the shares shall be:

34.1.1	the survivors or survivor where the deceased was a joint holder; and

34.1.2	executors or administrators of the deceased where the deceased was a sole or only surviving holder.

34.2	Nothing in this Article 34 shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by such member.

35	ELECTION BY PERSONS ENTITLED BY TRANSMISSION

35.1	A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may either:

35.1.1	be registered as holder of the share upon giving to the Company notice in writing to that effect; or

35.1.2	transfer such share to some other person,

upon supplying to the Company such evidence as the Directors may reasonably require showing such person’s title to the share.

35.2

All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall apply to any such notice or transfer as if the notice or transfer were a transfer made by the member registered as the holder of any such share.

36	RIGHTS OF PERSONS ENTITLED BY TRANSMISSION

36.1	A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law:

36.1.1

subject to Article 36.1.2, shall be entitled to the same dividends and other advantages as a registered holder of the share upon supplying to the Company such evidence as the Directors may reasonably require to show such person’s title to the share; and

36.1.2	shall not be entitled to exercise any right in respect of the share in relation to General Meetings until such person has been registered as a member in respect of the share.

36.2

A person entitled to a share who has elected for that share to be transferred to some other person pursuant to Article 36.1.2 shall cease to be entitled to any rights or advantages in relation to such share upon that other person being registered as the holder of that share.

37	PRIOR NOTICES BINDING

If a notice is given to a member in respect of a share, a person entitled to that share is bound by the notice if it was given to the member before the name of the person entitled was entered into the Register.

UNTRACED SHAREHOLDERS

38	UNTRACED SHAREHOLDERS

38.1	The Company shall be entitled to sell the shares of a member, or a person entitled to those shares, if and provided that:

38.1.1

during the period of twelve years prior to the date of the publication of the advertisements referred to in Article 38.1.2 (or, if published on different dates, the first of them) at least three dividends in respect of the shares have become payable and no dividend in respect of those shares has been claimed;

38.1.2

the Company has inserted advertisements in both (i) a national newspaper in the United States and (ii) a newspaper circulating in the area in which the last known postal address of the member or other address for service notified to the Company is located, giving notice of its intention to sell the shares; and

38.1.3	during the period of three months following the publication of such advertisements the Company has received no communication from such member or person.

38.2	If the Company is entitled to sell any shares pursuant to Article 38.1, it shall do so at the best price reasonably obtainable at the time of sale.

38.3

Where a power of sale is exercisable over a share pursuant to this Article (a “Sale Share”), the Company may at the same time also sell any additional share issued in right of such Sale Share or in right of such an additional share previously so issued provided that the requirements of paragraphs 38.1.1 of this Article (as if the words “during the period of twelve years prior to the date of the publication” were omitted from paragraph 38.1.1 of this Article) shall have been satisfied in relation to the additional share.

38.4	To give effect to any such sale pursuant to this Article:

38.4.1

in the case of a share in certificated form, the directors may authorize any person to execute an instrument of transfer of the share to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as it thinks fit to effect the transfer; and

38.4.2	in the case of a share in uncertificated form, the directors may:

38.4.2.1

to enable the Company to deal with the share in accordance with the provisions of this article, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and

38.4.2.2

after such conversion, authorize any person to execute an instrument of transfer of the share to the purchaser or person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as it thinks fit to effect the transfer.

38.5	For the purpose of giving effect to any such sale the Directors may authorize any person to transfer the shares sold to the purchaser or its nominee.

38.6	The transferee’s title to the shares shall not be affected by any irregularity in or invalidity of the sale proceedings.

38.7	The transferee of the shares has no obligation to ensure that the purchase money is distributed in accordance with the Articles.

38.8

The net proceeds of such sale (after payment of the costs of the sale) shall belong to the Company. The Company shall be obliged to account to the former member or other person previously entitled for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt and no interest shall be payable in respect of it. The Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit.

GENERAL MEETINGS

39	ANNUAL GENERAL MEETINGS

The Directors shall convene and the Company shall hold Annual General Meetings in accordance with the Act. ~~An Annual General Meeting shall be held at such location as the Directors think fit.~~

40	CONVENING OF GENERAL MEETINGS

The Directors shall determine whether a General Meeting is to be held as a physical General Meeting and/or an electronic General Meeting. The Directors may, ~~whenever and at such location as they think fit,~~ and shall, on requisition in accordance with the Act, proceed to convene a General Meeting whenever and at such time and place, including on an electronic platform, as they shall determine.

NOTICE OF GENERAL MEETINGS

41	LENGTH AND FORM OF NOTICE

41.1	Notices of General Meetings shall include all information required to be included by the Act.

41.2

An Annual General Meeting shall be called by not less than 21 clear days’ notice. Subject to the Act, all other General Meetings shall be convened by not less than 14 clear days’ notice in writing, subject to compliance with the provisions of section 307A of the Act. Subject to the Act, the notice shall specify whether the General Meeting shall be a physical General Meeting and/or an electronic General Meeting. The notice shall also specify the time, date and place ~~of the meeting and the general nature of the business to be dealt with.~~ and/or electronic platform(s) of the General Meeting, which electronic platform(s) may vary from time to time and from meeting to meeting as the Directors, in their sole discretion, see fit.

41.3

A notice calling an Annual General Meeting shall state that the meeting is an annual general meeting and a notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as such and shall include the text of the resolution. Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent be electronic means to that address, subject to any conditions or limitation specified in the relevant notice of meeting.

41.4

Subject to the Act, to the provisions of these Articles and to any restrictions imposed on any shares, notice shall be given to every member and every director. The Company may determine that only those persons entered on the Register at the close of business on a day decided by the Company, such day being no more than twenty-one days before the day that notice of the meeting is sent, shall be entitled to receive such a notice. If a member is added to the Register after the day determined by the Company under this Article, this shall not invalidate the service of the notice, nor entitle such member to receive notice of the meeting.

41.5

For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, which shall not be more than 60 days (or, if less, the maximum period permitted by the Act) nor less than 10 days (or, if the maximum period permitted by the Act is less than 10 days, such date that is the maximum period permitted by the Act) before the date of the holding of such meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

41.6

Subject to the Act, if the Directors, in their absolute discretion, consider that it is impractical or unreasonable for any reason to hold a General Meeting ~~at the time or place specified in the notice calling the General Meeting,~~:

41.6.1	on the date or at the time stated in the notice calling the meeting,

41.6.2	in the case of a physical General Meeting, at the place stated in the notice calling the meeting; or

41.6.3	in the case of an electronic General Meeting, on the electronic platform(s) stated in the notice calling the meeting,

they may move and/or postpone the General Meeting to another time and/or place and/or, if applicable, electronic platform(s). Subject to the Act, when a meeting is so moved and/or postponed, notice of the time and place and/or, if applicable, electronic platform(s) of the moved and/or postponed meeting shall (if practical) be placed in at least two national newspapers in the United States. Notice of the business to be transacted at such moved and/or postponed meeting is not required. The Directors must take reasonable steps to ensure that members trying to attend the General Meeting at the original time and/or place or on the original electronic platform(s) are informed of the new arrangements for the General Meeting. Proxy forms can be delivered as specified in Article 57. Any postponed and/or moved meeting may also be postponed and/or moved under this Article 41.

PROCEEDINGS AT GENERAL MEETINGS

42	CHAIRPERSON

The Chairperson of the Directors shall preside as Chairperson of any General Meeting at which he/she is present (as long as he/she is willing to do so). If he/she is not present or is unwilling, a Deputy Chairperson, failing whom any Director present and willing to act and, if more than one, chosen by the Directors present at the meeting, shall preside as Chairperson. If no Director is present within ten minutes after the time appointed for holding the meeting and willing to act as Chairperson, a member may be elected to be the Chairperson by a resolution of the Company passed at the meeting.

43	REQUIREMENT FOR QUORUM

43.1

No business other than the appointment of a Chairperson shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. A quorum shall be present if members who together represent at least the majority of the voting rights of all the members entitled to vote at the relevant meeting are present in person or by proxy.

43.2

If within five minutes from the time appointed for a General Meeting (or such longer interval as the Chairperson of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved or in any other case it shall stand adjourned to such day, time and place and/or electronic platform(s) as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the Directors may decide, provided that the adjourned meeting shall be held not less than ten clear days after the original General Meeting.

44	ADJOURNMENT

44.1	The Chairperson of any General Meeting at which a quorum is present may adjourn the meeting if:

44.1.1	the members consent to an adjournment by passing an ordinary resolution;

44.1.2	the Chairperson considers it necessary to restore order or to otherwise facilitate the proper conduct of the meeting; or

44.1.3

the Chairperson considers it necessary for the safety of the people attending the meeting (including if there is insufficient room at the meeting venue to accommodate everyone who wishes to, and is entitled to, attend).

44.2	The Chairperson of any General Meeting at which a quorum is present must adjourn the meeting if requested to do so by the meeting.

44.3

If the Chairperson adjourns a meeting the Chairperson may specify the time and place and/or electronic platform(s) to which it is adjourned. Where a meeting is adjourned without specifying a new time and place and/or electronic platform(s), the time and place and/or electronic platform(s) for the adjourned meeting shall be fixed by the Directors.

44.4	No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

45	NOTICE OF ADJOURNED MEETING

When a meeting is adjourned for thirty days or more or without specifying a new time, not less than ten clear days’ notice of the adjourned meeting shall be given in accordance with Article 43 (making such alterations as necessary). Otherwise it shall not be necessary to give any such notice.

46	AMENDMENTS TO RESOLUTIONS

46.1

A special resolution to be proposed at a General Meeting may be amended by ordinary resolution provided that no amendment may be made other than an amendment to correct a patent, grammatical or clerical error or as may otherwise be permitted by law.

46.2	An ordinary resolution to be proposed at a General Meeting may be amended by ordinary resolution provided that:

46.2.1	in the opinion of the Chairperson of the meeting the amendment is within the scope of the business of the meeting as described and does not impose further obligations on the Company; and

46.2.2

notice in writing of the proposed amendment is given to the Company by a person entitled to vote at the General Meeting in question at least forty eight hours before the meeting or adjourned meeting (as the case may be) or the Chairperson in his absolute discretion decides that the amendment may be considered or voted on.

46.3

If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the Chairperson of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

47	SECURITY ARRANGEMENTS AND ORDERLY CONDUCT

47.1

The Directors may put in place such arrangements or restrictions as they think fit to ensure the safety and security of the attendees at a General Meeting and the orderly conduct of the meeting, including requiring attendees to submit to searches.

47.2	The Directors may refuse entry to, or remove from, a General Meeting any member, proxy or other person who fails to comply with such arrangements, restrictions or searches.

47.3	The Chairperson of a General Meeting may take such action as the Chairperson thinks fit to maintain the proper and orderly conduct of the meeting.

47.4	At any electronic General Meeting, the Chairperson may make any arrangement and impose any requirement or restriction as is:

47.4.1	necessary to ensure the identification of those taking part and the security of the electronic communication, and

47.4.2	proportionate to those objectives.

In this respect, the Directors are able to authorise any voting application, system or facility for electronic General Meetings as they see fit.

48	SATELLITE MEETING PLACES

48.1	~~To~~ Without prejudice to Article 48A, to facilitate the organization and administration of any General Meeting, the Directors may decide that the meeting shall be held at two or more locations.

48.2

For the purposes of these Articles any General Meeting taking place at two or more locations shall be treated as taking place where the Chairperson of the meeting presides (the “principal meeting place”) and any other location where that meeting takes place is referred to in these Articles as a “satellite meeting”.

48.3

A member present in person or by proxy at a satellite meeting may be counted in the quorum and may exercise all rights that they would have been able to exercise if they were present at the principal meeting place.

48.4	The Directors may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:

48.4.1	ensure that all members and proxies for members wishing to attend the meeting can do so;

48.4.2	ensure that all persons attending the meeting are able to participate in the business of the meeting and to see and hear anyone else addressing the meeting;

48.4.3	ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and

48.4.4	restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.

48.5

The entitlement of any member or proxy to attend a satellite meeting shall be subject to any such arrangements then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

48.6

If there is a failure of communication equipment or any other failure in the arrangements for participation in the meeting at more than one place, the Chairperson may adjourn the meeting in accordance with Article 44.1.2. Such an adjournment will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

48.7

A person (a “satellite chairperson”) appointed by the Directors shall preside at each satellite meeting. Every satellite chairperson shall carry out all requests made of the satellite chairperson by the Chairperson of the General Meeting, may take such action as the satellite chairperson thinks necessary to maintain the proper and orderly conduct of the satellite meeting and shall have all powers necessary or desirable for such purposes.

48A	ELECTRONIC MEETINGS

(a)

Without prejudice to Article 48, the Directors may resolve to enable persons entitled to attend an electronic General Meeting to do so by simultaneous attendance by electronic means with no member necessarily in physical attendance at the electronic General Meeting. The members or their proxies present shall be counted in the quorum for, and entitled to vote at, the General Meeting in question, and that meeting shall be duly constituted and its proceedings valid if the Chairperson of the General Meeting is satisfied that adequate facilities are available throughout the electronic General Meeting to ensure that members attending the electronic General Meeting who are not present together at the same place may, by electronic means, attend and participate in the business of the General Meeting. Nothing in these Articles prevents a General Meeting being held both physically and electronically.

(b)	If it appears to the Chairperson of the General Meeting that:

(i)	the electronic platform facilities at the principal meeting place or any satellite meeting place, or

(ii)	the electronic platform facilities or security at the electronic General Meeting,

have become inadequate for the purposes referred to in Article 48 or paragraph (a) above, then the Chairperson may, without the consent of the meeting, interrupt or adjourn the General Meeting. All business conducted at that General Meeting up to the time of that adjournment shall be valid. The provisions of Articles 44 and 45 shall apply to that adjournment.

(c)

In relation to an electronic General Meeting, the right of a member to participate in the business of any General Meeting shall include, without limitation, the right to speak, vote on a poll, be represented by a proxy and have access (including electronic access) to all documents which are required by the Act or these Articles to be made available at the meeting.

POLLS

49	DEMAND FOR POLL

49.1	For so long as any shares are held in a settlement system operated by DTC, any resolution put to the vote at a ~~g~~General ~~m~~Meeting must be decided on a poll.

49.2

All resolutions put to the members at electronic General Meetings shall be voted by poll, which poll votes may be cast by such electronic means as the Directors in their sole discretion deem appropriate for the purposes of the meeting.

~~49.2~~49.3	Subject to Article 49.1, the Directors may decide in advance of any General Meeting that some or all of the resolutions to be put to the vote at a General Meeting will be decided on a poll.

~~49.3~~49.4

At a ~~any~~physical General Meeting any resolution put to the vote shall be decided on a show of hands unless the Directors have decided pursuant to Article ~~49.2~~49.3 (subject always to Article 49.1) that it will be decided on a poll or a poll is (before the resolution is put to the vote on a show of hands, or on the declaration of the result of the show of hands) demanded by:

~~49.3.1~~49.4.1	the Chairperson of the meeting;

~~49.3.2~~49.4.2	not less than five members present in person or by proxy and entitled to vote;

~~49.3.3~~49.4.3

a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting (excluding the rights attaching to any shares held as treasury shares); or

~~49.4.1~~49.4.4

a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding any such shares held as treasury shares).

~~49.4~~49.5

A demand for a poll may be withdrawn before the poll is taken but only with the consent of the Chairperson. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

~~49.5~~49.6

Unless a poll is demanded (and the demand is not duly withdrawn), a declaration by the Chairperson that the resolution has been carried, or carried by a particular majority, or lost or not carried by a particular majority, or an entry in respect of such a declaration in minutes of the meeting recorded in accordance with the Act shall be conclusive evidence of the fact without proof of the number or proportion of the rates recorded in favor of or against the resolution.

50	PROCEDURE ON A POLL

50.1	A poll shall be taken in such manner (including by use of ballot or voting papers or electronic means, or any combination of means) as the Chairperson of the meeting may direct.

50.2	The Chairperson of the meeting may appoint scrutineers (who need not be members) and may decide how and when the result of the poll is to be declared.

50.3	The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

50.4	On a poll, votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his/her votes or cast all the votes he/she uses in the same way.

51	TIMING OF POLL

51.1

A poll demanded on the choice of a Chairperson or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the Chairperson may direct.

51.2

No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven days’ notice must be given specifying the time and place at which the poll is to be taken.

VOTES OF MEMBERS

52	VOTES ATTACHING TO SHARES

52.1	Subject to Article 41.3 and to any special rights or restrictions as to voting attached by or in accordance with these Articles to any shares or any class of shares:

52.1.1	on a show of hands at a physical General Meeting, every member who is present in person and, subject to Article 52.1.2, every proxy present who has been duly appointed shall have one vote;

52.1.2

on a show of hands at a physical General Meeting, a proxy has one vote for and one vote against the resolution if the proxy has been duly appointed by more than one member entitled to vote on the resolution, and the proxy has been instructed:

(i)	by one or more of those members to vote for the resolution and by one or more other of those members to vote against it; or

(ii)	by one or more of those members to vote either for or against the resolution and by one or more other of those members to use his/her discretion as to how to vote, and

52.1.3	on a poll, every member who is present in person or by proxy shall have one vote for every share of which such member is the holder.

52.2

A proxy shall not be entitled to vote on a show of hands or on a poll where the member appointing the proxy would not have been entitled to vote on the resolution had such member been present in person.

53	VOTES OF JOINT HOLDERS

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names appear in the Register in respect of the share.

54	VALIDITY AND RESULT OF VOTE

54.1

No objection shall be raised as to the qualification of any voter or the admissibility of any vote except at the meeting or adjourned meeting at which the vote is tendered. Every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the Chairperson of the meeting, whose decision shall be final and conclusive.

54.2	On a vote on a resolution at a meeting on a show of hands, a declaration by the Chairperson that the resolution:

54.2.1	has or has not been passed; or

54.2.2	has been passed with a particular majority,

or an entry in respect of such declaration in the minutes of the meeting recorded in accordance with the Act shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against the resolution. This Article 54 does not have effect if a poll is demanded in respect of the resolution (and the demand is not subsequently withdrawn).

PROXIES AND CORPORATE REPRESENTATIVES

55	APPOINTMENT OF PROXIES

55.1	A member is entitled to appoint a proxy to exercise all or any of such member’s rights to attend and to speak and vote at a General Meeting.

55.2	A proxy need not be a member of the Company.

56	MULTIPLE PROXIES

A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such member.

57	FORM OF PROXY

57.1	The appointment of a proxy must be in writing in any usual or common form or in any other form which the Directors may approve and:

57.1.1	in the case of an individual must either be signed by the appointer or the appointer’s attorney or authenticated in accordance with Article 117; and

57.1.2

in the case of a corporation must be either given under its common seal or be signed on its behalf by an attorney or a duly authorized officer of the corporation or authenticated in accordance with Article 117.

57.2

Any signature on or authentication of such appointment need not be witnessed. Where an appointment of a proxy is signed or authenticated in accordance with Article 117 on behalf of the appointer by an attorney, the Company may treat that appointment as invalid unless the power of attorney or a notarially certified copy of the power of attorney is submitted to the Company.

58	DEPOSIT OF FORM OF PROXY

58.1

The appointment of a proxy must be received in the manner set out in or by way of note to, or in any document accompanying, the notice convening the meeting (or if no address is so specified, at the Transfer Office):

58.1.1

in the case of a meeting or adjourned meeting, not less than forty eight hours (excluding any part of a day that is not a working day) before the commencement of the meeting or adjourned meeting to which it relates;

58.1.2

in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than forty eight hours (excluding any part of a day that is not a working day) after it was demanded, not less than forty eight hours before the commencement of the meeting or adjourned meeting at which the poll was demanded; and

58.1.3

in the case of a poll taken more than forty eight hours (excluding any part of a day that is not a working day) after it was demanded, not less than twenty four hours before the time appointed for the taking of the poll, and in default shall not be treated as valid.

58.2

In relation to any shares in uncertificated form the Directors may permit a proxy to be appointed by electronic means or by means of a website in the form of an Uncertificated Proxy Instruction and may permit any supplement to, or amendment or revocation of, any Uncertificated Proxy Instruction to be made by a further Uncertificated Proxy Instruction. The Directors may prescribe the method of determining the time at which any Uncertificated Proxy Instruction is to be treated as received by the Company. The Directors may treat any Uncertificated Proxy Instruction purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.

58.3	Unless the contrary is stated on the proxy form, the appointment of a proxy shall be as valid for any adjournment of a meeting as it is for the meeting to which it relates.

58.4

The Directors may (and shall for so long as any shares are held in a settlement system operated by DTC or if and to the extent that the Company is required to do so by the Act) allow an appointment of proxy to be sent or supplied in electronic form subject to any conditions or limitations as the Directors may specify. Where the Company has given an electronic address in any instrument of proxy or invitation to appoint a proxy, any document or information relating to proxies for the meeting (including any document necessary to show the validity of, or otherwise relating to, an appointment of proxy, or notice of the termination of the authority of a proxy) may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

59	RIGHTS OF PROXY

Subject to the Act, a proxy shall have the right to exercise all or any of the rights of the proxy’s appointor, or (where more than one proxy is appointed by a member) all or any of the rights attached to the shares in respect of which such person is appointed the proxy to attend, and to speak and vote, at a General Meeting.

60	TERMINATION OF PROXY’S AUTHORITY

60.1

Neither the death or insanity of a member who has appointed a proxy, nor the revocation or termination by a member of the appointment of a proxy (or of the authority under which the appointment was made), shall invalidate the proxy or the exercise of any of the rights of the proxy, unless notice of such death, insanity, revocation or termination shall have been received by the Company in accordance with Article 60.2.

60.2

Any such notice of death, insanity, revocation or termination must be in writing and be received at the address or one of the addresses (if any) specified for receipt of proxies in, or by way of note to, or in any document accompanying, the notice convening the meeting to which the appointment of the proxy relates (or if no address is so specified, at the Transfer Office), not later than the last time at which an appointment of proxy should have been delivered or received in order to be valid for use at the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than at the meeting or on the same day as the meeting or adjourned meeting) for use on the holding of a poll at which the vote is cast.

61	CORPORATIONS ACTING BY REPRESENTATIVES

Subject to the Act, any corporation which is a member of the Company may by resolution of its Directors or other governing body authorize a person or persons to act as its representative or representatives at any General Meeting. A Director, the Secretary or another person authorized for the purpose by the Secretary may require a representative to produce a certified copy of the resolution of authorization before permitting him to exercise his powers.

DEFAULT SHARES

62	RESTRICTION ON VOTING IN PARTICULAR CIRCUMSTANCES

62.1

Unless the Directors resolve otherwise, no member shall be entitled in respect of any share held by such member to vote either personally or by proxy or to exercise any other right conferred by membership in relation to General Meetings if any call or other sum due from such member to the Company in respect of that share remains unpaid.

62.2

If any member, or any other person appearing to be interested in shares (within the meaning of Part 22 of the Act) held by such member, has been duly served with a notice under Section 793 of the Act and is in default for a period of fourteen days in supplying to the Company the information required by that notice, then (unless the Directors otherwise determine) in respect of:

62.2.1

the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares); and

62.2.2	any other shares held by the member,

the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to Article 62.3.2) be entitled to attend or vote either personally or by proxy at a General Meeting or to exercise any other right conferred by membership in relation to General Meetings.

62.3

Where the default shares represent 0.25 per cent or more of the issued shares of the class in question, the Directors may in their absolute discretion by notice in writing (a “direction notice”) to such member direct that:

62.3.1

any dividend or part of a dividend (including shares to be issued in lieu of a dividend) or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest on it when such dividend or other money is finally paid to the member; and/or

62.3.2	no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:

(i)	the member is not in default as regards supplying the information required; and

(ii)

the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares that are the subject of the transfer are default shares, provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the Act.

62.4

The Company shall send a copy of the direction notice to each other person appearing to be interested in the shares the subject of that direction notice, but the failure or omission by the Company to do so shall not invalidate such notice.

62.5

Any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues. Any direction notice shall cease to have effect at such time as the Directors decide. Within a period of one week of the default being duly remedied, the Directors shall decide that the relevant direction notice shall cease to have effect and shall give written notice of that fact to the member as soon as reasonably practicable.

62.6	Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with Article 62.3.2.

62.7	For the purposes of this Article 62:

62.7.1

a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under Section 793 of the Act and either (i) the member has named such person as being so interested or (ii) (after taking into account the response of the member to the said notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares, and

62.7.2	a transfer of shares is an “approved transfer” if:

(i)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as defined in Section 974 of the Act); or

(ii)

the Directors are satisfied that the transfer is made pursuant to a genuine sale of the whole of the beneficial ownership of the shares to a party unconnected with the member, or with any person appearing to be interested in such shares, including any such sale made through an investment exchange that has been granted recognition under the Financial Services and Markets Act 2000 or through a stock exchange outside the United Kingdom of Great Britain and Northern Ireland on which the Company’s shares are normally traded. For the purposes of this Article 62 any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

62.8	The provisions of this Article 62 are in addition and without prejudice to the provisions of the Act.

DIRECTORS

63	NUMBER OF DIRECTORS

Unless and until otherwise decided by the Company by ordinary resolution, the number of directors must not be less than two and is not subject to a maximum number.

64	SHARE QUALIFICATION

A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings.

65	REMUNERATION OF DIRECTORS

Any Director who holds any executive office (including for this purpose the office of Chairperson or Deputy Chairperson whether or not such office is held in an executive capacity), or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine.

66	DIRECTORS’ EXPENSES

The Company may repay to any Director all such reasonable expenses as that Director may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or separate meetings of any class of members or debentures or otherwise in connection with the business of the Company.

67	DIRECTORS’ PENSIONS AND OTHER BENEFITS

The Directors shall have power to pay and agree to pay remuneration, including gratuities, allowances, pensions or other retirement, superannuation, death, sickness or disability benefits, to, or to any person in respect of, a Director.

68	APPOINTMENT OF EXECUTIVE DIRECTORS AND CHAIRPERSON

68.1

The Directors may from time to time appoint one or more of them to be the holder of any executive office (or, where considered appropriate, the office of Chairperson or Deputy Chairperson) on such terms and for such period as they may (subject to the provisions of the Act) resolve and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

68.2

The appointment of any Director to any other executive office shall not automatically terminate if such Director ceases to be a Director for any reason, unless the contract or resolution under which such Director holds office shall expressly state otherwise, in which event such termination shall be without prejudice to any claim for damages for breach of any contract of service between such Director and the Company.

69	POWERS OF EXECUTIVE DIRECTORS

The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers. They may from time to time revoke, withdraw, alter or vary all or any of such delegated powers.

APPOINTMENT AND RETIREMENT OF DIRECTORS

70	METHODS OF APPOINTING DIRECTORS

70.1

Any person who is willing to act as a Director, and is permitted by law to do so, may be appointed to be a Director by the Company by ordinary resolution, provided that the appointment does not cause the number of Directors to exceed any fixed number as the maximum number of Directors.

70.2

The Investor Designator shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, a number of individuals such that, following the election of any Directors and taking into account any Director continuing to serve as such without the need for re-election, the number of Investor Designees serving as Directors will be equal to: (i) if the Pre-IPO Owners collectively Beneficially Own 50 per cent. or more of the Ordinary Shares in issue as of the record date for such meeting, the lowest whole number that is greater than 50 per cent. of the Total Number of Directors; (ii) if the Pre-IPO Owners collectively Beneficially Own at least 40 per cent. (but less than 50 per cent.) of the Ordinary Shares in issue as of the record date for such meeting, the lowest whole number that is greater than 40 per cent. of the Total Number of Directors; (iii) if the Pre-IPO Owners collectively Beneficially Own at least 30 per cent. (but less than 40 per cent.) of the Ordinary Shares in issue as of the record date for such meeting, the lowest whole number that is greater than 30 per cent. of the Total Number of Directors; (iv) if the Pre-IPO Owners collectively Beneficially Own at least 20 per cent. (but less than 30 per cent.) of the Ordinary Shares in issue as of the record date for such meeting, the lowest whole number that is greater than 20 per cent. of the Total Number of Directors; and (v) if the Pre-IPO Owners collectively Beneficially Own at least 5 per cent. (but less than 20 per cent.) of the Ordinary Shares in issue as of the record date for such meeting, the lowest whole number (such number always being equal to or greater than one) that is greater than 10 per cent. of the Total Number of Directors.

70.3

If at any time the Investor Designator has designated fewer than the total number of individuals that the Investor Designator is then entitled to designate pursuant to Article 70.2, the Investor Designator shall have the right, at any time and from time to time, to designate such additional individuals which it is entitled to so designate, in which case, any individuals nominated by or at the direction of the Board or any duly-authorized committee thereof for election as Directors to fill any vacancy on the Board shall include such designees, and the Company shall use its best efforts to (x) effect the election of such additional designees, whether by increasing the size of the Board or otherwise, and (y) cause the election of such additional designees to fill any such newly-created vacancies or to fill any other existing vacancies. Each such individual whom the Investor Designator shall actually designate pursuant to this Article 70 and who is thereafter elected and qualifies to serve as a Director shall be referred to herein as a “Investor Designee”.

70.4

In the event that a vacancy is created at any time by the death, disability, retirement, removal or resignation of any Investor Designee, any individual nominated by or at the direction of the Board or any duly-authorized committee thereof to fill such vacancy shall be, and the Company shall use its best efforts to cause such vacancy to be filled, as soon as possible, by a new designee of the Investor Designator, and the Company shall take or cause to be taken, to the fullest extent permitted by law, at any time and from time to time, all actions necessary to accomplish the same.

70.5

The Company shall, to the fullest extent permitted by law, include in the slate of nominees recommended by the Board at any meeting of members called for the purpose of electing Directors, the persons designated by the Investor Designee pursuant to this Article 70 and use its best efforts to cause the election of each such designee to the Board, including nominating each such individual to be elected as a Director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof. In the event that any Investor Designee shall fail to be elected to the Board at any meeting of members called for the purpose of electing Directors, the Company shall use its best efforts to cause such Investor Designee (or a new designee of the Investor Designator) to be elected to the Board as soon as possible and the Company shall take or cause to be taken, to the fullest extent permitted by law, at any time and from time to time, all actions necessary to accomplish the same, including, without limitation, actions to effect an increase in the Total Number of Directors.

70.6

In addition to any vote or consent of the Board or the members of the Company required by applicable law or these Articles or other organizational document of the Company, and notwithstanding anything to the contrary in any shareholders’ agreement in respect of the Company entered into from time to time, for so long as any such shareholders’ agreement is in effect, any action by the Board to increase or decrease the Total Number of Directors (other than any increase in the Total Number of Directors in connection with the election of one or more Directors elected exclusively by the holders of one or more classes of the Company’s shares other than Ordinary Shares) shall require the prior written consent of the Investor Designator.

70.7

Where two or more individuals are proposed to be appointed at a General Meeting of the Company pursuant to Article 70.1, unless the members have previously approved otherwise at that General Meeting, the appointments must not be proposed as a single resolution and must be proposed as separate resolutions in accordance with section 160 of the Act.

70.8

The Company may by ordinary resolution elect, and the Directors shall have the power at any time to appoint, any person to be a Director to fill a casual vacancy, provided that: (i) if the Pre-IPO Owners collectively Beneficially Own less than 30 per cent. of the Ordinary Shares for the time being in issue then a casual vacancy may only be filled by the Directors (and not by the Company by ordinary resolution); and (ii) the Total Number of Directors shall not exceed the maximum number (if any) fixed by or in accordance with these articles.

71	RETIREMENT AT ANNUAL GENERAL MEETINGS

71.1	At each Annual General Meeting, each Director then in office shall retire from office with effect from the conclusion of the meeting. A retiring Director shall be eligible for re-election.

71.2

Where a Director retires at an Annual General Meeting in accordance with Article 71.1, or otherwise, the Company may at the meeting by ordinary resolution fill the office being vacated by electing the retiring Director. In the absence of such a resolution the retiring Director shall nevertheless be deemed to have been re-elected except in any of the following cases:

71.2.1	where at such meeting a resolution for the re-election of such Director is put to the meeting and lost;

71.2.2	where such Director is ineligible for re-election or has given notice in writing to the Company that he/she is unwilling to be re-elected; or

71.2.3

where a resolution to elect such Director is void by reason of contravention of Section 160 of the Act (whereby at a General Meeting a motion for the appointment of two or more persons as Directors by a single resolution must not be made unless a resolution that it should be made has first been agreed to by the meeting without any vote being given against it).

71.3

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for the retiring Director’s re-election is put to the meeting and lost. Accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

72	TERMINATION OF OFFICE

72.1	The office of a Director is terminated if:

72.1.1	the Director becomes prohibited by law from acting as a Director or ceases to be a Director by virtue of any provision of the Act;

72.1.2	the Company has received notice in writing of the Director’s resignation or retirement from office and such resignation or retirement from office has taken effect in accordance with its terms;

72.1.3	the Director has retired at an Annual General Meeting in accordance with Article 71.1, or otherwise, and any of Articles 71.2.1, 71.2.2 or 71.2.3 applies;

72.1.4

the Director has a bankruptcy order made against him/her, compounds with his/her creditors generally or applies to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act or any analogous event occurs in relation to the Director in another country;

72.1.5

an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for the Director’s detention or for the appointment of another person (by whatever name called) to exercise powers with respect to the Director’s property or affairs;

72.1.6	the Director is absent from meetings of the Directors for six consecutive months without permission and the Directors have resolved that the Director’s office be vacated;

72.1.7	notice in writing of termination is served or deemed served on the Director and that notice is given by all the Director’s co-Directors for the time being; or

72.1.8

in the case of a Director other than any Director holding an executive office, if the Directors resolve to require the Director to resign and the Director fails to do so within thirty days of notification of such resolution being served or deemed served on the Director.

72.2

If a Director holds an appointment to an executive office which automatically terminates on termination of the Director’s office as Director, the Director’s removal from office pursuant to this Article 72 shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between the Director and the Company.

73	REMOVAL OF DIRECTOR BY RESOLUTION OF COMPANY

In accordance with and subject to the provisions of the Act, the Company may remove any Director from office by ordinary resolution of which special notice has been given and elect another person in place of a Director so removed from office. Such removal may take place notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but shall be without prejudice to any claim the Director may have for damages for breach of any such agreement.

MEETINGS AND PROCEEDINGS OF DIRECTORS

74	CONVENING OF MEETINGS OF DIRECTORS

74.1

Subject to the provisions of these Articles, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors by giving notice to the other Directors. Notice need not be in writing and may be given personally or by word of mouth or sent (including by electronic means) to any address provided by the Director.

74.2	Any Director may waive notice of any meeting and any such waiver may be retroactive.

74.3

The Directors shall be deemed to meet together if they are in separate locations, but are linked by conference telephone or other communication equipment which allows those participating to hear and speak to each other.

75	QUORUM

75.1

The quorum necessary for the transaction of business of the Directors shall be a majority of the Directors then in office. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

75.2

If a quorum is not present within half an hour of the time appointed for the meeting or if a quorum ceases to be present during the course of the meeting, the Director(s) present shall adjourn the meeting to a specified time and place not less than one day after the original date. The quorum necessary for the transaction of business of the Directors at such adjourned meeting may be fixed from time to time by the Directors and unless so fixed at any other number shall be two.

76	CHAIRPERSON

76.1

The Directors may elect from their number a Chairperson, a Deputy Chairperson (or two or more Deputy Chairmen) and a Senior Independent Director, and decide the period for which each is to hold office. If no Chairperson or Deputy Chairperson has been appointed or if at any meeting of the Directors no Chairperson or Deputy Chairperson is present within five minutes after the time appointed for holding the meeting, the Senior Independent Director shall be chairperson of the meeting, or, if no Senior Independent Director has been appointed or the Senior Independent Director is not present at such time, the Directors present may choose one of their number to be chairperson of the meeting.

76.2

If at any time there is more than one Deputy Chairperson the right, in the absence of the Chairperson, to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

77	NUMBER OF DIRECTORS BELOW MINIMUM

If and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of appointing such number of additional Directors as is required to meet the minimum or of summoning General Meetings, but not for any other purpose. If no Directors or Director is able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

78	DIRECTORS’ WRITTEN RESOLUTIONS

78.1	Any Director may, and the Secretary at the request of a Director shall, propose a written resolution by giving written notice to the other Directors.

78.2	A Directors’ written resolution is adopted when all the Directors who would have been entitled to vote on such resolution if it had been proposed at a meeting of the Directors have:

78.2.1	signed one or more copies of it; or

78.2.2	otherwise indicated their agreement to it in writing.

78.3	A Directors’ written resolution is not adopted if the number of Directors who have signed it is less than the quorum for Directors’ meetings.

78.4	Once a Directors’ written resolution has been adopted, it must be treated as if it had been a resolution passed at a Directors’ meeting in accordance with the Articles.

79	VALIDITY OF PROCEEDINGS

All acts done by any meeting of Directors, or of any committee or sub-committee of the Directors, or by any person acting as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company be valid, notwithstanding that there was some defect in the appointment of any Director or any such persons, or that any such persons were disqualified or had vacated office, or were not entitled to vote.

DIRECTORS’ INTERESTS

80	AUTHORIZATION OF DIRECTORS’ INTERESTS

80.1

For the purposes of Section 175 of the Act, the Directors shall have the power to authorize any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director to avoid a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.

80.2	Authorization of a matter under this Article 80 shall be effective only if:

80.2.1

the matter in question shall have been proposed for consideration at a meeting of the Directors, in accordance with the Directors’ normal procedures or in such other manner as the Directors may resolve;

80.2.2

any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and

80.2.3	the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

80.3	Any authorization of a matter under this Article 80 may:

80.3.1	extend to any actual or potential conflict of interest which may arise out of the matter so authorized;

80.3.2	be subject to such conditions or limitations as the Directors may resolve, whether at the time such authorization is given or subsequently; and

80.3.3	be terminated by the Directors at any time,

and a Director shall comply with any obligations imposed on the Director by the Directors pursuant to any such authorization.

80.4

A Director shall not, save as otherwise agreed by such Director, be accountable to the Company for any benefit which the Director (or a person connected with the Director) derives from any matter authorized by the Directors under this Article 80 and any contract, transaction or arrangement relating to such a matter shall not be liable to be avoided on the grounds of any such benefit.

81	PERMITTED INTERESTS

81.1	Subject to compliance with Article 81.2, a Director, notwithstanding such Director’s office, may have an interest of the following kind:

81.1.1	where a Director (or a person connected with the Director) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any Relevant Company;

81.1.2

where a Director (or a person connected with the Director) is a party to, or otherwise interested in, any contract, transaction or arrangement with a Relevant Company, or in which the Company is otherwise interested;

81.1.3

where the Director (or a person connected with the Director) acts (or any firm of which the Director is a partner, employee or member acts) in a professional capacity for any Relevant Company (other than as Auditor) whether or not the Director (or such person or firm) is remunerated for such work;

81.1.4

where a Director is or becomes a director or officer of any other body corporate in which the Company does not have an interest if that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of the Director’s appointment as director or officer of that other body corporate;

81.1.5	where a Director has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

81.1.6	where a Director has an interest, or a transaction or arrangement giving rise to an interest, of which the Director is not aware; or

81.1.7	where a Director has any other interest authorized by ordinary resolution.

No authorization under Article 80 shall be necessary in respect of any such interest.

81.2

A Director shall declare the nature and extent of any interest permitted under Article 81.1, and not falling within Article 81.3, at a meeting of the Directors or in such other manner as the Directors may resolve.

81.3	No declaration of an interest shall be required by a Director in relation to an interest:

81.3.1	falling within Article 81.1.5 or Article 81.1.6;

81.3.2

if, or to the extent that, the other Directors are already aware of such interest (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

81.3.3

if, or to the extent that, it concerns the terms of the Director service contract (as defined in Section 227 of the Act) that have been or are to be considered by a meeting of the Directors, or by a committee of Directors appointed for the purpose under these Articles.

81.4

A Director shall not, save as otherwise agreed by the Director, be accountable to the Company for any benefit which the Director (or a person connected with the Director) derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any Relevant Company or for such remuneration, each as referred to in Article 81.1, and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

81.5	For the purposes of this Article 81, “Relevant Company” shall mean:

81.5.1	the Company;

81.5.2	a subsidiary undertaking of the Company;

81.5.3	any holding company of the Company or a subsidiary undertaking of any such holding company;

81.5.4	any body corporate promoted by the Company; or

81.5.5	any body corporate in which the Company is otherwise interested.

82	INVESTOR DIRECTORS

82.1

In addition to the provisions of Article 81 and subject to article 82.3, a Director who is not an employee of the Group shall be authorized for the purposes of section 175 of the Act to act or continue to act as a Director of the Company notwithstanding that at the time of his appointment or subsequently he also:

82.1.1	holds office as a Director of an Investor or of an Affiliate of that Investor;

82.1.2	holds any other office, employment or engagement with an Affiliate of that Investor; or

82.1.3	is interested directly or indirectly in any shares or debentures (or any rights to acquire shares or debentures) in an Investor or an Affiliate of that Investor.

82.2

A Director who is not an employee of the Group shall be authorized for the purposes of section 175 of the Act to act or continue to act as a Director of the Company, notwithstanding his role as a representative of the Investor for the purposes of monitoring and evaluating its investment in the Company.

82.3	For the avoidance of doubt, this Article 82 does not authorize a Director who is not an employee of the Group for the purposes of section 175 of the Act where:

82.3.1	he or she holds office as a director of an Affiliate of an Investor; and

82.3.2	such Affiliate is considered, following determination by the other Directors at the relevant time, to be in direct competition with the business of the Company or any member of the Group.

82.4

Any determination as to whether an Affiliate of an Investor is in direct competition with the business of the Company or any member of the Group will be effective only if at the meeting at which the matter is considered any requirement as to quorum is met without counting the Director in question or any other Director interested in the matter under consideration and the matter was agreed to without such Director voting. A directorship of an Affiliate of an Investor determined to be in direct competition with the business of the Company or any member of the Group and held by a Director who is not an employee of the Group will be considered in accordance with Article 80.

83	RESTRICTIONS ON QUORUM AND VOTING

83.1

Save as provided in this Article 83, and whether or not the interest is one which is authorized pursuant to Article 80 or permitted under Article 81, a Director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal, in which the Director (or a person connected with the Director) is interested. Any vote of a Director in respect of a matter where the Director is not entitled to vote shall be disregarded.

83.2	A Director shall not be counted in the quorum at a meeting of the Directors in relation to any resolution on which the Director is not entitled to vote.

83.3

Subject to the provisions of the Act, a Director shall (in the absence of some other interest than is set out below) be entitled to vote, and be counted in the quorum, in respect of any resolution concerning any contract, transaction or arrangement, or any other proposal:

83.3.1	in which the Director has an interest of which the Director is not aware;

83.3.2	in which the Director has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

83.3.3	in which the Director has an interest only by virtue of interests in shares, debentures or other securities of the Company, or by reason of any other interest in or through the Company;

83.3.4

which involves the giving of any security, guarantee or indemnity to the Director or any other person in respect of (i) money lent or obligations incurred by the Director or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings or (ii) a debt or other obligation of the Company or any of its subsidiary undertakings for which the Director has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

83.3.5

concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings (i) in which offer the Director is or may be entitled to participate as a holder of securities or (ii) in the underwriting or sub-underwriting of which the Director is to participate;

83.3.6

concerning any other body corporate in which the Director is interested, directly or indirectly and whether as an officer, shareholder, creditor, employee or otherwise, provided that the Director (together with persons connected with the Director) is not the holder of, or beneficially interested in, one per cent or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of the relevant body corporate;

83.3.7

relating to an arrangement for the benefit of the employees or former employees of the Company or any of its subsidiary undertakings which does not award the Director any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

83.3.8	concerning the purchase or maintenance by the Company of insurance for any liability for the benefit of Directors or for the benefit of persons who include Directors;

83.3.9	concerning the giving of indemnities in favor of Directors where all other Directors are also being offered indemnities on substantially the same terms;

83.3.10

concerning the funding of expenditure by any Director or Directors (i) on defending criminal, civil or regulatory proceedings or action against the Director or Directors, (ii) in connection with an application to the court for relief, or (iii) on defending the Director or Directors in any regulatory investigations, where all other Directors are being offered substantially the same arrangements;

83.3.11

concerning the doing of anything to enable any Director or Directors to avoid incurring expenditure as described in Article 83.3.10, where all other Directors are being offered substantially the same arrangements; and

83.3.12	in respect of which the Director’s interest, or the interest of Directors generally, has been authorized by ordinary resolution.

83.4

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately. In such case each of the Directors concerned (if not debarred from voting under Article 83.1) shall be entitled to vote, and be counted in the quorum, in respect of each resolution except that concerning the Director’s own appointment or the fixing or variation of the terms of the Director’s own appointment.

83.5

If a question arises at any time as to whether any interest of a Director prevents the Director from voting, or being counted in the quorum, under this Article 83, and such question is not resolved by the Director voluntarily agreeing to abstain from voting, such question shall be referred to the Chairperson of the meeting and the Chairperson’s ruling in relation to any Director other than the Chairperson shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed. If any such question shall arise in respect of the

Chairperson of the meeting, the question shall be decided by resolution of the Directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the Chairperson of the meeting (so far as it is known to the Chairperson) has not been fairly disclosed to the Directors.

84	CONFIDENTIAL INFORMATION

84.1

Subject to Article 84.2, if a Director, otherwise than by virtue of the Director’s position as Director, receives information in respect of which the Director owes a duty of confidentiality to a person other than the Company, the Director shall not be required:

84.1.1	to disclose such information to the Company or to the Directors, or to any Director, officer or employee of the Company; or

84.1.2	otherwise to use or apply such confidential information for the purpose of or in connection with the performance of the Director’s duties as a Director.

84.2

Where such duty of confidentiality arises out of a situation in which the Director has, or can have a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, Article 84.1 shall apply only if the conflict arises out of a matter which has been authorized under Article 80 or falls within Article 81.

84.3

This Article 84 is without prejudice to any equitable principle or rule of law which may excuse or release the Director from disclosing information, in circumstances where disclosure may otherwise be required under this Article 84.

85	DIRECTORS’ INTERESTS—GENERAL

85.1	For the purposes of Articles 80 to 85, a person is connected with a Director if that person is connected for the purposes of Section 252 of the Act.

85.2

Where a Director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the Director may, and shall if so requested by the Directors, take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the Directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the Directors for the purpose of or in connection with the situation or matter in question, including:

85.2.1	not attending any meetings of the Directors at which the relevant situation or matter falls to be considered; and

85.2.2

not reviewing documents or information made available to the Directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for the Director concerned to have access to such documents or information.

85.3

The Company may by ordinary resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorized by reason of a contravention of any provisions of Articles 80 to 85 or suspend or relax the provisions of Articles 80 to 85 to any extent.

POWERS OF DIRECTORS

86	GENERAL POWERS

The Directors shall manage the business and affairs of the Company and may exercise all powers of the Company other than those that are required by the Act or by these Articles to be exercised by the Company in General Meeting. No alteration of these Articles and no direction given by the Company shall invalidate a prior act of the Directors which would have been valid if the alteration had not been made or the direction had not been given. The provisions of these Articles giving specific powers to the Directors do not limit the general powers given by this Article.

87	PROVISION FOR EMPLOYEES ON CESSATION OR TRANSFER OF BUSINESS

The Directors may make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a Director, former Director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

88	BANK MANDATES

The Directors may by resolution authorize such person or persons as they think fit to act as signatories to any bank account of the Company and may amend or remove such authorisation from time to time by resolution.

89	BORROWING

Subject to these Articles and the Act, the Directors may exercise all powers of the Company to borrow money, to guarantee, to indemnify, to mortgage or charge its undertaking, property, assets (present and future) and called capital, and to issue debentures and other securities whether outright or as collateral security for any debt, liability or other obligation of the Company or any third party.

DELEGATION OF POWERS

90	APPOINTMENT AND CONSTITUTION OF COMMITTEES

90.1

The Directors may delegate any of their powers or discretions (including all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to such person (who need not be a Director) or committee (composing any number of persons, who need not be Directors) and in such manner as they think fit. Any such delegation may be either collaterally with or to the exclusion of their own powers and the Directors may revoke or alter the terms of any such delegation. Any such person or committee shall, unless the Directors otherwise resolve, have power to sub-delegate any of the powers or discretions delegated to them.

90.2

Any reference in these Articles to the exercise of a power or discretion by the Directors shall include a reference to the exercise of such power or discretion by any person or committee to whom it has been delegated.

90.3

The Directors may make regulations in relation to the proceedings of committees or sub-committees. Subject to any such regulations, the meetings and proceedings of any committee or sub-committee consisting of two or more persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors (with such amendments as are necessary).

91	LOCAL BOARDS AND MANAGERS

91.1	The Directors may establish any local boards or appoint managers or agents to manage any of the affairs of the Company, in any location they think fit, and may:

91.1.1	appoint any persons to be managers or agents or members of such local boards, and may fix their remuneration;

91.1.2	delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate;

91.1.3	remove any person so appointed, and may annul or vary any such delegation; and

91.1.4	authorize the members of any local boards, or any of them, to fill any vacancies on such boards, and to act notwithstanding vacancies.

91.2	Any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit.

92	APPOINTMENT OF ATTORNEY

92.1

The Directors may from time to time and at any time appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit.

92.2	Any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit.

92.3	The Directors may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in the attorney.

93	ALTERNATE DIRECTORS

93.1

Any Director may at any time appoint any person (including another Director) to be the Director’s alternate Director and may at any time terminate such appointment. Such appointment or termination of appointment must be made by notice in writing signed by the Director concerned and deposited at the Office or delivered at a meeting of the Directors. Unless previously approved by the Directors or unless the appointee is another Director, the appointment of an alternate shall have effect only once it has been approved and such person has consented to act as an alternate.

93.2	The appointment of an alternate Director shall terminate:

93.2.1	on the happening of any event referred to in Articles 72.1.1, 72.1.4 or 72.1.5 in relation to that alternate Director; or

93.2.2	if the alternate’s appointor ceases to be a Director, otherwise than by retirement at a General Meeting at which the appointor is re-elected.

93.3

An alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing the alternate is not personally present and generally at such meetings to perform all functions of the appointor as a Director. For the purposes of the proceedings at such meetings, the provisions of these Articles shall apply as if the alternate (instead of the appointor) were a Director.

93.4

If an alternate is also a Director or shall attend any such meeting as an alternate for more than one Director, the alternate’s voting rights shall be cumulative but the alternate shall not be counted more than once for the purposes of the quorum.

93.5

If the alternate’s appointor is for the time being temporarily unable to act through ill health or disability or is otherwise unavailable for any reason an alternate’s signature to any resolution in writing of the Directors shall be as effective as the signature of the appointor.

93.6

This Article 93 shall also apply (with such changes as are necessary) to such extent as the Directors may from time to time resolve to any meeting of any committee of the Directors of which the appointor of an alternate Director is a member.

93.7

Except as otherwise provided in this Article 93, an alternate Director shall not have power to act as a Director, nor shall the alternate be deemed to be a Director for the purposes of these Articles, nor shall the alternate be deemed to be the agent of the appointor.

93.8

An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent as if the alternate were a Director.

93.9

An alternate shall not be entitled to receive remuneration from the Company in respect of the alternate’s appointment as alternate Director except to the extent the alternate’s appointor directs the Company by written notice to pay to the alternate some of the remuneration otherwise payable to that Director.

SECRETARY

94	SECRETARY

The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between the Secretary and the Company. If thought fit, two or more persons may be appointed as Joint Secretaries. The Directors or the Secretary may also appoint from time to time, on such terms as they or he may think fit, one or more Deputy and/or Assistant Secretaries.

95	THE SEAL

96.1

The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorized by the Directors for that purpose. The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued.

96.2

Every instrument to which the Seal or the Securities Seal shall be affixed (other than a certificate for or evidencing shares, debentures or other securities (including options) issued by the Company) shall be signed autographically by one Director and the Secretary or by two Directors or by a Director or other person authorized for the purpose by the Directors in the presence of a witness unless the Directors decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means.

96.3	The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

96.4	Any instrument signed by:

96.4.1	one Director and the Secretary; or

96.4.2	by two Directors; or

96.4.3	by a Director in the presence of a witness who attests the signature,

and expressed to be executed by the Company shall have the same effect as if executed under the Seal.

AUTHENTICATION OF DOCUMENTS

97	AUTHENTICATION OF DOCUMENTS

97.1	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate:

97.1.1	any document affecting the constitution of the Company;

97.1.2	any resolution passed at a General Meeting or at a meeting of the Directors or any committee; and

97.1.3	any book, record, document or account relating to the business of the Company, and to certify copies or extracts as true copies or extracts.

97.2

Where any book, record, document or account is elsewhere than at the Office the local manager or other officer of the Company having the custody of it shall be deemed to be a person appointed by the Directors for the purpose of Article 97.1.

97.3

A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified shall be conclusive evidence in favor of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

OVERSEAS BRANCH

98	OVERSEAS BRANCH

The Company, or the directors on behalf of the Company, may cause to be kept in any territory an overseas branch register of members resident in any such territory, and the directors may make, and vary, such arrangements as they may think fit in relation to the keeping of any such register.

DIVIDENDS

99	DECLARATION OF FINAL DIVIDENDS

99.1	The Company may by ordinary resolution declare final dividends.

99.2	No dividend shall be declared unless it has been recommended by the Directors and does not exceed the amount recommended by the Directors.

100	FIXED AND INTERIM DIVIDENDS

100.1	If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may:

100.1.1	pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the dates prescribed for the payment of such dividends; and

100.1.2	pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

100.2

Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment of any fixed or interim dividend on any other class of shares having rights ranking after or equal with those shares.

101	DISTRIBUTION IN SPECIE

101.1

Without prejudice to Article 100, the Company may by ordinary resolution direct payment of a dividend in whole or in part by the transfer of specific assets, or by procuring the receipt by shareholders of specific assets, of equivalent value (including paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution.

101.2	Where any difficulty arises in regard to such distribution, the Directors may make such arrangements as they think fit, including:

101.2.1	issuing fractional certificates (or ignoring fractions);

101.2.2	fixing the value of any of the assets to be transferred;

101.2.3	paying cash to any member on the basis of the value fixed for the assets in order to adjust the rights of members; and

101.2.4	vesting any assets in trustees.

102	RANKING OF SHARES FOR DIVIDEND

102.1	Unless and to the extent that the rights attached to any shares or the terms of issue of those shares provide otherwise, all dividends shall be:

102.1.1	declared and paid according to the amounts paid up on the shares on which the dividend is paid; and

102.1.2	apportioned and paid proportionately to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid.

102.2	If the terms of issue of a share provide that it ranks for dividends as from a particular date then that share will rank for dividends as from that date.

102.3	For the purposes of this Article 100, no amount paid on a share in advance of the date on which such payment is due shall be treated as paid on the share.

103	MANNER OF PAYMENT OF DIVIDENDS

103.1	Any dividend or other sum payable on or in respect of a share shall be paid to:

103.1.1	the holder of that share;

103.1.2	if the share is held by more than one person, whichever of the joint holders’ names appears first in the Register;

103.1.3	if the member is no longer entitled to the share, the person or persons entitled to it; or

103.1.4	such other person or persons as the member (or, in the case of joint holders of a share, all of them) may direct,

and such person shall be the “payee” for the purpose of this Article 103.

103.2	Such dividend or other sum may be paid:

103.2.1	by cheque sent by post to the payee or, where there is more than one payee, to any one of them at the address shown in the Register or such address as that person notifies the Company in writing;

103.2.2	by bank transfer to such account as the payee or payees shall in writing direct;

103.2.3	(if so authorized by the holder of shares in uncertificated form) using the facilities of a relevant system (subject to the facilities and requirements of the relevant system); or

103.2.4	by such other method of payment as the payee or payees and the Directors may agree.

103.3

Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other sum payable on or in respect of a share may be paid in such currency as the Directors may resolve, using such exchange rate for currency conversions as the Directors may reasonably select.

103.4

Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, by means of a relevant system or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of making that payment.

104	RECORD DATE FOR DIVIDENDS

104.1

Notwithstanding any other provision of these Articles, but subject to the Act and rights attached to shares, the Company or the Directors may fix any date as the record date for a dividend, distribution, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid. The power to fix any such record date shall include the power to fix a time on the chosen date.

105	NO INTEREST ON DIVIDENDS

The Company shall not pay interest on any dividend or other sum payable on or in respect of a share unless the terms of issue of that share or the provisions of any agreement between the Company and the holder of that share provide otherwise.

106	RETENTION OF DIVIDENDS

106.1

The Directors may retain all or part of any dividend or other sum payable on or in respect of a share on which the Company has a lien in respect of which the Directors are entitled to issue an enforcement notice.

106.2	The Company shall apply any amounts retained pursuant to Article 106.1 in or towards satisfaction of the moneys payable to the Company in respect of that share.

106.3	The Company shall notify the person otherwise entitled to payment of the sum that it has been retained and how the retained sum has been applied.

106.4	The Directors may retain the dividends payable upon shares:

106.4.1	in respect of which any person is entitled to become a member pursuant to Article 35 until such person shall become a member in respect of such shares; or

106.4.2	which any person is entitled to transfer pursuant to Article 35 until such person has transferred those shares.

107	UNCLAIMED DIVIDEND

107.1

The Company may cease to send any cheque, warrant or order (or other means of payment) by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares the cheque, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares if the holder of or person entitled to them claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

107.2	Any unclaimed dividends may be invested or otherwise applied for the benefit of the Company until they are claimed.

107.3	The payment by the Directors of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of that amount.

107.4

If a dividend remains unclaimed after a period of twelve years from the date on which it was declared or became due for payment the person who was otherwise entitled to it shall cease to be entitled and the Company may keep that sum.

108	WAIVER OF DIVIDEND

A shareholder or other person entitled to a dividend may waive it in whole or in part. The waiver of any dividend shall be effective only if such waiver is in writing and signed or authenticated in accordance with Article 116.1 by the shareholder or the person entitled to the dividend and delivered to the Company.

109	CALLS OR DEBTS MAY BE DEDUCTED

The Directors may deduct from a dividend or other amounts payable to a person in respect of a share amounts due from him to the Company on account of a call or otherwise in relation to a share.

SCRIP DIVIDENDS

110	SCRIP DIVIDENDS

110.1	The Directors may offer to ordinary shareholders the right to elect to receive an allotment of new ordinary shares (“Scrip Shares”) credited as fully paid in lieu of the whole or part of a dividend.

110.2

The Directors shall not allot Scrip Shares unless so authorized by ordinary resolution. Such a resolution may give authority in relation to particular dividends or may extend to all dividends declared or paid in the period specified in the resolution. Such period may not be longer than five years from the date of the resolution.

110.3

The Directors may, without the need for any further ordinary resolution, offer rights of election in respect of any dividend declared or proposed after the date of the adoption of these Articles and at or prior to the next Annual General Meeting.

110.4	The Directors may offer such rights of election to shareholders either:

110.4.1	in respect of the next dividend proposed to be paid; or

110.4.2

in respect of that dividend and all subsequent dividends, until such time as the election is revoked or the authority given pursuant to Article 110.2 expires without being renewed (whichever is the earlier).

110.5

The number of the Scrip Shares to be allotted in lieu of any amount of dividend shall be decided by the Directors and shall be such whole number of ordinary shares as have a value equal to or as near as possible to but in no event greater than such amount. For such purpose, the value of an ordinary share shall be the average of the quotations of an ordinary share on the New York Stock Exchange on each of the first five trading days on which the ordinary shares are quoted as being “ex” the relevant dividend. No fraction of an ordinary share shall be allotted.

110.6

If the Directors resolve to offer a right of election they shall give written notice of such right to the ordinary shareholders specifying the procedures to be followed in order to exercise such right. No notice need be given to a shareholder who has previously made, and has not revoked, an earlier election to receive ordinary shares in lieu of all future dividends, but the Directors shall instead send such shareholder a reminder of the election made, indicating how that election may be revoked in time for the next dividend proposed to be paid.

110.7

If a member has elected to receive Scrip Shares in place of a dividend, that dividend (or that part of the dividend in respect of which a right of election has been given) shall not be payable on ordinary shares in respect of which the share election has been duly exercised and has not been revoked (the “elected Ordinary Shares”). In place of such dividend, the following provisions shall apply:

110.7.1	such number of Scrip Shares as are calculated in accordance with Article 110.5 shall be allotted to the holders of the elected Ordinary Shares;

110.7.2

unless the Uncertificated Securities Regulations require otherwise, if the elected Ordinary Shares are in uncertificated form on the Record Date then the Scrip Shares shall be issued as uncertificated shares;

110.7.3	if the elected Ordinary Shares are in certificated form on the Record Date then the Scrip Shares shall be issued as certificated shares;

110.7.4

the Directors shall capitalize in accordance with the provisions of Article 9 (without the need for a separate ordinary resolution) a sum equal to the aggregate nominal amount of the Scrip Shares to be allotted and shall apply that sum in paying up in full the appropriate number of new ordinary shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares; and

110.7.5	the Scrip Shares allotted shall rank equally in all respects with the fully paid ordinary shares then in issue save only as regards participation in the relevant dividend.

110.8

No fraction of an ordinary share shall be allotted. The Directors may make such provision as they think fit for any fractional entitlements including that the whole or part of the benefit of those fractions accrues to the Company or that the fractional entitlements are accrued and/or retained on behalf of any ordinary shareholder.

110.9

In relation to any particular proposed dividend, the Directors may in their absolute discretion resolve and shall so resolve if the Company has insufficient reserves or otherwise does not have the necessary authorities or approvals to issue new ordinary shares:

110.9.1	that shareholders shall not be entitled to make any election to receive shares in place of a cash dividend and that any election previously made shall not extend to such dividend; or

110.9.2

at any time prior to the allotment of the ordinary shares which would otherwise be allotted in lieu of that dividend, that all elections to take shares shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

ACCOUNTS

111	ACCOUNTING RECORDS

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Act shall be kept at the Office, or at such place as the Directors think fit. No person shall have any right simply by virtue of being a member to inspect any account or book or document of the Company except as conferred by the Act or ordered by a court of competent jurisdiction or authorized by the Directors.

COMMUNICATIONS WITH MEMBERS

112	SERVICE OF NOTICES

112.1

The Company may, subject to and in accordance with the Act and these Articles, send or supply all types of notices, documents or information to members by electronic means and/or by making such notices, documents or information available on a website.

112.2

The Company Communications Provisions have effect, subject to the provisions of Articles 112 to 115, for the purposes of any provision of the Act or these Articles that authorizes or requires notices, documents or information to be sent or supplied by or to the Company.

112.3

Any notice, document or information (including a share certificate) which is sent or supplied by the Company in hard copy form, or in electronic form but to be delivered other than by electronic means, and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of twenty four hours after the time it was posted (or forty eight hours where first class mail or an equivalent service is not employed for members with a registered address in the UK). In proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed, pre-paid and posted.

112.4

Any notice, document or information which is sent or supplied by the Company by electronic means shall be deemed to have been received by the intended recipient twenty four hours after it was transmitted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed.

112.5

Any notice, document or information which is sent or supplied by the Company by means of a website shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or, in accordance with this Article 112, is deemed to have received) notice of the fact that the material was available on the website.

112.6

Any notice, document or information which is sent or supplied by the Company by means of a relevant system shall be deemed to have been received by the recipient twenty four hours after the Company or any sponsoring system-participant acting on the Company’s behalf sends the issuer-instruction relating to the notice, document or information.

112.7

An accidental failure to send or late sending of, or non-receipt by any person entitled to, any notice of or other document or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or proceeding.

112.8	The provisions of this Article 112 shall have effect in place of the Company Communications Provisions relating to deemed delivery of notices, documents or information.

112.9

A notice, document or information served or delivered by the Company by any other means authorized in writing by the member concerned is deemed to be served when the Company has taken the action it has been authorized to take for that purpose.

112.10	A member present at a General Meeting of the Company is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

113	COMMUNICATION WITH JOINT HOLDERS

113.1

Anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the Register in respect of the share.

113.2

If more than one joint holder gives instructions or notifications to the Company pursuant to these Articles then save where these Articles specifically provide otherwise, the Company shall only recognize the instructions or notifications of whichever of the joint holders’ names appears first in the Register.

113.3

Any notice, document or information which is authorized or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the Register in respect of the share, to the exclusion of the other joint holders.

113.4	The provisions of this Article 113 shall have effect in place of the Company Communications Provisions regarding joint holders of shares.

113.5

If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give instructions to the Company and give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

114	DECEASED AND BANKRUPT MEMBERS

114.1	A person who claims to be entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall supply to the Company:

114.1.1	such evidence as the Directors may reasonably require to show such person’s title to the share; and

114.1.2	an address at which notices may be sent or supplied to such person.

114.2	Subject to complying with Article 114.1, such a person shall be entitled to:

114.2.1

have sent or supplied to such address any notice, document or information to which the relevant member would have been entitled. Any notice, document or information so sent or supplied shall for all purposes be deemed to be duly sent or supplied to all persons interested in the share (whether jointly with or as claiming through or under such person); and

114.2.2

give instructions or notifications to the Company pursuant to these Articles in relation to the relevant shares and the Company may treat such instruction or notification as duly given by all persons interested in the share (whether jointly with or as claiming through or under such person).

114.3

Unless a person entitled to the share has complied with Article 114.1, any notice, document or information sent or supplied to the address of any member pursuant to these Articles shall be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder. This Article shall apply notwithstanding even if such member is dead or bankrupt or in liquidation, and whether or not the Company has notice of such member’s death or bankruptcy or liquidation.

114.4	The provisions of this Article 114 shall have effect in place of the Company Communications Provisions regarding the death or bankruptcy of a member.

115	FAILURE TO SUPPLY ADDRESS

115.1

The Company shall not be required to send notices, documents or information to a member who (having no registered address within the United States) has not supplied to the Company either a postal address within the United States or an electronic address for the service of notices. Any notice that, notwithstanding this Article 115, is sent to a member whose registered address is not within the United States shall be deemed to have been sent for information purposes only.

115.2

If the Company sends more than one document to a member on separate occasions during a twelve month period and each of them is returned undelivered then that member will not be entitled to receive notices from the Company until the member has supplied a new postal or electronic address for the service of notices.

116	SUSPENSION OF POSTAL SERVICES

116.1

Where, by any suspension or curtailment of postal services, the Company is unable effectively to give notice of a general meeting, or meeting of the holders of any class of shares, the directors may decide that the only persons to whom notice of the affected general meeting must be sent are the directors, the Company’s auditors, those members to whom notice to convene the general meeting can validly be sent by electronic means and those members to whom notification as to the availability of the notice of meeting on a website can validly be sent by electronic means. In any such case the Company shall also:

116.1.1	advertise the general meeting in at least two national daily newspapers published in the United Sates; and

116.1.2

send or supply a confirmatory copy of the notice to members in the same manner as it sends or supplies notices under article 88 if at least seven clear days before the meeting the posting of notices again becomes practicable.

117	SIGNATURE OR AUTHENTICATION OF DOCUMENTS SENT BY ELECTRONIC MEANS

Where these Articles require a notice or other document to be signed or authenticated by a member or other person, then any notice or other document sent or supplied in electronic form is sufficiently authenticated in any manner authorized by the Company Communications Provisions or in such other manner as may be approved by the Directors. The Directors may designate mechanisms for validating any such notice or other document, and any such notice or other document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.

118	STATUTORY PROVISIONS AS TO NOTICES

Nothing in any of these Articles shall affect any provision of the Act that requires or permits any particular notice, document or information to be sent or supplied in any particular manner.

WINDING UP

119	DIRECTORS’ POWER TO PETITION

119.1	The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

119.2

On a voluntary winding up of the Company the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

DESTRUCTION OF DOCUMENTS

120	DESTRUCTION OF DOCUMENTS

120.1	The Company may destroy:

120.1.1	all instruments of transfer or other documents which have been registered or on the basis of which registration was made at any time after the expiration of six years from the date of registration;

120.1.2	all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording of them;

120.1.3	all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

120.1.4	all proxy appointments from one year after the end of the meeting to which the appointment relates; and

120.1.5	any other document on the basis of which any entry in the register is made at any time after ten years from the date an entry in the register was first made in respect of it.

120.2	It shall conclusively be presumed in favor of the Company that:

120.2.1	every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

120.2.2	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

120.2.3	every share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

120.2.4	every other document mentioned in this Article 120 so destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company.

120.3	The provisions of this Article 120:

120.3.1	shall apply only to the destruction of a document in good faith and without notice of any claim to which the document might be relevant; and

120.3.2

shall not be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than provided by this Article 120 or in any other circumstances, which would not attach to the Company in the absence of this Article 120.

120.4

Any document referred to in this Article 120 may, subject to the Act, be destroyed before the end of the relevant period so long as a copy of such document (whether made electronically or by any other means) has been made and is retained until the end of the relevant period.

120.5	References in this Article 120 to the destruction of any document include references to its disposal in any manner.

DIRECTORS’ LIABILITIES

121	INDEMNITY

121.1	So far as may be permitted by the Act every Relevant Officer may be indemnified by the Company out of its own funds against:

121.1.1

any liability incurred by or attaching to the Relevant Officer in connection with any negligence, default, breach of duty or breach of trust by the Relevant Officer in relation to the Company or any Associated Company of the Company other than:

(i)	any liability to the Company or any Associated Company; and

(ii)	any liability of the kind referred to in Section 234(3) of the Act; and

121.1.2

any other liability incurred by or attaching to the Relevant Officer in relation to or in connection with the Relevant Officer’s duties, powers or office, including in connection with the activities of the Company or an Associated Company in its capacity as a trustee of an occupational pension scheme, subject to the limitations provided for in Section 234(3) of the Act.

121.2

Where a Relevant Officer is indemnified against any liability in accordance with this Article 121, such indemnity may extend to all costs, charges, losses, expenses and liabilities incurred by the Relevant Officer in relation thereto.

121.3	In this Article 121:

121.3.1	“Associated Company” shall have the same meaning as in Section 256 of the Act, and

121.3.2	“Relevant Officer” means a Director or former Director of the Company or of an Associated Company of the Company.

122	INSURANCE

122.1	Without prejudice to Article 121, the Directors shall have power to purchase and maintain insurance for or for the benefit of:

122.1.1	any person who is or was at any time a Director or Secretary of any Relevant Company (as defined in Article 122.2); or

122.1.2	any person who is or was at any time a trustee of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested,

including insurance against any liability (including all costs, charges, losses and expenses in relation to such liability) incurred by or attaching to such person in relation to such person’s duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme.

122.2	For the purpose of Article 122.1, “Relevant Company” shall mean:

122.2.1	the Company;

122.2.2	any holding company of the Company;

122.2.3

any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company; or

122.2.4	any subsidiary undertaking of the Company or of such other body.

123	DEFENCE EXPENDITURE

123.1	So far as may be permitted by the Act, the Company may:

123.1.1	provide a Relevant Officer with funds to meet expenditure incurred or to be incurred by the Relevant Officer:

(i)

in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by the Relevant Officer in relation to the Company or an Associated Company of the Company; or

(ii)	in connection with any application for relief under the provisions mentioned in Section 205(5) of the Act; and

123.1.2	do anything to enable any such Relevant Officer to avoid incurring such expenditure.

123.2	The terms set out in Section 205(2) of the Act shall apply to any provision of funds or other things done under Article 123.1.

123.3	So far as may be permitted by the Act, the Company:

123.3.1

may provide a Relevant Officer with funds to meet expenditure incurred or to be incurred by the Relevant Officer in defending himself/herself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by the Relevant Officer in relation to the Company or any Associated Company of the Company; and

123.3.2	may do anything to enable any such Relevant Officer to avoid incurring such expenditure.

123.4	In this Article 123:

123.4.1	“Associated Company” shall have the same meaning as in Section 256 of the Act; and

123.4.2	“Relevant Officer” means a Director, former Director or Secretary of the Company or of an Associated Company of the Company.

124	FORUM

Unless the Company by ordinary resolution consents in writing to the selection of an alternative forum, the courts of England and Wales shall have exclusive jurisdiction to determine any dispute brought by a member in that member’s capacity as such, or related to or connected with any derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, against the Company and/or the board and/or any of the directors, former directors, officers or other employees or members individually, arising out of or in connection with these Articles or (to the maximum extent permitted by applicable law) otherwise. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares in the capital of the Company shall be deemed to have notice of and consents to the provisions of this Article 124.

The governing law of these Articles is the law of England and Wales and these Articles shall be interpreted in accordance with the laws of England and Wales.

125	DEPOSITARY INTERESTS OTHER THAN DTC

125.1

The Directors shall, subject always to applicable law and the provisions of these Articles, have power to implement or approve (or both) any arrangements which they may, in their absolutely discretion, think fit in relation to (without limitation) the evidencing of title to and transfer of Depositary Interests or similar interests in shares.

125.2

The Directors may from time to time take such actions and do such things as they may, in their absolute direction, think fit in relation to the operator of any such arrangements under Article 125.1 including, without limitation, treating Depositary Interest Holders as if they were holders directly of the shares or interests in shares represented thereby for the purposes of compliance with any obligations imposed under these Articles on members.

125.3

If and to the extent that the Directors implement or approve (or both) any arrangements in relation to the evidencing of title to and transfer of Depositary Interests or similar interests in shares in shares in accordance with Articles 125.2 and 125.3, the Directors shall ensure that such arrangements provide (in so far as is practicable):

125.3.1	a Depositary Interest Holder with the same or equivalent rights as a member of the Company, including, without limitation, in relation to the exercise of voting rights and provision of information;

125.3.2

the Company and the Directors with the same or equivalent powers as given under these Articles in respect of a member of the Company, including, without limitation, the powers of the Directors under Article 62, so that such power may be exercised against a Depositary Interest Holder and the shares or interest in shares represented by such Depositary Interest Holder or similar interests.

125.4	Articles 125.1 to 125.3 shall not apply to any Depositary Interests held in a settlement system operated by DTC.

EVENT # CLIENT # OFFICE # PROXY TABULATOR FOR GATES INDUSTRIAL CORPORATION plc P.O. BOX 8016 CARY, NC 27512-9903 The undersigned hereby appoints the Chairman of the meeting as proxy for the undersigned, with the full power of substitution and hereby authorizes him to vote all the ordinary shares of Gates Industrial Corporation plc that the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 A.M. Mountain Time on May 23, 2019, at 1144 Fifteenth Street, Denvar, CO 80202, or any postponement or adjournment thereof, in the manner indicated on the reverse side of this proxy card and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such proxy to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS FOR ALL NOMINEES IN PROPOSAL 1 (FOR ALL NOMINEES 01 THROUGH 08), FOR PROPOSALS 2, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 AND 14 AND 1 YEAR FOR PROPOSAL 3. Important Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting of Shareholders: The Notice, Proxy Statement and 2018 Annual Report are available at www.proxydocs.com/GTES. All votes must be received by 10:00 A.M., Mountain Time, on May 21, 2019. MAIL OR Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR Go To www.proxypush.com/GTES Cast your vote online. View meeting documents. Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. (855) 668-4182 INTERNET TELEPHONE VOTE BY: Annual General Meeting of Shareholders of Gates Industrial Corporation plc to be held on Wednesday, May 23, 2019 for Shareholders as of April 1, 2019 This proxy is being solicited on behalf of the Board of Directors Please separate carefully at the perforation and return just this portion in the envelope provided. 3: To approve, in a non-binding advisory vote, the frequency of future advisory votes to approve the Company’s named executive officer compensation. 2: To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers. Date: May 23, 2019 Time: 10:00 a.m. (Mountain Time) Place: 1144 Fifteenth Street, Denver, Colorado 80202 Preliminary Copy ANNUAL GENERAL MEETING OF SHAREHOLDERS OF GATES INDUSTRIAL CORPORATION plc For Against Abstain 1 year 2 years 3 years Abstain 4: To approve, on an advisory basis, the Directors’ Remuneration Report (excluding the Directors’ Remuneration Policy) in accordance with the requirements of the U.K. Companies Act 2006. For Against Abstain 5: To approve the Directors’ Remuneration Policy in accordance with the requirements of the U.K. Companies Act 2006. 6: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 28, 2019. 7: To re-appoint Deloitte LLP as the Company’s U.K. statutory auditor under the U.K. Companies Act 2006. 8: To authorize the Audit Committee of the Board of Directors to determine the remuneration of Deloitte LLP in its capacity as the Company’s U.K. statutory auditor. 9: To authorize the Board of Directors, in accordance with section 551 of the U.K. Companies Act 2006, to exercise all the powers of the Company to allot deferred shares in the Company (the “Deferred Shares”) up to an aggregate nominal amount equal to the amount standing to the credit of the Company’s merger reserve. 10: To authorize, conditional on proposal 9 above being passed, the Board of Directors to capitalize a sum not exceeding the amount standing to the credit of the Company’s merger reserve, and to apply such sum in paying up in full the Deferred Shares and to allot such number of Deferred Shares as shall have an aggregate nominal value equal to such amount. 11: To approve the reduction of the share capital of the Company by cancelling and extinguishing all of the Deferred Shares. 12: To approve the cancellation of the balance standing to the credit of the Company’s share premium account. 13: To approve an amendment to the Company’s Articles of Association to allow for general meetings to be held virtually. 14: To authorize the Company and its subsidiaries, in accordance with the U.K. Companies Act 2006, to make political donations and expenditures. Please make your marks like this: Use dark black pencil or pen only 01 David L. Calhoun 02 James W. Ireland, III 03 Ivo Jurek 04 Julia C. Kahr 05 Terry Klebe 06 Stephanie K. Mains 07 John Plant 08 Neil P. Simpkins A. Proposals – Board of Directors recommends a vote FOR each of the nominees listed in proposal 1, each to be re-elected or elected by way of a separate resolution, FOR each of proposals 2, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 and 1 YEAR for proposal 3. 1: Election of Directors: Nominees: Call

B. Materials Election – The rules of the U.K. Companies Act 2006 permit companies to send you a notice that proxy and other information is available on the internet instead of mailing you a set of the materials. Check the box on the right if you consent to receiving such proxy and other materials via the internet. C. Authorized Signatures – This section must be completed for your vote to be counted – Date and Sign Below. Please Sign Here (Signature 1) Please Date Above Please Sign Here (Signature 2) Please Date Above IF VOTING BY MAIL, YOU MUST COMPELTE SECTIONS A – D ON BOTH SIDES OF THIS CARD D. Non-Voting Items – Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title. Corporations should provide the full name of the corporation and title of the authorized officer signing the proxy. Change of Address – please print your new address above Comments – please print your comments above Meeting Attendance Please indicate if you plan to attend the annual general meeting Preliminary Copy Proxy — Gates Industrial Corporation plc Annual General Meeting of Shareholders May 23, 2019, 10:00 a.m. (Mountain Time) This Proxy is Solicited on Behalf of the Board of Directors Please separate carefully at the perforation and return just this portion in the envelope provided.